U.S. $275,000,000

                          REVOLVING CREDIT AGREEMENT,

                          dated as of April 22, 1999,

                                     among

                             ROYSTER-CLARK, INC.,
                               as the Borrower,

                        VARIOUS FINANCIAL INSTITUTIONS,
                                as the Lenders,

                          DLJ CAPITAL FUNDING, INC.,
                           as the Syndication Agent,

                        J.P. MORGAN SECURITIES, INC.,
                         as the Documentation Agent,

                                     and

                        U.S. BANCORP AG CREDIT, INC.,
                         as the Administrative Agent.


                     --------------------------------------


                             CO-LEAD ARRANGERS AND
                              CO-BOOK MANAGERS:

                          DLJ CAPITAL FUNDING, INC.

                                     and

                         J.P. MORGAN SECURITIES, INC.

                               TABLE OF CONTENTS

Section                                                                   Page
-------                                                                   ----

                                    ARTICLE I
                        DEFINITIONS AND ACCOUNTING TERMS

1.1.     Defined Terms.......................................................3
1.2.     Use of Defined Terms...............................................41
1.3.     Cross-References...................................................42
1.4.     Accounting and Financial Determinations............................42

                                   ARTICLE II
                       COMMITMENTS, BORROWING PROCEDURES,
                          NOTES AND LETTERS OF CREDIT

2.1.     Commitments........................................................42
2.1.1.   Credit Extensions..................................................42
2.1.2.   Lenders Not Permitted or Required to Make Loans....................43
2.1.3.   Issuer Not Permitted or Required to Issue Letters of Credit........43
2.2.     Reduction of Commitment Amounts....................................44
2.2.1.   Optional...........................................................44
2.2.2.   Mandatory..........................................................44
2.3.     Borrowing Procedures and Funding Maintenance.......................44
2.3.1.   Revolving Loans....................................................44
2.3.2.   Swing Line Loans...................................................44
2.4.     Continuation and Conversion Elections..............................45
2.5.     Funding............................................................45
2.6.     Issuance Procedures................................................46
2.6.1.   Other Lenders'Participation........................................46
2.6.2.   Disbursements; Conversion to Revolving Loans.......................46
2.6.3.   Reimbursement......................................................47
2.6.4.   Deemed Disbursements...............................................47
2.6.5.   Nature of Reimbursement Obligations................................48
2.7.     Register; Notes....................................................48
2.8.     Equalization Transfers.............................................50

                                   ARTICLE III
                   REPAYMENTS, PREPAYMENTS, INTEREST AND FEES

3.1.     Repayments and Prepayments; Application............................52
3.1.1.   Repayments and Prepayments.........................................52
3.1.2.   Application........................................................54

                               TABLE OF CONTENTS
                               -----------------
                                  (continued)
Section                                                                   Page
-------                                                                   ----

3.2.     Interest Provisions................................................54
3.2.1.   Rates..............................................................54
3.2.2.   Post-Maturity Rates................................................54
3.2.3.   Payment Dates......................................................55
3.3.     Fees...............................................................55
3.3.1.   Commitment Fee.....................................................55
3.3.2.   The Agents'and the Co-Lead Arrangers' Fees.........................56
3.3.3.   Letter of Credit Fee...............................................56

                                   ARTICLE IV
                     CERTAIN LIBO RATE AND OTHER PROVISIONS

4.1.     LIBO Rate Lending Unlawful.........................................56
4.2.     Deposits Unavailable...............................................57
4.3.     Increased LIBO Rate Loan Costs, etc................................57
4.4.     Funding Losses.....................................................57
4.5.     Increased Capital Costs............................................58
4.6.     Taxes..............................................................58
4.7.     Payments, Computations, etc........................................61
4.8.     Sharing of Payments................................................62
4.9.     Setoff.............................................................62
4.10.    Change of Lending Office...........................................62
4.11.    Replacement of Lenders.............................................63

                                    ARTICLE V
                        CONDITIONS TO CREDIT EXTENSIONS

5.1.     Initial Credit Extension...........................................63
5.1.1.   Resolutions, etc...................................................63
5.1.2.   Delivery of Notes..................................................64
5.1.3.   Transaction Documents..............................................64
5.1.4.   Consummation of Transaction, etc...................................64
5.1.5.   Intercreditor Agreement............................................65
5.1.6.   Closing Date Certificate...........................................65
5.1.7.   Subsidiary Guaranty................................................65
5.1.8.   Pledge and Security Agreements, etc................................65
5.1.9.   UCC Filing Service.................................................67
5.1.10.  Solvency Opinion, Solvency Certificate.............................67
5.1.11.  Reliance Letters...................................................67

                               TABLE OF CONTENTS
                               -----------------
                                  (continued)
Section                                                                   Page
-------                                                                   ----

5.1.12.  Borrowing Base Certificate; Compliance Certificate.................67
5.1.13.  Financial Information, etc.........................................68
5.1.14.  Closing Fees, Expenses, etc........................................68
5.1.15.  Payment of Outstanding Indebtedness, etc...........................68
5.1.16.  Insurance..........................................................69
5.1.17.  Opinions of Counsel................................................69
5.2.     All Credit Extensions..............................................69
5.2.1.   Compliance with Warranties, No Default, etc........................69
5.2.2.   Credit Extension Request...........................................69
5.2.3.   Satisfactory Legal Form............................................70

                                   ARTICLE VI
                         REPRESENTATIONS AND WARRANTIES

6.1.     Organization, etc..................................................70
6.2.     Due Authorization, Non-Contravention, etc..........................70
6.3.     Government Approval, Regulation, etc...............................71
6.4.     Validity, etc......................................................71
6.5.     Financial Information..............................................71
6.6.     No Material Adverse Change.........................................71
6.7.     Litigation, Labor Controversies, etc...............................72
6.8.     Subsidiaries.......................................................72
6.9.     Ownership of Properties............................................72
6.10.    Taxes..............................................................72
6.11.    Pension and Welfare Plans..........................................73
6.12.    Environmental Warranties...........................................73
6.13.    Accuracy of Information............................................74
6.14.    Regulations U and X................................................74
6.15.    Year 2000..........................................................75
6.16.    Status of Obligations as Senior Indebtedness; First
         Mortgage Note Offering; First Mortgage Notes; etc..................75
6.17.    Solvency...........................................................75

                                   ARTICLE VII
                                   COVENANTS

7.1.     Affirmative Covenants..............................................76
7.1.1.   Financial Information, Reports, Notices, etc.......................76
7.1.2.   Maintenance of Existence...........................................78

                               TABLE OF CONTENTS
                               -----------------
                                  (continued)
Section                                                                   Page
-------                                                                   ----

7.1.3.   Maintenance of Properties..........................................79
7.1.4.   Insurance..........................................................79
7.1.5.   Books and Records..................................................79
7.1.6.   Environmental Covenant.............................................80
7.1.7.   Future Subsidiaries................................................80
7.1.8.   Use of Proceeds....................................................81
7.1.9.   Cash Management Accounts...........................................81
7.2.     Negative Covenants.................................................81
7.2.1.   Business Activities................................................82
7.2.2.   Indebtedness.......................................................82
7.2.3.   Liens..............................................................84
7.2.4.   Financial Covenants................................................85
7.2.5.   Investments........................................................87
7.2.6.   Restricted Payments, etc...........................................89
7.2.7.   Capital Expenditures...............................................89
7.2.8.   Consolidation, Merger, etc.........................................90
7.2.9.   Asset Dispositions, etc............................................90
7.2.10.  Modification of Certain Agreements.................................91
7.2.11.  Transactions with Affiliates.......................................91
7.2.12.  Negative Pledges, Restrictive Agreements, etc......................91
7.2.13.  Sale and Leaseback.................................................92
7.2.14.  Stock of Subsidiaries..............................................92

                                  ARTICLE VIII
                               EVENTS OF DEFAULT

8.1.     Listing of Events of Default.......................................92
8.1.1.   Non-Payment of Obligations.........................................92
8.1.2.   Breach of Warranty.................................................92
8.1.3.   Non-Performance of Certain Covenants and Obligations...............93
8.1.4.   Non-Performance of Other Covenants and Obligations.................93
8.1.5.   Default on Other Indebtedness......................................93
8.1.6.   Judgments..........................................................93
8.1.7.   Pension Plans......................................................93
8.1.8.   Change in Control..................................................93
8.1.9.   Bankruptcy, Insolvency, etc........................................94
8.1.10.  Impairment of Security, etc........................................94
8.2.     Action if Bankruptcy...............................................95
8.3.     Action if Other Event of Default...................................95

                               TABLE OF CONTENTS
                               -----------------
                                  (continued)
Section                                                                   Page
-------                                                                   ----

                                   ARTICLE IX
                                   THE AGENTS
9.1.     Actions............................................................95
9.2.     Funding Reliance, etc..............................................96
9.3.     Exculpation........................................................96
9.4.     Successor..........................................................97
9.5.     Credit Extensions by Each Agent and Issuer.........................97
9.6.     Credit Decisions...................................................97
9.7.     Copies, etc........................................................98
9.8.     The Syndication Agent and the Documentation Agent..................98
9.9.     Notices of Default.................................................98

                                    ARTICLE X
                            MISCELLANEOUS PROVISIONS
10.1.    Waivers, Amendments, etc...........................................99
10.2.    Notices...........................................................100
10.3.    Payment of Costs and Expenses.....................................100
10.4.    Indemnification...................................................101
10.5.    Survival..........................................................102
10.6.    Severability......................................................102
10.7.    Headings..........................................................102
10.8.    Execution in Counterparts, Effectiveness, etc.....................102
10.9.    Governing Law; Entire Agreement...................................103
10.10.   Successors and Assigns............................................103
10.11.   Sale and Transfer of Loans; Participations in Loans and Notes.....103
10.11.1. Assignments.......................................................103
10.11.2. Participations....................................................105
10.12.   Confidentiality...................................................106
10.13.   Other Transactions................................................107
10.14.   Forum Selection and Consent to Jurisdiction.......................107
10.15.   Waiver of Jury Trial..............................................107

SCHEDULES:
----------

Schedule I    -   Disclosure Schedule
Schedule II   -   Percentages and Administrative Information
Schedule III  -   Location of Secured Inventory
Schedule IV   -   Limits on Borrowing Base Availability

EXHIBITS:
---------

Exhibit A-1   -   Form of Revolving Note
Exhibit A-2   -   Form of Swing Line Note
Exhibit B-1   -   Form of Borrowing Request
Exhibit B-2   -   Form of Issuance Request
Exhibit C     -   Form of Continuation/Conversion Notice
Exhibit D     -   Form of Closing Date Certificate
Exhibit E-1   -   Form of Compliance Certificate
Exhibit E-2   -   Form of Borrowing Base Certificate
Exhibit F-1   -   Form of Parent Guaranty and Pledge Agreement
Exhibit F-2   -   Form of Borrower Pledge and Security Agreement
Exhibit F-3   -   Form of Subsidiary Pledge and Security Agreement
Exhibit G     -   Form of Subsidiary Guaranty
Exhibit H     -   Form of Lender Assignment Agreement
Exhibit I     -   Form of Intercreditor Agreement
Exhibit J     -   Form of Solvency Certificate

                          REVOLVING CREDIT AGREEMENT


     THIS REVOLVING CREDIT AGREEMENT, dated as of April 22, 1999, among ROYSTER-CLARK, INC., a Delaware corporation (the "Borrower"), the various financial institutions as are or may become parties hereto (collectively, the "Lenders"), DLJ CAPITAL FUNDING, INC. ("DLJ"), as the syndication agent (the "Syndication Agent"), J.P. MORGAN SECURITIES, INC. ("Morgan"), as the documentation agent (the "Documentation Agent"), U.S. BANCORP AG CREDIT, INC. ("U.S. Bancorp"), as the collateral agent and as the administrative agent (the "Administrative Agent", together with the Syndication Agent and the Documentation Agent, sometimes referred to herein collectively as the "Agents" and each as an "Agent") for the Lenders, and DLJ and Morgan, as co-lead arrangers and co-book managers (in such capacity, the "Co-Lead Arrangers").


                             W I T N E S S E T H:

     WHEREAS, certain principals (the "Management Investors") of the Borrower and 399 Venture Partners, Inc., a Delaware corporation and an affiliate of Citicorp Venture Capital Ltd. ("399VP", and, together with the Management Investors, the "Equity Investors"), own all of the issued and outstanding Capital Stock of Royster-Clark Group, Inc., a Delaware corporation ("Parent");

     WHEREAS, the Borrower intends to acquire all of the issued and outstanding equity securities of the IMC Businesses (as hereinafter defined) pursuant to a transaction in which, among other things, (a) the Borrower will acquire (the "IMC Acquisition") all of the issued and outstanding equity securities of IMC AgriBusiness, Inc., a Delaware corporation ("IMC AgriBusiness"), Hutson's Ag Services, Inc., a Kentucky corporation ("Hutson"), and IMC Nitrogen Company, a Delaware corporation ("IMC Nitrogen", and, together with IMC AgriBusiness and Hutson, and each of their respective Subsidiaries, the "IMC Businesses"), from IMC Global, Inc., a Delaware corporation (the "Seller"), and (b) the Equity Investors shall cause Parent to acquire all of the outstanding Capital Stock of the Borrower (the "R-C Acquisition", and, together with the IMC Acquisition, the "Acquisition Transactions");

     WHEREAS, after giving effect to the Acquisition Transactions, each of the IMC Businesses will be wholly-owned, direct and indirect Subsidiaries of the Borrower, and the Borrower will be a wholly-owned Subsidiary of Parent;

     WHEREAS, in connection with the Acquisition Transactions, and pursuant to the Transaction Documents, the following capital-raising transactions and other transactions will occur prior to or contemporaneously with the consummation of the Acquisition Transactions and the making of the initial Credit Extensions hereunder:

          (a) the Borrower will issue first mortgage notes due April 22, 2009 (the "First Mortgage Note Offering") for gross cash proceeds of $200,000,000, which proceeds will be used to partially fund the Transaction (as hereinafter defined);

          (b) Parent will receive gross cash proceeds in an aggregate amount equal to approximately $59,000,000 from 399VP or certain of its affiliates from the issuance (the "Cash Equity Issuance") to 399VP or certain of its affiliates of (i) non-cash pay junior subordinated notes with an aggregate outstanding principal amount equal to $10,000,000 (the "399VP Notes") payable to certain affiliates of 399VP, (ii) $47,400,000 of non-cash pay preferred stock of Parent issued to 399VP and (iii) $1,600,000 of common stock of Parent issued to 399VP, and Parent shall contribute such aggregate gross cash proceeds from the Cash Equity Issuance to the Borrower in the form of cash common equity;

          (c) Parent will receive Capital Stock of the Borrower with a value equal to approximately $20,500,000 in exchange for the issuance (the "Rollover Equity Issuance") to the Management Investors of (i) $8,300,000 of zero preferred stock of Parent, (ii) $11,800,000 of non-cash pay preferred stock of Parent and (iii) $400,000 of common stock of Parent; and

          (d) Parent will issue (the "IMC Rollover Issuance", and, together with the Rollover Equity Issuance and the Cash Equity Issuance, the "Equity Issuances"; the Equity Issuances and the First Mortgage Note Offering are hereinafter collectively referred to as the "Capital Transactions") $10,000,000 of non-cash pay junior subordinated notes to the Seller (the "Seller Notes") as partial consideration for the purchase price of the IMC Acquisition;

     WHEREAS, in connection with the Acquisition Transactions, the Capital Transactions, the refinancing of approximately $75,600,000 of existing debt of the Borrower and the IMC Businesses (the "Refinancing", together with the Acquisition Transactions, the Capital Transactions and each of the other transactions contemplated hereby, the "Transaction") and the ongoing working capital and general corporate needs of the Borrower, the Borrower desires to obtain the following financing facilities from the Lenders:

          (a) a Revolving Loan Commitment (to include availability for Revolving Loans, Swing Line Loans and Letters of Credit) pursuant to which Borrowings of Revolving Loans, in a maximum aggregate principal amount (together with all Swing Line Loans and Letter of Credit Outstandings) not to exceed $275,000,000, will be made on and subsequent to the Closing Date but prior to the Revolving Loan Commitment Termination Date;

          (b) a Letter of Credit Commitment pursuant to which the Issuer will issue Letters of Credit for the account of the Borrower and its Restricted Subsidiaries from time to time on and subsequent to the Closing Date but prior to the Revolving Loan Commitment Termination Date in a maximum aggregate Stated Amount at any one time outstanding not to exceed $10,000,000; and

          (c) a Swing Line Loan Commitment pursuant to which Borrowings of Swing Line Loans, in an aggregate outstanding principal amount not to exceed $25,000,000, will be made subsequent to the Closing Date but prior to the Revolving Loan Commitment Termination Date;

     WHEREAS, the Lenders are willing, on the terms and subject to the conditions hereinafter set forth, to extend such Commitments, make such Loans to the Borrower and issue (or participate in) such Letters of Credit;

      NOW, THEREFORE, the parties hereto agree as follows:


                                   ARTICLE I
                       DEFINITIONS AND ACCOUNTING TERMS

     SECTION 1.1. Defined Terms. The following terms (whether or not underscored) when used in this Agreement, including its preamble and recitals, shall, except where the context otherwise requires, have the following meanings (such meanings to be equally applicable to the singular and plural forms thereof):

     "399VP" is defined in the first recital.

     "399VP Notes" is defined in clause (b) of the fourth recital.

     "Account" means any account (as that term is defined in Section 9-106 of the UCC) of the Borrower or any Restricted Subsidiary arising from the sale or lease of goods or rendering of services.

     "Account Debtor" is defined in clause (b) of the definition of "Eligible Account".

     "Acquired Borrowing Base Assets" is defined in clause (b)(iii) of the definition of "Permitted Acquisition".

     "Acquisition Transactions" is defined in the second recital.

     "Administrative Agent" is defined in the preamble and includes each other Person as shall have subsequently been appointed as the successor Administrative Agent pursuant to Section 9.4.

     "Administrative Agent's Fee Letter" means the confidential fee letter, dated April 12, 1999, among the Borrower and U.S. Bancorp, as amended, supplemented, amended and restated or otherwise modified from time to time.

     "Affiliate" of any Person means any other Person which, directly or indirectly, controls, is controlled by or is under common control with such Person (excluding any trustee under, or any committee with responsibility for administering, any Plan). A Person shall be deemed to be "controlled by" any other Person if such other Person possesses, directly or indirectly, power (a) to vote 10% or more of the Capital Stock (on a fully diluted basis) of such Person having ordinary voting power for the election of directors or managing general partners, or (b) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

     "Agent" and "Agents" are defined in the preamble.

     "Agreement" means, on any date, this Revolving Credit Agreement as originally in effect on the Closing Date and as thereafter from time to time amended, supplemented, amended and restated, or otherwise modified and in effect on such date.

     "Alternate Base Rate" means, for any day and with respect to all Base Rate Loans, the higher of: (a) 0.50% per annum above the latest Federal Funds Rate and (b) the rate of interest in effect for such day as most recently publicly announced or established by the Administrative Agent (or any Affiliate of the Administrative Agent) in Minneapolis, Minnesota (or such other place of business as may be designated by any successor Administrative Agent) as its "reference rate". The "reference rate" is a rate set by the Administrative Agent based upon various factors including the Administrative Agent's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above or below such announced rate. Any change in the reference rate established or announced by the Administrative Agent shall take effect at the opening of business on the day of such establishment or announcement by the Administrative Agent.

     "Annualized" means, with respect to the determination of Interest Expense for the first three Fiscal Quarters ending after the Closing Date, the amount determined by multiplying the actual amount of Interest Expense from the Closing Date to the date of such calculation multiplied by 366 and divided by the number of days from (and including) the Closing Date to (and including) the date of such calculation.

     "Applicable Commitment Fee" means, (a) for each day from the Closing Date through (and including) the first anniversary of the Closing Date, a fee which shall accrue at a rate of 1/2 of 1% per annum, and (b) for each day thereafter, a fee which shall accrue at the applicable rate per annum set forth below under the column entitled "Applicable Commitment Fee", determined by reference to the applicable Leverage Ratio referred to below:

                   Leverage                   Applicable
                     Ratio                  Commitment Fee
                   --------                 --------------

                 Greater than
               or equal to 3.5:1                 .500%

         Less than 3.5:1 but greater
                     than
               or equal to 2.5:1                 .375%

               Less than 2.5:1                   .250%

The Leverage Ratio used to compute the Applicable Commitment Fee shall be that set forth in the Compliance Certificate most recently delivered by the Borrower to the Administrative Agent; changes in the Applicable Commitment Fee resulting from a change in the Leverage Ratio shall become effective upon delivery by the Borrower to the Administrative Agent of a new Compliance Certificate pursuant to clause (c) of Section 7.1.1. If the Borrower shall fail to deliver a Compliance Certificate within the number of days required pursuant to clause (c) of Section
7.1.1 (without giving effect to any grace period), the Applicable Commitment Fee from and including the first day after the date on which such Compliance Certificate was required to be delivered to, but not including the date the Borrower delivers to, the Administrative Agent an appropriately completed Compliance Certificate shall conclusively equal the highest Applicable Commitment Fee set forth above.

      "Applicable Margin" means at all times during the applicable periods set forth below (a) with respect to the unpaid principal amount of each Loan maintained as a Base Rate Loan, the applicable percentage set forth below under the column entitled "Applicable Margin for Base Rate Loans" and (b) with respect to the unpaid principal amount of each Loan maintained as a LIBO Rate Loan, the applicable percentage set forth below under the column entitled "Applicable Margin for LIBO Rate Loans", in each case, determined by reference to the applicable Leverage Ratio referred to below:



                                    Applicable
                                    Margin For      Applicable
                Leverage            Base Rate       Margin For
                  Ratio               Loans      LIBO Rate Loans
                --------            ----------   ----------------


     Greater than or equal to  5.5:1   1.75%           3.00%


      Less than 5.5:1 but greater
        than or equal to 3.5:1         1.50%           2.75%


      Less than 3.5:1 but greater
        than or equal to 2.5:1         1.25%           2.50%


      Less than 2.5:1                  1.00%           2.25%

Notwithstanding anything to the contrary set forth in this Agreement (including the then effective Leverage Ratio), from the Closing Date through (and including) the first anniversary of the Closing Date, the Applicable Margin for all Loans maintained as (a) Base Rate Loans shall be 1.50% and (b) LIBO Rate Loans shall be 2.75%. The Leverage Ratio used to compute the Applicable Margin shall be that set forth in the Compliance Certificate most recently delivered by the Borrower to the Administrative Agent; changes in the Applicable Margin resulting from a change in the Leverage Ratio shall become effective upon delivery by the Borrower to the Administrative Agent of a new Compliance Certificate pursuant to clause (c) of Section 7.1.1. If the Borrower shall fail to deliver a Compliance Certificate within the number of days required pursuant to clause (c) of Section 7.1.1 (without giving effect to any grace period), the Applicable Margin from and including the first day after the date on which such Compliance Certificate was required to be delivered to, but not including the date the Borrower delivers to, the Administrative Agent an appropriately completed Compliance Certificate shall conclusively equal the highest Applicable Margin set forth above.

     "Assignee Lender" is defined in Section 10.11.1.

     "Assignor Lender" is defined in Section 10.11.1.

     "Authorized Officer" means, relative to any Obligor, those of its officers whose signatures and incumbency shall have been certified to the Agents and the Lenders pursuant to Section 5.1.1.

     "Base Net Worth" means Net Worth as of June 30, 1999, as set forth in the Compliance Certificate delivered by the Borrower to the Administrative Agent for the Fiscal Quarter ending on June 30, 1999.

     "Base Rate Loan" means a Loan bearing interest at a fluctuating rate determined by reference to the Alternate Base Rate.

     "Borrower" is defined in the preamble.

     "Borrower Pledge and Security Agreement" means the Pledge Agreement executed and delivered by an Authorized Officer of the Borrower pursuant to clause (b) of Section 5.1.8, substantially in the form of Exhibit F-2 hereto, as amended, supplemented, amended and restated or otherwise modified from time to time.

     "Borrowing" means the Loans of the same type and, in the case of LIBO Rate Loans, having the same Interest Period made by all Lenders on the same Business Day and pursuant to the same Borrowing Request in accordance with Section 2.1.

     "Borrowing Base Amount" means, at any time, the sum (without duplication) of

          (a) the Net Asset Value of all Eligible Accounts at such time as determined in accordance with clause (a) of the definition of "Net Asset Value" and as certified by the Borrower in the most recently delivered Borrowing Base Certificate;

plus

          (b) the Net Asset Value of Eligible Inventory at such time as determined in accordance with clause (b) of the definition of "Net Asset Value" and as certified by the Borrower in the most recently delivered Borrowing Base Certificate;


plus

          (c) the Net Asset Value of all Eligible Rebate Receivables at such time as determined in accordance with clause (c) of the definition of "Net Asset Value" and as certified by the Borrower in the most recently delivered Borrowing Base Certificate;

plus

          (d) the Net Asset Value of all Eligible Prepaid Inventory at such time as determined in accordance with clause (d) of the definition of "Net Asset Value" and as certified by the Borrower in the most recently delivered Borrowing Base Certificate.

     "Borrowing Base Certificate" means a certificate duly completed and executed by the treasurer, assistant treasurer, chief accounting or financial Authorized Officer of the Borrower, substantially in the form of Exhibit E-2 hereto.

     "Borrowing Request" means a loan request and certificate duly executed by an Authorized Officer of the Borrower, substantially in the form of Exhibit B-1 hereto.

     "Business Day" means any day which is neither a Saturday nor Sunday nor a legal holiday on which banks are authorized or required to be closed in New York City or Minneapolis, Minnesota, and, with respect to Borrowings of, Interest Periods with respect to, payments of principal and interest in respect of, and conversions of Base Rate Loans into, LIBO Rate Loans, any day on which dealings in Dollars are carried on in the London interbank market.

     "Capital Expenditures" means for any period, the sum, without duplication, of the aggregate amount of all expenditures of the Borrower and its Restricted Subsidiaries for fixed or capital assets made during such period which, in accordance with GAAP, would be classified as capital expenditures.

     "Capital Stock" means, with respect to any Person, (a) any and all shares, interests, participations, rights or other equivalents of or interests in (however designated) corporate or capital stock, including shares of preferred or preference stock of such Person, (b) all partnership interests (whether general or limited) in such Person, (c) all membership interests or limited liability company interests in such Person, and (d) all other equity or ownership interests in such Person of any other type.

     "Capital Transactions" is defined in clause (d) of the fourth recital.

     "Capitalized Lease Liabilities" means, without duplication, all monetary obligations of the Borrower or any of its Restricted Subsidiaries under any leasing or similar arrangement which, in accordance with GAAP, would be classified as capitalized leases, and, for purposes of this Agreement and each other Loan Document, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP, and the stated maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a premium or penalty.

     "Cash Collateralize" means, with respect to a Letter of Credit, the payment to the Administrative Agent of immediately available funds in an amount equal to the Stated Amount of such Letter of Credit, deposited in a cash collateral account with the Administrative Agent or its designee on terms satisfactory to the Administrative Agent.

     "Cash Equity Issuance" is defined in clause (b) of the fourth recital.

     "Cash Equivalent Investment" means, at any time:

          (a) any direct obligation of (or unconditionally guaranteed or insured by) the United States of America or a State thereof (or any agency or political subdivision thereof, to the extent such obligations are supported by the full faith and credit of the United States of America or a State thereof) maturing not more than one year after such time,

          (b) commercial paper maturing not more than 270 days from the date of issue, which is issued by

               (i) a corporation (other than an Affiliate of any Obligor) organized under the laws of any State of the United States or of the District of Columbia and rated A-1 or higher by S&P or P-1 or higher by Moody's; or

               (ii) any Lender (or its holding company);

          (c) any certificate of deposit, time deposit or bankers acceptance, maturing not more than one year after its date of issuance, which is issued by either


               (i) any bank organized under the laws of the United States (or any State thereof) and which has (A) a credit rating of A2 or higher from Moody's or A or higher from S&P and (B) a combined capital and surplus greater than $500,000,000; or

               (ii) any Lender;

          (d) any repurchase agreement having a term of 30 days or less entered into with any Lender or any commercial banking institution satisfying the criteria set forth in clause (c)(i) which

               (i) is secured by a fully perfected security interest in any obligation of the type described in clause (a); and

               (ii) has a market value at the time such repurchase agreement is entered into of not less than 100% of the repurchase obligation of such commercial banking institution thereunder; or

          (e) any money market or similar fund the assets of which are comprised exclusively of any of the items specified in clauses (a) through (c) above and as to which withdrawals are permitted at least every 90 days.

     "Casualty Event" means the damage, destruction or condemnation, as the case may be, of any property of the Borrower or any of its Restricted Subsidiaries.

     "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

     "Change in Control" means

          (a) the failure of the Borrower at any time to own (directly or indirectly), free and clear of all Liens and encumbrances (other than Liens permitted to exist under clauses (a), (e) and (h) of Section 7.2.3), all right, title and interest in 100% of the Capital Stock of each of the IMC Businesses;

          (b) the failure of Parent at any time to own (directly or indirectly), free and clear of all Liens and encumbrances (other than Liens permitted to exist under clauses (a), (e) and (h) of Section 7.2.3), all right, title and interest in 100% of the Capital Stock of the Borrower;

          (c) any Person, or two or more Persons acting in concert (other than Francis P. Jenkins and his controlled Affiliates), individually or collectively, acquiring a greater percentage of the beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of the voting Capital Stock of Parent on a fully diluted basis than 399VP, CVC and each of their controlled Affiliates, collectively;

          (d) the failure of 399VP, CVC and each of their controlled Affiliates, collectively, to hold at least 37.5% of the voting Capital Stock held by such Persons, collectively, on the Closing Date, subject to any stock splits, distributions, redemptions or repurchases;

          (e) the first day on which a majority of the members of the Board of Directors of the Borrower are not Continuing Directors; or

          (f) any "Change of Control" as such term is defined in the First Mortgage Note Indenture.

     "Closing Date" means the date of the initial Credit Extension, not to be later than April 30, 1999.

     "Closing Date Certificate" means a certificate of an Authorized Officer of the Borrower substantially in the form of Exhibit D hereto, delivered pursuant to Section 5.1.6.

     "Co-Lead Arrangers" is defined in the preamble.

     "Code" means the Internal Revenue Code of 1986, and the regulations thereunder, in each case as amended, reformed or otherwise modified from time to time.

     "Combine" and "Combination" are defined in Section 7.2.8.

     "Commitment" means, as the context may require, a Lender's Revolving Loan Commitment, Swing Line Loan Commitment or Letter of Credit Commitment.

     "Commitment Amount" means, as the context may require, the Revolving Loan Commitment Amount, the Swing Line Loan Commitment Amount or the Letter of Credit Commitment Amount.

     "Commitment Termination Event" means (a) the occurrence of any Event of Default described in clauses (a) through (d) of Section 8.1.9 with respect to any Obligor, or (b) the occurrence and continuance of any other Event of Default and either (i) the declaration of all or any portion of the Loans to be due and payable pursuant to Section 8.3, or (ii) the giving of notice by the Administrative Agent, acting at the direction of the Required Lenders, to the Borrower that the Commitments have been terminated.

     "Commodity Hedging Agreements" means with respect to any Person, all liabilities of such Person under exchange agreements, swap agreements, cap agreements, future agreements, forward agreements and all other agreements or arrangements (of a non-speculative nature) designed to protect such Person against fluctuations in commodity prices.

     "Compliance Certificate" means a certificate duly completed and executed by the president, chief executive, treasurer, controller or chief financial Authorized Officer of the Borrower, substantially in the form of Exhibit E-1 hereto, together with such changes thereto as the Agents may from time to time reasonably request for the purpose of monitoring the Borrower's compliance with the financial covenants contained herein.

     "Contingent Liability" means any agreement, undertaking or arrangement by which any Person guarantees, endorses or otherwise becomes or is contingently liable upon (by direct or indirect agreement, contingent or otherwise, to provide funds for payment, to supply funds to, or otherwise to invest in, a debtor, or otherwise to assure a creditor against loss) the Indebtedness of any other Person (other than by endorsements of instruments in the course of collection), or guarantees the payment of dividends or other distributions upon the shares of Capital Stock of any other Person. The amount of any Person's obligation under any Contingent Liability shall (subject to any limitation set forth therein) be deemed to be the outstanding principal amount of the debt, obligation or other liability guaranteed thereby.

     "Continuation/Conversion Notice" means a notice of continuation or conversion and certificate duly executed by an Authorized Officer of the Borrower, substantially in the form of Exhibit C hereto.

     "Continuing Directors" means, as of any date of determination, any member of the Board of Directors of the Borrower who:

          (a) was a member of such Board on the date hereof; or

          (b) was nominated for election or elected to such Board with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

     "Controlled Group" means all members of a controlled group of corporations and all members of a controlled group of trades or businesses (whether or not incorporated) under common control which, together with the Borrower, are treated as a single employer under Section 414(b) or 414(c) of the Code or
Section 4001 of ERISA.

     "Credit Extension" means, as the context may require, (a) the making of a Loan by a Lender or (b) the issuance of any Letter of Credit, or the extension of any Stated Expiry Date of any previously issued Letter of Credit, by the Issuer.

     "Credit Extension Request" means, as the context may require, any Borrowing Request or Issuance Request.

     "Crop Term Accounts" means Accounts as to which the Borrower grants certain Account Debtors extended payment due dates of not later than the end of the Crop Year in which such Accounts arise.

     "Crop Year" means October 1 through September 30 of the next succeeding year for winter wheat, or January 1 through January 31 of the next succeeding year for all other crops.

     "Current Assets" means, on any date, without duplication, all assets which, in accordance with GAAP, would be included as current assets on a consolidated balance sheet of the Borrower and its Restricted Subsidiaries at such date.

     "Current Liabilities" means, on any date, without duplication, all amounts which, in accordance with GAAP, would be included as current liabilities on a consolidated balance sheet of the Borrower and its Restricted Subsidiaries at such date, excluding current maturities of Indebtedness.

     "Current Ratio" means, at any time, the ratio of (a) Current Assets to (b) Current Liabilities plus, without duplication, the amount of outstanding Loans and Letter of Credit Outstandings at such time.

     "Customer Deposit" means a deposit received by the Borrower or any Restricted Subsidiary from a customer of the Borrower or such Restricted Subsidiary in payment for the future delivery of Inventory.

     "CVC" means Citicorp Venture Capital Ltd., a New York corporation.

     "Debt" means, without duplication, the outstanding principal amount of all Indebtedness of the Borrower and its Restricted Subsidiaries that is of the type referred to in clause (a), (b), (c) and (e) of the definition of "Indebtedness" and any Contingent Liability in respect of any of the foregoing.

     "Default" means any Event of Default or any condition, occurrence or event which, after notice or lapse of time or both, would constitute an Event of Default.

     "Deferred Rebate Receivable" means a Rebate Receivable, which, by the terms thereof, is to be paid to the Borrower or any Restricted Subsidiary more than 365 days after the date on which the accrual of such Rebate Receivable is accounted for by the Borrower or such Restricted Subsidiary.

     "Disbursement" is defined in Section 2.6.2.

     "Disbursement Date" is defined in Section 2.6.2.

     "Disbursement Due Date" is defined in Section 2.6.2.

     "Disclosure Schedule" means the Disclosure Schedule attached hereto as
Schedule I, as it may be amended, supplemented or otherwise modified from time to time by the Borrower with the written consent of the Required Lenders.

     "Disposition" (or correlative words such as "Dispose") means any sale, transfer, lease, contribution or other conveyance (including by way of merger) of, or the granting of options, warrants or other rights to, any of the Borrower's or its Restricted Subsidiaries' assets (including accounts receivables and Capital Stock of Restricted Subsidiaries) to any other Person (other than to another Obligor) in a single transaction or series of related transactions.

     "DLJ" is defined in the preamble.

     "Documentation Agent" is defined in the preamble and includes each other Person as shall have subsequently been appointed as the successor Documentation Agent pursuant to Section 9.4.

     "Dollar" and the sign "$" mean lawful money of the United States.

     "EBITDA" means, for any applicable period, the sum (without duplication) for the Borrower and its Restricted Subsidiaries on a consolidated basis of:

          (a) Net Income,

plus

          (b) the amount deducted, in determining Net Income, representing amortization,

plus

          (c) the amount deducted, in determining Net Income, representing all income Taxes (whether paid in cash or deferred),

plus

          (d) the amount deducted, in determining Net Income, representing Interest Expense,

plus

          (e) the amount deducted, in determining Net Income, representing depreciation of assets,

plus

          (f) the amount deducted, in determining Net Income, representing non-cash charges (including extraordinary losses),

minus

          (g) the amount included, in determining Net Income, representing non-cash credits (including extraordinary gains).

Notwithstanding the foregoing, (i) for the third Fiscal Quarter of the 1998 Fiscal Year, the fourth Fiscal Quarter of the 1998 Fiscal Year and the first Fiscal Quarter of the 1999 Fiscal Year, EBITDA shall be deemed to be -$7,318,097, $2,280,306 and $4,362,161, respectively, and (ii) with respect to
EBITDA calculated for a four Fiscal Quarter period, EBITDA shall be adjusted to include the Permitted Acquisition(s) made during such Fiscal Quarter (such adjustments to be satisfactory to the Agents) as if such Permitted Acquisition(s) had been made at the beginning of such four Fiscal Quarter period.

      "Effective Date" means the date this Agreement becomes effective pursuant to Section 10.8.

      "Eligible Account" means, with respect to the Borrower and any Restricted Subsidiary, at the time of any determination thereof, any Account as to which each of the following requirements has been fulfilled to the reasonable satisfaction of the Administrative Agent:

          (a) the Borrower or such Restricted Subsidiary owns such Account free and clear of all Liens other than any Lien in favor of the Administrative Agent granted pursuant to this Agreement or another Loan Document (and, other than in the case of Accounts referred to in clause (d) below, the Administrative Agent shall have a first-priority (other than inchoate statutory Liens otherwise permitted by Section 7.2.3) perfected Lien on such Account);

          (b) such Account is a legal, valid, binding and enforceable obligation of the Person obligated under such Account (the "Account Debtor") (except as such enforceability may be, at any time of determination, limited by applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally and by principles of equity);

          (c) such Account is not subject to any bona fide dispute, setoff, counterclaim or other claim or defense on the part of the Account Debtor or any other Person denying liability under such Account; provided, however, that any such Account shall constitute an Eligible Account to the extent it is not subject to any such dispute, setoff, counterclaim or other claim or defense;

          (d) the Borrower or such Restricted Subsidiary has the full and unqualified right to assign and grant a Lien in such Account to the Administrative Agent as security for the Obligations (and the Administrative Agent shall have a perfected, first-priority Lien on such Account);

          (e) such Account is evidenced by an invoice rendered to the Account Debtor (which shall include computer records) or is reflected by computer records maintained by the Borrower or such Restricted Subsidiary evidencing such Account and is not evidenced by any instrument or chattel paper (as the terms "instrument" and "chattel paper" are defined in Section 9-105 of the UCC) unless such instrument or chattel paper has been delivered to the Administrative Agent pursuant to any Pledge and Security Agreement;

          (f) with respect to such Account, no Account Debtor is

               (i) an Affiliate of the Borrower or any of its Restricted Subsidiaries (other than Conetoe Chemical, Inc. and George Smith AG Services, Inc., and any 399VP-related company which is deemed an Affiliate solely by reason of 399VP's common ownership interest in each of Parent and such 399VP-related company), or

               (ii) the subject of any reorganization, bankruptcy, receivership, custodianship, insolvency or other condition analogous with respect to such Account Debtor to those described in clauses (a) through (d) of
          Section 8.1.9;

          (g) such Account is not Past Due;

          (h) such Account is not an Account owing by an Account Debtor having, at the time of any determination of Eligible Accounts, Past Due Accounts which exceed 35% of the aggregate outstanding amount of all of such Account Debtor's Accounts (other than any Accounts which are the subject of bona fide disputes between such Account Debtor and the Borrower or such Restricted Subsidiary, as the case may be);

          (i) with respect to the Account Debtor under such Account, neither the Borrower nor any such Restricted Subsidiary is indebted to such Account Debtor (including any Person who has a Customer Deposit with the Borrower or any Restricted Subsidiary), unless the Borrower or such Restricted Subsidiary and such Account Debtor have entered into an agreement whereby the Account Debtor is prohibited from exercising any right of setoff with respect to the Accounts of the Borrower or such Restricted Subsidiary, provided, that in any event, if such an agreement prohibiting setoff rights with respect to any such Account is not delivered by the Account Debtor, then only up to the amount that the Borrower or such Restricted Subsidiary is indebted to such Account Debtor under such Account shall be excluded as an Eligible Account pursuant to this clause;

          (j) such Account arises from a sale to an Account Debtor located within the United States, unless the Account Debtor's obligations (or that portion of such obligations which is acceptable to the Administrative Agent) with respect to a sale to an Account Debtor not located within the United States are secured by a letter of credit, guaranty or eligible bankers' acceptance having terms, and from such issuers and confirmation banks, as are reasonably acceptable to the Administrative Agent; provided, that Accounts arising from sales to Account Debtors located within Canada need not be so secured up to an aggregate amount of $2,000,000 at any time outstanding;

          (k) such Account is not an Account owing by an Account Debtor having, at the time of any determination of Eligible Accounts, in excess of 5% of the aggregate face amount of all Eligible Accounts of all Account Debtors;

          (l) such Account is not an Account which arose as a result of the sale of consigned inventory owned by a third party;

          (m) such Account is not an Account owed to Lebanon Chemical Corporation pursuant to the purchase agreement, dated as of December 16, 1998; and

          (n) such Account is not a Rebate Receivable;

provided, however, that, with respect to any Eligible Account which is subject to a discount or a rebate to be granted to the Account Debtor, the amount of such discount or rebate, as the case may be, shall be excluded from the value of such Eligible Account dollar-for-dollar.

     "Eligible Inventory" means, with respect to the Borrower and any Restricted Subsidiary, at the time of any determination thereof, any Inventory located in the United States arising in the ordinary course of business and as to which each of the following requirements has been fulfilled to the reasonable satisfaction of the Administrative Agent:

          (a) the Borrower or such Restricted Subsidiary owning such Inventory, as the case may be, has full and unqualified right to assign and grant, and has assigned and granted, a perfected Lien in such Inventory to the Administrative Agent as security for the Obligations (and the Administrative Agent shall have a perfected, first-priority Lien on such Inventory (subject to Liens permitted pursuant to clause (e) of Section 7.2.3));

          (b) the Borrower or such Restricted Subsidiary owns such Inventory free and clear of all Liens other than any Lien in favor of the Administrative Agent granted pursuant to this Agreement or another Loan Document and other than inchoate statutory Liens otherwise permitted by
     Section 7.2.3;

          (c) none of such Inventory is obsolete, unsalable, damaged or otherwise unfit for sale or consumption or further processing;

          (d) none of such Inventory is in the possession of a third party (other than any Inventory Agent pursuant to clause (e) below) unless such Inventory is

               (i) at a location listed on Schedule III hereto (which Schedule III may be modified and/or supplemented from time to time with notice to and consent from the Administrative Agent), and for which the Administrative Agent has received a bailee letter satisfactory to the Administrative Agent, executed by such third party, or

               (ii) covered by negotiable warehouse receipts or negotiable bills of lading issued by either (A) a warehouseman licensed and bonded by the United States Department of Agriculture or any state's equivalent Governmental Authority or (B) a recognized carrier having an office in the United States and in a financial condition reasonably acceptable to the Administrative Agent, and which receipts or bills of lading, in any case, designate the Administrative Agent directly or by endorsement as the only Person to which the warehouseman or carrier is legally obligated to deliver such Inventory;

          (e) none of such Inventory is in the possession of any Inventory Agent unless (i) such Inventory Agent has been previously approved by the Administrative Agent in writing, (ii) such Inventory is stored at a location listed on Schedule III hereto and (iii) the Borrower has complied, to the satisfaction of the Agents and their counsel, with the filing requirements of Article 9 of the UCC with respect to such Inventory;

          (f) none of such Inventory shall consist of pallets, bags or other supplies; and

          (g) none of such Inventory shall include Prepaid Inventory.

     "Eligible Prepaid Inventory" means, with respect to the Borrower and any Restricted Subsidiary, at the time of any determination thereof, any Prepaid Inventory as to which each of the following requirements has been fulfilled to the reasonable satisfaction of the Administrative Agent:

          (a) such Prepaid Inventory must constitute Inventory when received;

          (b) with respect to the Person to whom any payments were made by the Borrower or any Restricted Subsidiary in connection with such Prepaid Inventory, neither the Borrower nor any such Restricted Subsidiary is indebted to such Person, unless the Borrower or such Restricted Subsidiary and such Person have entered into an agreement whereby such Person is prohibited from exercising any right of setoff with respect to the Prepaid Inventory of the Borrower or such Restricted Subsidiary, provided, that in any event, if such an agreement prohibiting setoff rights with respect to any such Prepaid Inventory is not delivered by such Person, then only up to the amount that the Borrower or such Restricted Subsidiary is indebted to such Person with respect to such Prepaid Inventory shall be excluded as Prepaid Inventory pursuant to this clause;

          (c) any payments made by the Borrower or any Restricted Subsidiary in connection with such Prepaid Inventory shall only be made to a Person located within the United States, unless such Person's obligations (or that portion of such obligations which is acceptable to the Administrative Agent) with respect to such Prepaid Inventory are secured by a letter of credit, guaranty or eligible bankers' acceptance having terms, and from such issuers and confirmation banks, as are reasonably acceptable to the Administrative Agent;

          (d) such Prepaid Inventory shall not include Prepaid Inventory for which the Borrower or any Restricted Subsidiary made a payment to:

               (i) an Affiliate of the Borrower or any of its Restricted Subsidiaries (other than any 399VP-related company which is deemed an Affiliate solely by reason of 399VP's common ownership interest in each of Parent and such 399VP-related company), or

               (ii) a Person that is the subject of any reorganization, bankruptcy, receivership, custodianship, insolvency or other condition analogous with respect to such Person to those described in clauses
          (a) through (d) of Section 8.1.9;

          (e) any payments made by the Borrower or any Restricted Subsidiary in connection with such Prepaid Inventory shall not be made to any Person which has any obligation to the Borrower or any Restricted Subsidiary which is more than thirty days past due; and

          (f) any payments made by the Borrower or any Restricted Subsidiary in connection with such Prepaid Inventory which have been disallowed by the Administrative Agent, at the time of delivery of the first Borrowing Base Certificate pursuant to clause (j) of Section 7.1.1 upon which such payments appear, shall be excluded from Eligible Prepaid Inventory pursuant to this clause.

     "Eligible Rebate Receivables" means, with respect to the Borrower and any Restricted Subsidiary, at the time of determination thereof, any Rebate Receivable as to which each of the following requirements has been fulfilled to the reasonable satisfaction of the Administrative Agent:

          (a) the Administrative Agent has approved the methodology used by the Borrower or any such Restricted Subsidiary in determining what constitutes a Rebate Receivable;

          (b) such Rebate Receivable is not a Deferred Rebate Receivable; and

          (c) with respect to the Person under such Rebate Receivable, neither the Borrower nor any such Restricted Subsidiary is indebted to such Person (and such indebtedness is past due by the terms thereof), unless the Borrower or such Restricted Subsidiary and such Person have entered into an agreement whereby such Person is prohibited from exercising any right of setoff with respect to the Rebate Receivables of the Borrower or such Restricted Subsidiary, provided, that in any event, if such an agreement prohibiting setoff rights with respect to any such Rebate Receivable is not delivered by such Person, then only up to the amount that the Borrower or such Restricted Subsidiary is indebted to such Person under such Rebate Receivable shall be excluded from the value of such Eligible Rebate Receivable dollar-for-dollar pursuant to this clause.

     "Environmental Laws" means all applicable federal, state or local statutes, laws, ordinances, codes, rules, regulations and guidelines (including consent decrees and administrative orders) relating to public health and safety and protection of the environment.

     "Equalization Transfer" is defined in clause (b) of Section 2.8.

     "Equity Investors" is defined in the first recital.

     "Equity Issuances" is defined in clause (d) of the fourth recital.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute thereto of similar import, together with regulations thereunder, in each case as in effect from time to time. References to sections of ERISA also refer to any successor sections thereto.

     "Event of Default" is defined in Section 8.1.

     "Excess Availability" means, at any time of determination, the amount which is

          (a) the lesser of (i) the Revolving Loan Commitment Amount and (ii) the then existing Borrowing Base Amount less

          (b) the aggregate outstanding principal amount of all Revolving Loans and Swing Line Loans, together with the aggregate amount of all Letter of Credit Outstandings.

     "Exchange Act" means the Securities and Exchange Act of 1934, as amended.

     "Existing Letters of Credit" means (a) the letter of credit no. SPL28308, dated November 26, 1986, issued by Harris Trust & Savings Bank to American National Bank and Trust Company of Chicago in the stated amount of $3,672,603 (of which $2,203,562 is available as of the Closing Date) and (b) the letter of credit issued by Harris Trust & Savings Bank to Transamerica Company in an approximate stated amount of $1,400,000 (of which approximately $300,000 is available as of the Closing Date).

     "Extended Term Accounts" means Accounts, which are not Crop Term Accounts, as to which the Borrower grants certain Account Debtors extended payment terms (i.e. greater than 30-day payment terms).

     "Farmarkets Subsidiaries" means, collectively, (i) each of Royster-Clark Realty LLC, Royster-Clark AgriBusiness Realty LLC, Royster-Clark Nitrogen Realty LLC and Royster-Clark Hutson's Realty LLC, each a Delaware limited liability company and (ii) each other Subsidiary of the Borrower certified as a Farmarkets Subsidiary by the Board of Directors of the Borrower, to which the Borrower and certain of its Subsidiaries (including the IMC Businesses) will transfer Fixed Assets to secure the First Mortgage Notes.

     "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period to

          (a) the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York; or

          (b) if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it.

     "Fee Letter" means the confidential fee letter, dated January 20, 1999, among Parent, CVC, Donaldson, Lufkin & Jenrette Securities Corporation and DLJ, as amended, supplemented, amended and restated or otherwise modified from time to time.

     "Filing Agent" is defined in Section 5.1.9.

     "Filing Statements" is defined in Section 5.1.9.

     "First Mortgage Note Documents" means, collectively, the First Mortgage
Note Indenture, the Registration Rights Agreement, the Note Purchase Agreement and each of the other loan agreements, indentures, note purchase agreements, promissory notes, guarantees, and other instruments and agreements executed and delivered in connection with the First Mortgage Note Offering, and evidencing the terms of the First Mortgage Notes, as amended, supplemented, amended, restated and otherwise modified from time to time in accordance with Section 7.2.10.

      "First Mortgage Note Indenture" means the Indenture, dated as of April 22, 1999, among the Borrower, the guarantors party thereto and United States Trust Company of New York, as Trustee, as the same may be amended, supplemented, amended and restated or otherwise modified from time to time in accordance with
Section 7.2.10.

      "First Mortgage Note Offering" is defined in clause (a) of the fourth recital.

      "First Mortgage Notes" means, the 10 1/4% First Mortgage Notes due 2009 of the Borrower issued pursuant to the First Mortgage Note Offering and the First Mortgage Note Indenture, and including any first mortgage notes of the Borrower with substantially identical terms exchanged therefor pursuant to a registration statement under the Securities Act of 1933, as amended.

      "Fiscal Month" means any fiscal month of a Fiscal Year.

      "Fiscal Quarter" means a quarter ending on the last day of March, June, September or December of a Fiscal Year.

      "Fiscal Year" means any period of twelve consecutive calendar months ending on December 31; references to a Fiscal Year with a number corresponding to any calendar year (e.g., "1998 Fiscal Year") refer to the Fiscal Year ending on December 31 of such Fiscal Year.

      "Fixed Assets" includes (a) the equity interests of each of the Farmarkets Subsidiaries, (b) the real property, buildings, structures and other improvements to any of the foregoing, of the Borrower and its Subsidiaries and to the extent any of the following items of property constitute fixtures and/or equipment under applicable laws, all fixtures, fittings, appliances, apparatus, equipment, machinery, building and construction materials and other articles of every kind and nature whatsoever and all replacements thereof, now or hereafter affixed or attached to, placed upon or used in any way in connection with the complete and comfortable use, enjoyment, occupation, operation, development and/or maintenance of the real property of the Borrower or such Subsidiary or such buildings, structures and other improvements and (c) any general intangibles or other rights (including contract rights and intellectual property) directly relating to the use and possession of any of the foregoing.

     "Fixed Charge Coverage Ratio" means, at the close of any Fiscal Quarter, the ratio computed for the period consisting of such Fiscal Quarter and each of the three immediately prior Fiscal Quarters of:

          (a) EBITDA for all such Fiscal Quarters,

less

          (b) the sum of Capital Expenditures for all such Fiscal Quarters,

less

          (c) the sum of Taxes paid in cash by the Borrower and its Restricted Subsidiaries for all such Fiscal Quarters,

to

          (d) the sum of Interest Expense paid in cash for all such Fiscal Quarters; provided, that for the first three Fiscal Quarters ending after the Closing Date, Interest Expense shall be determined on an Annualized basis.

Notwithstanding the foregoing, for purposes of calculating the Fixed Charge Coverage Ratio for the third Fiscal Quarter of the 1998 Fiscal Year, the fourth Fiscal Quarter of the 1998 Fiscal Year and the first Fiscal Quarter of the 1999 Fiscal Year, the amount deducted pursuant to (i) clause (b) above shall be deemed to be $7,919,000, $7,466,000 and $4,956,000, respectively and (ii) clause
(c) above shall be deemed to be -$10,755,000, -$7,038,000 and -$5,784,000, respectively.

     "Foreign Subsidiary" means a Subsidiary of the Borrower that is not a Subsidiary incorporated or organized in or under the laws of the United States or any State thereof.

     "F.R.S. Board" means the Board of Governors of the Federal Reserve System or any successor thereto.

     "GAAP" is defined in Section 1.4.

     "Governmental Authority" means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

     "Hazardous Material" means

          (a) any "hazardous substance" as defined by CERCLA; or

          (b) any "hazardous waste" as defined by the Resource Conservation and Recovery Act, as amended; or

          (c) any pollutant or contaminant or hazardous or toxic chemical, material or substance (including any petroleum product) within the meaning of any other applicable federal, state or local law, regulation, ordinance or requirement (including consent decrees and administrative orders) relating to or imposing liability or standards of conduct concerning any hazardous or toxic waste, substance or material, all as amended.

     "Hedging Obligations" means, with respect to any Person, all liabilities of such Person under currency exchange agreements, interest rate swap agreements, interest rate cap agreements and interest rate collar agreements, Commodity Hedging Agreements, and all other agreements or arrangements designed to protect such Person against fluctuations in interest rates, currency exchange rates or commodity prices.

     "herein", "hereof", "hereto", "hereunder" and similar terms contained in this Agreement or any other Loan Document refer to this Agreement or such other Loan Document, as the case may be, as a whole and not to any particular Section, paragraph or provision of this Agreement or such other Loan Document.

     "Hutson" is defined in the second recital.

     "IMC Acquisition" is defined in the second recital.

     "IMC AgriBusiness" is defined in the second recital.

     "IMC Businesses" is defined in the second recital.

     "IMC Nitrogen" is defined in the second recital.

     "IMC Rollover Issuance" is defined in clause (d) of the fourth recital.

     "Immaterial Subsidiary" means any Subsidiary of the Borrower which (a) is restricted, pursuant to its Organic Documents, from executing the Subsidiary Guaranty and (b)(i) accounted for less than 5% of EBITDA of the Borrower and its

Subsidiaries on a consolidated basis for the most recently completed Fiscal Quarter with respect to which, pursuant to Section 7.1.1, financial statements have been, or are required to have been, delivered by the Borrower on or before the date as of which any such determination is made, as reflected in such financial statements, and (ii) has assets which represent less than 5% of the consolidated gross assets of the Borrower and its Subsidiaries as of the last day of the most recently completed Fiscal Quarter with respect to which, pursuant to Section 7.1.1, financial statements have been, or are required to have been, delivered by the Borrower on or before the date as of which any such determination is made, as reflected in such financial statements.

     "Impermissible Qualification" means, relative to the opinion or certification of any independent public accountant as to any financial statement of any Obligor, any qualification or exception to such opinion or certification
(a) which is of a "going concern" or similar nature, (b) which relates to the limited scope of examination of matters relevant to such financial statement, or
(c) which relates to the treatment or classification of any item in such financial statement and which, as a condition to its removal, would require an adjustment to such item the effect of which would be to cause such Obligor to be in default of any of its obligations under Section 7.2.4.

     "including" and "include" mean including without limiting the generality of any description preceding such term, and, for purposes of this Agreement and each other Loan Document, the parties hereto agree that the rule of ejusdem generis shall not be applicable to limit a general statement, which is followed by or referable to an enumeration of specific matters, to matters similar to the matters specifically mentioned.

     "Incur" is defined in Section 7.2.2.

     "Indebtedness" of any Person means, without duplication:

          (a) all obligations of such Person for borrowed money or advances and all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

          (b) all obligations, contingent or otherwise, relative to the face amount of all letters of credit, whether or not drawn, and banker's acceptances issued for the account of such Person;

          (c) all Capitalized Lease Liabilities of such Person;

          (d) net liabilities of such Person under all Hedging Obligations;

          (e) whether or not so included as liabilities in accordance with GAAP, all Indebtedness of the types referred to in clauses (a) through (c) above (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including Indebtedness arising under conditional sales or other title retention agreements), whether or not such Indebtedness shall have been assumed by such Person or is limited in recourse; provided, however, that, to the extent such Indebtedness is limited in recourse to the assets securing such Indebtedness, the amount of such Indebtedness shall be limited to the fair market value of such assets;

            (f)  all obligations arising under Synthetic Leases; and

            (g) all Contingent Liabilities of such Person in respect of any of the foregoing.

For all purposes of this Agreement, the Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership or joint venture in which such Person is a general partner or a joint venturer) to the extent such Person is liable for such Indebtedness as a result of such Person's ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

     "Indemnified Liabilities" is defined in Section 10.4.

     "Indemnified Parties" is defined in Section 10.4.

     "Intercreditor Agreement" means the Intercreditor Agreement executed and delivered pursuant to the terms of this Agreement by the Administrative Agent and the United States Trust Company of New York, as trustee under the First Mortgage Note Indenture, and acknowledged by the Borrower, substantially in the form of Exhibit I hereto, as amended, supplemented, amended and restated or otherwise modified from time to time.

     "Interest Coverage Ratio" means, at the close of any Fiscal Quarter, the ratio computed for the period consisting of such Fiscal Quarter and each of the three immediately prior Fiscal Quarters of:

          (a) EBITDA for all such Fiscal Quarters

to

          (b) the sum of Interest Expense paid in cash for all such Fiscal Quarters; provided, that for the first three Fiscal Quarters ending after the Closing Date, Interest Expense shall be determined on an Annualized basis.

     "Interest Expense" means, for any applicable period, the aggregate interest expense of the Borrower and its Restricted Subsidiaries for such applicable period, as determined in accordance with GAAP, including the portion of any payments made in respect of Capitalized Lease Liabilities allocable to interest expense.

     "Interest Period" means, as to any LIBO Rate Loan, the period commencing on (and including) the Borrowing date of such Loan or on the date on which the Loan is converted into or continued as a LIBO Rate Loan, and ending on (but excluding) the date one, two, three, six or nine months thereafter, or, if available in the Administrative Agent's reasonable determination, two weeks or twelve months thereafter as selected by the Borrower in its Borrowing Request or its Continuation/Conversion Notice; provided, however, that:

          (a) if any Interest Period would otherwise end on a day that is not a Business Day, that Interest Period shall be extended to the following Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the preceding Business Day;

          (b) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period;

          (c) no Interest Period for any Loan shall extend beyond the Stated Maturity Date for such Loan; and

          (d) there shall be no more than 10 Interest Periods in effect at any one time.

     "Inventory" means, any "inventory" (as that term is defined in Section 9-109(4) of the UCC) of the Borrower or any Restricted Subsidiary.

     "Inventory Agent" means any commission agent, third-party warehouseperson or consigning agent which holds Inventory owned by the Borrower or any Restricted Subsidiary for sale at such consigning agent's place of business.

     "Investment" means, relative to any Person, (a) any loan or advance made by such Person to any other Person (excluding commission, travel, relocation and similar advances to officers, directors and employees made in the ordinary course of business) or (b) any investment, contribution or similar transfer made by such Person for purposes of acquiring or maintaining any ownership or similar interest in another Person or a business of another Person (whether through the ownership or acquisition of Capital Stock, revenues or profits or otherwise, including by way of merger, consolidation or otherwise). The amount of any Investment shall be the original principal or capital amount thereof less all returns of principal or equity thereon (and without adjustment by reason of the financial condition of such other Person) and shall, if made by the transfer or exchange of property other than cash, be deemed to have been made in an original principal or capital amount equal to the fair market value of such property at the time of such transfer or exchange.

     "Issuance Request" means a Letter of Credit request and certificate duly executed by an Authorized Officer of the Borrower, in substantially the form of Exhibit B-2 attached hereto.

     "Issuer" means the Administrative Agent or an affiliate of the Administrative Agent, in its capacity as Issuer of Letters of Credit and any other Lender as may be designated by the Borrower (and consented to by the Administrative Agent and such Lender, such consent by the Administrative Agent not to be unreasonably withheld) in its capacity as Issuer of Letters of Credit.

     "Lender Assignment Agreement" means a Lender Assignment Agreement substantially in the form of Exhibit H hereto.

     "Lenders" is defined in the preamble.

     "Letter of Credit" is defined in Section 2.1.3.

     "Letter of Credit Commitment" means, with respect to the Issuer, the Issuer's obligation to issue Letters of Credit pursuant to clause (c) of Section
2.1.1 and, with respect to each of the other Lenders that has a Revolving Loan Commitment, the obligation of each such Lender to participate in such Letters of Credit pursuant to Section 2.6.1.

     "Letter of Credit Commitment Amount" means, on any date, a maximum amount of $10,000,000, as such amount may be reduced from time to time pursuant to
Section 2.2.

     "Letter of Credit Outstandings" means, on any date, an amount equal to the sum of

          (a) the then aggregate amount which is undrawn and available under all issued and outstanding Letters of Credit (whether or not the conditions to drawing thereunder could be satisfied on such date), plus

          (b) the then aggregate amount of all unpaid and outstanding Reimbursement Obligations in respect of such Letters of Credit.

     "Leverage Ratio" means, at the end of any Fiscal Quarter, the ratio of:

          (a) Total Debt outstanding at such time

                        to

          (b) EBITDA for the period of four consecutive Fiscal Quarters ended on such date.

     "LIBO Rate" means, relative to any Interest Period for LIBO Rate Loans, the rate per annum equal to the rate at which Dollar deposits are offered for such Interest Period as set forth on, at the option of the Administrative Agent, either the Reuters Screen LIBO Page or the Telerate Screen LIBO Page, in both cases at or about 9:00 a.m. (Minnesota time), two Business Days prior to the beginning of such Interest Period for delivery on the first day of such Interest Period, and in an amount approximately equal to the amount of the LIBO Rate Loan and for a period approximately equal to such Interest Period.

     "LIBO Rate Loan" means a Loan bearing interest, at all times during an Interest Period applicable to such Loan, at a fixed rate of interest determined by reference to the LIBO Rate (Reserve Adjusted).

     "LIBO Rate (Reserve Adjusted)" means, relative to any Loan to be made, continued or maintained as, or converted into, a LIBO Rate Loan for any Interest Period, the rate of interest per annum (rounded upwards to the next 1/16th of 1%) determined by the Administrative Agent as follows:

                                         LIBO Rate
           LIBO Rate      =  -------------------------------
      (Reserve Adjusted)     1.00 - LIBOR Reserve Percentage


     The LIBO Rate (Reserve Adjusted) for any Interest Period for LIBO Rate Loans will be adjusted automatically as to all LIBO Rate Loans then outstanding as of the effective date of any change in the LIBOR Reserve Percentage.

     "LIBOR Office" means, relative to any Lender, the office of such Lender designated as such on Schedule II hereto or designated in the Lender Assignment Agreement pursuant to which such Lender became a Lender hereunder or such other office of a Lender as shall be so designated from time to time by notice from such Lender to the Borrower and the Administrative Agent, which shall be making or maintaining LIBO Rate Loans of such Lender hereunder.

     "LIBOR Reserve Percentage" means, relative to any Interest Period for LIBO Rate Loans, the percentage (expressed as a decimal, rounded upward to the next 1/16th of 1%) in effect on such day (whether or not applicable to any Lender) under regulations issued from time to time by the F.R.S. Board for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the F.R.S. Board).

     "Lien" means any security interest, mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or otherwise), charge against or interest in property, or any filing or recording of any instrument or document in respect of the foregoing, to secure payment of a debt or performance of an obligation or any other priority or preferential treatment of any kind or nature whatsoever that has the practical effect of creating a security interest in property.

     "Loan" means, as the context may require, a Revolving Loan of any type or a Swing Line Loan.

     "Loan Document" means this Agreement, the Notes, the Letters of Credit, each Rate Protection Agreement, each Borrowing Request, each Issuance Request, each Borrowing Base Certificate, the Fee Letter, the Administrative Agent's Fee Letter, each Pledge Agreement, the Subsidiary Guaranty, and each other agreement, document or instrument delivered in connection with this Agreement or any other Loan Document, whether or not specifically mentioned herein or therein.

     "Management Investors" is defined in the first recital.

     "Marketable Securities" means "marketable securities" as defined under GAAP.

     "Material Adverse Effect" means (a) a material adverse effect on the business, condition (financial or otherwise), operations, performance, properties or prospects of the Borrower and its Subsidiaries, taken as a whole,
(b) a material impairment of the ability of the Borrower or any other Obligor to perform its respective material obligations under the Loan Documents to which it is or will be a party, or (c) an impairment of the validity or enforceability of, or a material impairment of the rights, remedies or benefits available to the Issuer, the Agents, the Co-Lead Arrangers or the Lenders under, this Agreement or any other Loan Document.

     "Monthly Payment Date" means the last day of each Fiscal Month, or, if any such day is not a Business Day, the next succeeding Business Day.

     "Moody's" means Moody's Investors Service, Inc.

     "Morgan" is defined in the preamble.

     "Net Asset Value" means, at any time of any determination thereof:

          (a) with respect to Accounts, as reflected on the books of the Borrower and its Restricted Subsidiaries in accordance with GAAP, an amount equal to (i) 80% of the book value of all Eligible Accounts which are Regular Accounts (provided that during the months of September, October and November (the "Seasonal Period") the advance rate shall be 85%), plus (ii) 70% of all Eligible Accounts which are Crop Term Accounts or Extended Term Accounts (provided that (A) the advance rate during the Seasonal Period shall be 75% and (B) the aggregate amount of such Crop Term Accounts and Extended Term Accounts shall be limited, before applying the relevant advance rate, to those amounts specified on Schedule IV hereto), less (iii) all credits, discounts, allowances (and net of all unissued credits in the form of competitive allowances or otherwise) and other reserves deemed appropriate by the Administrative Agent;

          (b) with respect to Inventory, as reflected on the books of the Borrower and its Restricted Subsidiaries in accordance with GAAP, an amount equal to (i) 65% of the lesser of the market value and the cost of goods (determined on a first-in, first-out basis) of all Eligible Inventory (provided, that (A) the advance rate during the Seasonal Period shall be 70% and (B) that the aggregate amount of saleable equipment, applicators and planter plates which, for purposes hereof, shall be deemed to be Eligible Inventory, before applying the relevant advance rate, shall not exceed $1,000,000); less (ii) all Customer Deposits and inventory reserves, including reserves for inventory shrinkage, variances, capitalized distribution costs, and other reserves as deemed appropriate by the Administrative Agent;

          (c) with respect to Rebate Receivables, as reflected on the books of the Borrower and its Restricted Subsidiaries in accordance with GAAP, an amount equal to 80% of all Eligible Rebate Receivables (provided, that (i) the advance rate during the Seasonal Period shall be 85% and (ii) the amount of such Eligible Rebate Receivables shall be limited, after applying the relevant advance rate, to those amounts specified on Schedule IV hereto); and

          (d) with respect to Prepaid Inventory, as reflected on the books of the Borrower and its Restricted Subsidiaries in accordance with GAAP, an amount equal to 65% of Eligible Prepaid Inventory (provided, that (i) the advance rate during the Seasonal Period shall be 70% and (ii) the amount of such Eligible Prepaid Inventory shall be limited, after applying the relevant advance rate, to those amounts specified on Schedule IV hereto).

     "Net Casualty Proceeds" means, with respect to any Casualty Event, the amount of any insurance proceeds or condemnation awards received by the Borrower or any of its Restricted Subsidiaries in connection therewith, but excluding any proceeds or awards required to be paid to a creditor (other than the Lenders) which holds a first-priority Lien permitted by Section 7.2.3 on the property which is the subject of such Casualty Event.

     "Net Debt Proceeds" means, with respect to the incurrence, sale or issuance by the Borrower or any of its Restricted Subsidiaries of any Debt (other than Debt permitted by Section 7.2.2), the excess of:

          (a) the gross cash proceeds received by the Borrower or any of its Restricted Subsidiaries from such incurrence, sale or issuance,

less

          (b) all reasonable and customary underwriting commissions and legal, investment banking, brokerage and accounting and other professional fees, sales commissions and disbursements and all other reasonable fees, expenses and charges, in each case actually incurred in connection with such incurrence, sale or issuance.

      "Net Disposition Proceeds" means, with respect to any Disposition (other than transfers made as part of the Transaction and other sales permitted pursuant to clause (a) of Section 7.2.9), the excess of:

          (a) the gross cash proceeds received by the Borrower or any of its Restricted Subsidiaries from any such Disposition and any cash payments received in respect of promissory notes or other non-cash consideration delivered to the Borrower or such Restricted Subsidiary in respect thereof, less

          (b) the sum (without duplication) of (i) all reasonable and customary fees and expenses with respect to legal, investment banking, brokerage, accounting and other professional fees, sales commissions and disbursements and all other reasonable fees, expenses and charges, in each case actually incurred in connection with such Disposition, (ii) all Taxes and other governmental costs and expenses actually paid or estimated by the Borrower (in good faith) to be payable in cash in connection with such Disposition, and (iii) payments made by the Borrower or any of its Restricted Subsidiaries to retire Indebtedness (other than the Credit Extensions) of the Borrower or any of its Restricted Subsidiaries where payment of such Indebtedness is required in connection with such Disposition;

provided, however, that if, after the payment of all Taxes with respect to such Disposition, the amount of estimated Taxes, if any, pursuant to clause (b)(ii) above exceeded the Tax amount actually paid in cash in respect of such Disposition, the aggregate amount of such excess shall be immediately payable, pursuant to clause (d) of Section 3.1.1, as Net Disposition Proceeds.

     "Net Equity Proceeds" means with respect to the sale or issuance by the Borrower or any of its Restricted Subsidiaries to any Person of any of its Capital Stock or any warrants or options with respect to its Capital Stock or the exercise of any such warrants or options after the Closing Date, the excess of:

          (a) the gross cash proceeds received by such Person from such sale, exercise or issuance,

less

          (b) all reasonable and customary underwriting commissions and legal, investment banking, brokerage, accounting and other professional fees, sales commissions and disbursements and all other reasonable fees, expenses and charges, in each case actually incurred in connection with such sale or issuance.

     "Net Income" means, for any period, the aggregate of all amounts which, in accordance with GAAP, would be included as net income on the consolidated financial statements of the Borrower and its Restricted Subsidiaries for such period.

     "Net Worth" means the consolidated net worth of the Borrower and its Restricted Subsidiaries, determined in accordance with GAAP.

     "Net Worth Amount" means the amount equal to

          (a) for the quarterly period ending 06/30/00, the Base Net Worth less $41,000,000 plus (only to the extent Net Income is in excess of zero) an amount equal to 50% of the Net Income for the quarterly period from 04/01/00 to 06/30/00;

          (b) for the quarterly period ending 09/30/00, the amount determined pursuant to clause (a) above plus (only to the extent Net Income is in excess of zero) an amount equal to 50% of the Net Income for the quarterly period from 07/01/00 to 09/30/00;

          (c) for the quarterly period ending 12/31/00, the amount determined pursuant to clause (b) above plus (only to the extent Net Income is in excess of zero) an amount equal to 50% of the Net Income for the quarterly period from 10/01/00 to 12/31/00; and

          (d) for the quarterly periods ending 03/31/01, 06/30/01, 09/30/01 and 12/31/01, the Net Worth Amount determined (in accordance with the method set forth above) as of the prior quarterly period plus (only to the extent Net Income is in excess of zero) an amount equal to 50% of the Net Income for such quarterly period ending 03/31/01, 06/30/01, 09/30/01 or 12/31/01, respectively.

     "No Less Favorable Terms and Conditions" means, with respect to the First Mortgage Note Refinancing or any other refinancing of the First Mortgage Notes permitted hereunder, terms and conditions which are no less favorable to the Agents and the Lenders and evidenced by documentation which shall not (i) increase the principal amount of or interest rate on the outstanding Indebtedness evidenced by the First Mortgage Notes, (ii) reduce either the tenor or the average life of such Indebtedness, (iii) change the respective primary obligor(s) on the refinancing Indebtedness as on the First Mortgage Notes, (iv) change the security, if any, for the refinancing Indebtedness (except to the extent that less security is granted to holders of such refinancing Indebtedness) and (v) afford the holders of such refinancing Indebtedness other covenants, defaults, rights or remedies, taken as a whole, more burdensome to the obligor(s) than those contained in the First Mortgage Notes.

     "Non-Excluded Taxes" means any Taxes other than net income and franchise taxes imposed with respect to the Lender by a Governmental Authority under the laws of which the Lender is organized or in which it maintains its applicable lending office.

     "Non-U.S. Lender" means any Lender (including each Assignee Lender) that is not a "United States person", as defined under Section 7701(a)(30) of the Code.

     "Note" means, as the context may require, a Revolving Note or a Swing Line Note.

     "Note Purchase Agreement" means the note purchase agreement, dated as of April 15, 1999, between Parent, the Borrower, Donaldson, Lufkin & Jenrette Securities Corporation and Morgan, as amended, supplemented, amended, restated and otherwise modified from time to time in accordance with Section 7.2.10.

     "Notice of Default" is defined in Section 9.9.

     "Obligations" means all obligations (monetary or otherwise, whether absolute or contingent, matured or unmatured) of the Borrower and each other Obligor arising under or in connection with this Agreement and each other Loan Document.

     "Obligor" means Parent, the Borrower, each Restricted Subsidiary or any other Person (other than any Agent, the Co-Lead Arrangers or any Lender) obligated under any Loan Document.

     "Offering Memorandum" means the offering memorandum of the Borrower, dated April 15, 1999, prepared in connection with the offer and sale of the First Mortgage Notes.

     "Organic Document" means, relative to any Obligor (or any Immaterial Subsidiary), as applicable, its certificate of incorporation, by-laws, certificate of partnership, partnership agreement, certificate of formation, limited liability agreement and all shareholder agreements, voting trusts and similar arrangements to which such Obligor (or such Immaterial Subsidiary) is a party applicable to any of its authorized shares of Capital Stock.

     "Other Taxes" means any and all stamp, documentary or similar taxes, or any other excise or property taxes or similar levies that arise on account of any payment made or required to be made under any Loan Document or from the execution, delivery, registration, recording or enforcement of any Loan Document.

     "Parent" is defined in the first recital.

     "Parent Guaranty and Pledge Agreement" means the Pledge Agreement executed and delivered by an Authorized Officer of Parent pursuant to clause (a) of
Section 5.1.8, substantially in the form of Exhibit F-1 hereto, as amended, supplemented, amended and restated or otherwise modified from time to time.

     "Participant" is defined in Section 10.11.2.

     "Past Due" means, which respect to

          (a) Regular Accounts, such Account is outstanding more than 90 days past the original billing date for such Account;

          (b) Crop Term Accounts, such Account is outstanding after the end of the Crop Year in which such Account arose; and

          (c) Extended Term Accounts, such Account is outstanding more than 30 days past the due date, which date shall be no later than 180 days past the original billing date for such Account;

provided, however, that, with respect to any Account, the original billing date for such Account shall be deemed to be the earlier of (i) the actual original billing date and (ii) the date which is seven days from the date of the shipment of the Inventory giving rise to such Account.

      "PBGC" means the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.

     "Pension Plan" means a "pension plan", as such term is defined in section 3(2) of ERISA, which is subject to Title IV of ERISA (other than a multiemployer plan as defined in section 4001(a)(3) of ERISA), and to which the Borrower or any corporation, trade or business that is, along with the Borrower, a member of a Controlled Group, may have liability, including any liability by reason of having been a substantial employer within the meaning of section 4063 of ERISA at any time during the preceding five years, or by reason of being deemed to be a contributing sponsor under section 4069 of ERISA.

     "Percentage" means, relative to any Lender, the applicable percentage relating to Revolving Loans as set forth opposite its name on Schedule II hereto under the applicable column heading or set forth in Lender Assignment Agreement(s), as such percentage may be adjusted from time to time pursuant to Lender Assignment Agreement(s) executed by such Lender and its Assignee Lender(s) and delivered pursuant to Section 10.11.

     "Permitted Acquisition" means an acquisition (whether pursuant to an acquisition of Capital Stock, assets or otherwise) by the Borrower or any Restricted Subsidiary from any Person of a business ("Target") in which the following conditions are satisfied:

          (a) immediately before and after giving effect to such acquisition, no Default or Event of Default shall have occurred and be continuing or would result therefrom (including under Section 7.2.1);

          (b) subject to the proviso below, the Borrower shall have delivered each of the following to the Agents:

               (i) a Compliance Certificate for the period of four full Fiscal Quarters immediately preceding such acquisition (prepared in good faith and in a manner and using such methodology which is consistent with the most recent financial statements delivered pursuant to
          Section 7.1.1) giving pro forma effect to the consummation of such acquisition and evidencing compliance with the covenants set forth in
          Section 7.2.4 as of the end of the Fiscal Quarter most recently ended for which a Compliance Certificate is delivered by the Borrower to the Administrative Agent;

               (ii) a certificate (prepared in good faith by the chief accounting or financial Authorized Officer of the Borrower and in a manner and using such methodology which is consistent with the most recent financial projections delivered pursuant to clause (i) of
          Section 7.1.1) setting forth financial projections (which shall be on a monthly basis for the first 24 months following such Permitted Acquisition and on a yearly basis thereafter) for the Borrower and its Restricted Subsidiaries (and including Target), on a consolidated basis, demonstrating that the monthly Excess Availability shall not, at any time over the life of this Agreement, be less than $25,000,000; and

               (iii) a customary inspection of Target's receivables and inventory (the "Acquired Borrowing Base Assets") (which shall have been commenced within 10 Business Days of the Borrower instructing the Administrative Agent (which instruction shall be given as promptly as possible) to inspect such Acquired Borrowing Base Assets of Target) and completed by the Administrative Agent as soon as reasonably practicable using all reasonable efforts to complete such inspection promptly in accordance with past practices, the scope and results of which inspection shall be satisfactory in all respects to the Agents to the extent necessary to determine compliance with clause (ii) above;

     provided, that, with respect to clauses (ii) and (iii) above, the Borrower shall only be required to deliver such certificate and such inspection from time to time to the extent (A) the value of any Acquired Borrowing Base Assets acquired in connection with any one Investment or a series of related or unrelated Investments constituting Permitted Acquisitions equals or exceeds $5,000,000 (and, thereafter, in increments of $5,000,000 or more) and (B) an inspection of such Acquired Borrowing Base Assets shall not have previously been completed by the Administrative Agent (either pursuant to clause (iii) above or in connection with a customary yearly inspection performed by the Administrative Agent); and

          (c) notwithstanding clause (a) of Section 7.2.12, the Borrower will cause Target (if Target becomes a Restricted Subsidiary) to enter into an agreement (on terms and conditions and pursuant to documentation reasonably satisfactory to the Agents) prohibiting the creation or assumption of any Lien upon Target's properties, revenues or assets, whether owned at the time of such acquisition or thereafter acquired (other than any Lien (i) created in favor of the Administrative Agent pursuant to a Loan Document and (ii) permitted under Section 7.2.3).

     "Person" means any natural person, corporation, partnership, firm, association, trust, government, governmental agency, limited liability company or any other entity, whether acting in an individual, fiduciary or other capacity.

     "Plan" means any Pension Plan or Welfare Plan.

     "Pledge Agreement" means, as the context may require, any Pledge and Security Agreement or the Parent Guaranty and Pledge Agreement.

     "Pledge and Security Agreement" means, as the context may require, the Borrower Pledge and Security Agreement or the Subsidiary Pledge and Security Agreement.

     "Prepaid Inventory" means prepaid expenses of the Borrower or any Restricted Subsidiary for which the Borrower or such Restricted Subsidiary has made payments to suppliers for the receipt of Inventory at a future date.

     "Pro Forma Balance Sheet" is defined in clause (e) of Section 5.1.13.

     "Product Supply Agreement" means the product supply agreements, each dated as of April 22, 1999, between the IMC Kalium Ltd., IMC-Agrico Company and the Borrower, as amended, supplemented, amended and restated and otherwise modified from time to time in accordance with Section 7.2.10.

     "Purchasing Lender" is defined in clause (e) of Section 2.8.

     "Quarterly Payment Date" means the last day of each of March, June, September and December, or, if any such day is not a Business Day, the next succeeding Business Day.

     "R-C Acquisition" is defined in the second recital.

     "Rate Protection Agreement" means, collectively, any currency or interest rate swap, cap, collar or similar agreement or arrangements designed to protect against fluctuations in interest rates or currency exchange rates entered into by the Borrower or any of its Restricted Subsidiaries under which the counterparty to such agreement is (or at the time such Rate Protection Agreement was entered into, was) a Lender or an Affiliate of a Lender.

     "Rebate Receivables" means those rights to payment associated with vendor rebate programs, which rights of payment accrue to the Borrower or any Restricted Subsidiary.

     "Refinancing" is defined in the fifth recital.

     "Register" is defined in clause (b) of Section 2.7.

     "Registration Rights Agreement" means the Registration Rights Agreement, dated as of April 22, 1999, among Parent, the Borrower, the IMC Businesses, the Farmarkets Subsidiaries, Donaldson, Lufkin & Jenrette Securities Corporation and Morgan as the same may be amended, supplemented, amended and restated or otherwise modified from time to time in accordance with Section 7.2.10.

     "Regular Accounts" means Accounts as to which the Borrower or any Restricted Subsidiary grants 30 day payment terms to the Account Debtor.

     "Reimbursement Obligation" is defined in Section 2.6.3.

     "Reinstatement Date" is defined in Section 4.1.

     "Related Fund" means, with respect to any Lender which is a fund that invests in loans, any other fund that invests in loans and is controlled by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

     "Release" means a "release", as such term is defined in CERCLA.

     "Replacement Lender" is defined in Section 4.11.

     "Replacement Notice" is defined in Section 4.11.

     "Required Lenders" means, at any time, Lenders having at least 51% of the Revolving Loan Commitment Amount.

     "Resource Conservation and Recovery Act" means the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901, et seq., as amended.

     "Restricted Payment" means the declaration or payment of any dividend (other than dividends payable solely in common stock of the Borrower or any Restricted Subsidiary) on, or the making of any payment or distribution on account of, or setting apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of any class of Capital Stock (now or hereafter outstanding) of the Borrower or any Restricted Subsidiary or any warrants or options to purchase any such Capital Stock, whether now or hereafter outstanding, or the making of any other distribution in respect thereof, either directly or indirectly, whether in cash, property or obligations of the Borrower or any Restricted Subsidiary or otherwise.

     "Restricted Subsidiary" means any Subsidiary of the Borrower that is not a Farmarkets Subsidiary or an Immaterial Subsidiary.

     "Revolving Loan" is defined in Section 2.1.1.

     "Revolving Loan Commitment" is defined in Section 2.1.1.

     "Revolving Loan Commitment Amount" means, on any date, $275,000,000, as such amount may be reduced from time to time pursuant to Section 2.2.

     "Revolving Loan Commitment Termination Date" means the earliest of (a) the fifth anniversary of the Closing Date, (b) the date on which the Revolving Loan Commitment Amount is terminated in full or reduced to zero pursuant to Section 2.2, and (c) the date on which any Commitment Termination Event occurs.

     "Revolving Note" means a promissory note of the Borrower payable to any Lender, substantially in the form of Exhibit A-1 hereto (as such promissory note may be amended, endorsed or otherwise modified from time to time in accordance with the terms hereof and thereof), evidencing the aggregate Indebtedness of the Borrower to such Lender resulting from outstanding Revolving Loans, and also means all other promissory notes accepted from time to time in substitution therefor or renewal thereof.

     "Rollover Equity Issuance" is defined in clause (c) of the fourth recital.

     "S&P" means Standard & Poor's Ratings Services.

     "Seasonal Period" is defined in clause (a) of the definition of "Net Asset Value".

     "Secured Parties" means, collectively, the Lenders, the Issuer, the Agents, each counterparty to a Rate Protection Agreement and (in each case), each of their respective successors, transferees and assigns.

     "Seller Notes" is defined in clause (d) of the fourth recital.

     "Selling Lender" is defined in clause (e) of Section 2.8.

     "Senior Indebtedness" means the principal of, premium, if any, and interest on any Indebtedness of the Borrower and its Restricted Subsidiaries, whether outstanding on the date hereof or thereafter incurred as permitted herein, unless, in the case of any particular Indebtedness, the agreement or instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness is junior or subordinated in right of payment to any item of Indebtedness of the Borrower and its Restricted Subsidiaries. Without limiting the generality of the foregoing, "Senior

Indebtedness" includes the principal of, premium, if any, and interest and all other obligations of every nature of the Borrower (or any other Obligor) from time to time owed pursuant to this Agreement or any other Loan Document. Notwithstanding the foregoing, "Senior Indebtedness" does not include (a) in the case of the obligation of the Borrower in respect of each Lender's obligations, the obligation of the Borrower in respect of the other Lender's obligations, (b) any liability for Taxes owed or owing by the Borrower or any of its Restricted Subsidiaries to the extent that such liability constitutes Indebtedness, (c) Indebtedness of the Borrower (or any other Obligor) to Parent, (d) that portion of any Indebtedness which at the time of issuance is issued in violation hereof, and (e) Indebtedness and amounts incurred in connection with obtaining goods, materials or services in the ordinary course of business (other than such Indebtedness which is owed to banks and other financial institutions or secured by the goods or materials which were purchased with such Indebtedness).

     "Solvency Certificate" means the solvency certificate delivered pursuant to clause (b) of Section 5.1.10, substantially in the form of Exhibit J hereto.

     "Solvent" means, with respect to any Person and its Subsidiaries on a particular date, that on such date (a) the fair value of the property of such Person and its Subsidiaries on a consolidated basis is greater than the total amount of liabilities, including Contingent Liabilities, of such Person and its Subsidiaries on a consolidated basis, (b) the present fair salable value of the assets of such Person and its Subsidiaries on a consolidated basis, is not less than the amount that will be required to pay the probable liability of such Person and its Subsidiaries on a consolidated basis on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it or its Subsidiaries will, incur debts or liabilities beyond the ability of such Person and its Subsidiaries to pay as such debts and liabilities mature, and (d) such Person and its Subsidiaries on a consolidated basis are not engaged in business or a transaction, and such Persons and its Subsidiaries on a consolidated basis are not about to engage in business or a transaction, for which the property of such Person and its Subsidiaries would constitute an unreasonably small capital. The amount of Contingent Liabilities at any time shall be computed as the amount that, in light of all the facts and circumstances existing at such time, can reasonably be expected to become an actual or matured liability.

     "Stated Amount" of each Letter of Credit means the total amount available to be drawn under such Letter of Credit upon the issuance thereof.

     "Stated Expiry Date" is defined in Section 2.6.

     "Stated Maturity Date" means, in the case of any Revolving Loan, the fifth anniversary of the Closing Date or, if such day is not a Business Day, the first Business Day following such day.

     "Stock Purchase Agreement" means the Stock Purchase Agreement, dated as of January 21, 1999 (as amended on April 13, 1999 and April 22, 1999), between

Parent, the Seller and The Vigoro Corporation, as amended, supplemented, amended and restated and otherwise modified from time to time in accordance with Section 7.2.10.

     "Subject Lender" is defined in Section 4.11.

     "Subordinated Debt" means all unsecured Indebtedness for money borrowed which is subordinated, upon terms and pursuant to documentation satisfactory to the Agents and the Required Lenders, in right of payment to the payment in full in cash of all Obligations.

     "Subsidiary" means, with respect to any Person, any corporation, partnership or other business entity of which more than 50% of the outstanding Capital Stock (or other ownership interest) having ordinary voting power to elect a majority of the board of directors, managers or other voting members of the governing body of such entity (irrespective of whether at the time Capital Stock (or other ownership interests) of any other class or classes of such entity shall or might have voting power upon the occurrence of any contingency) is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more other Subsidiaries of such Person, or by one or more other Subsidiaries of such Person.

     "Subsidiary Guaranty" means the Guaranty executed and delivered by an Authorized Officer of each Restricted Subsidiary pursuant to Section 5.1.7, substantially in the form of Exhibit G hereto, as amended, supplemented, amended and restated or otherwise modified from time to time.

     "Subsidiary Pledge and Security Agreement" means the Pledge Agreement executed and delivered by an Authorized Officer of each Restricted Subsidiary pursuant to clause (b) of Section 5.1.8, substantially in the form of Exhibit F-3 hereto, as amended, supplemented, amended and restated or otherwise modified from time to time.

     "Swing Line Lender" means the Administrative Agent (or another Lender designated by the Administrative Agent with the consent of the Borrower, if such Lender agrees to be the Swing Line Lender hereunder), in such Person's capacity as the maker of Swing Line Loans.

     "Swing Line Loan" is defined in Section 2.1.1.

     "Swing Line Loan Commitment" means, with respect to the Swing Line Lender, the Swing Line Lender's obligation pursuant to Section 2.1.1 to make Swing Line Loans and, with respect to each Lender with a Commitment to make Revolving Loans (other than the Swing Line Lender), such Lender's obligation to participate in Swing Line Loans pursuant to Section 2.3.2.

     "Swing Line Loan Commitment Amount" means, on any date, $25,000,000, as such amount may be reduced from time to time pursuant to Section 2.2.

     "Swing Line Note" means a promissory note of the Borrower payable to the Swing Line Lender, in substantially the form of Exhibit A-2 hereto (as such promissory note may be amended, endorsed or otherwise modified from time to time), evidencing the aggregate Indebtedness of the Borrower to the Swing Line Lender resulting from outstanding Swing Line Loans, and also means all other promissory notes accepted from time to time in substitution therefor or renewal thereof.

     "Syndication Agent" is defined in the preamble and includes each other Person as shall have subsequently been appointed as the successor Syndication Agent by the predecessor Syndication Agent and the Borrower.

     "Synthetic Lease" means, as applied to any Person, any lease (including leases that may be terminated by the lessee at any time) of any property (whether real, personal or mixed) (a) that is not a capital lease in accordance with GAAP and (b) in respect of which the lessee retains or obtains ownership of the property so leased for federal income tax purposes, other than any such lease under which that Person is the lessor.

     "Target" is defined in the definition of "Permitted Acquisition".

     "Taxes" means any and all income, stamp or other taxes, duties, levies, imposts, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, and all interest, penalties or similar liabilities with respect thereto.

     "Telerate Screen LIBO Page" means the display designated as "Page 3750" on the Telerate Service (or such other page as may replace Page 3750 on the service or such other service as may be nominated by the British Bankers' Association as the information vendor for the purpose of displaying British Bankers' Association interest settlement rates for Dollar deposits).

     "Termination Date" means the date on which all Obligations have been paid in full in cash, all Letters of Credit have been terminated, expired or Cash Collateralized, all Rate Protection Agreements have been terminated and all Commitments have been terminated.

     "Total Debt" means, on any date, the outstanding principal amount of all Indebtedness of the Borrower and its Restricted Subsidiaries of the type referred to in clause (a) (which, in the case of the Loans, shall be deemed to equal the average monthly amount of Loans outstanding on the last day of each month during the Fiscal Quarter ending on or immediately preceding the date of determination), clause (b) (which, in the case of Letter of Credit Outstandings shall be deemed to equal the average monthly amount of Letter of Credit Outstandings on the last day of each month during the Fiscal Quarter ending on or immediately preceding the date of determination), clause (c), clause (e) and clause (f), in each case of the definition of "Indebtedness" (exclusive of intercompany Indebtedness between the Borrower and its Restricted Subsidiaries) and (without duplication) any Contingent Liability in respect of any of the foregoing.

     "Transaction" is defined in the fifth recital.

     "Transaction Documents" means, collectively, the Stock Purchase Agreement, the First Mortgage Note Documents, the Product Supply Agreement, and all other material agreements, documents, instruments, certificates, filings, consents, approvals, board of directors resolutions and opinions furnished to or in connection with the Transaction.

     "type" means, relative to any Revolving Loan, the portion thereof, if any, being maintained as a Base Rate Loan or a LIBO Rate Loan.

     "UCC" means the Uniform Commercial Code as in effect from time to time in the State of New York or, with respect to Filing Statements, the Uniform Commercial Code as in effect from time to time in each applicable jurisdiction of the United States.

     "United States" or "U.S." means the United States of America, its fifty States and the District of Columbia.

     "Waiver" means any agreement in favor of the Administrative Agent for the benefit of the Lenders and each Issuer in form and substance reasonably satisfactory to the Administrative Agent.

     "Welfare Plan" means a "welfare plan", as such term is defined in section 3(1) of ERISA.

     "wholly-owned Subsidiary" means, with respect to any Person, any Subsidiary of such Person all of the Capital Stock (including all rights and options to purchase such Capital Stock) of which, other than directors' qualifying shares, are owned, beneficially and of record, by such Person and/or one or more wholly-owned Subsidiaries of such Person.

     SECTION 1.2. Use of Defined Terms. Unless otherwise defined or the context otherwise requires, terms for which meanings are provided in this Agreement shall have such meanings when used in the Disclosure Schedule, each Loan Document, notice and other communication delivered from time to time in connection with this Agreement or any other Loan Document.

     SECTION 1.3. Cross-References. Unless otherwise specified, references in this Agreement and in each other Loan Document to any Article or Section are references to such Article or Section of this Agreement or such other Loan Document, as the case may be, and, unless otherwise specified, references in any Article, Section or definition to any clause are references to such clause of such Article, Section or definition.

     SECTION 1.4. Accounting and Financial Determinations. Unless otherwise specified, all accounting terms used herein or in any other Loan Document shall be interpreted, all accounting determinations and computations hereunder or thereunder (including under Section 7.2.4) shall be made, and all financial statements required to be delivered hereunder or thereunder shall be prepared in accordance with, those generally accepted accounting principles ("GAAP") applied in the preparation of the financial statements referred to in Section 5.1.13. Unless otherwise expressly provided, all financial covenants and defined financial terms shall be computed on a consolidated basis for the Borrower and its Restricted Subsidiaries, in each case without duplication.

                                   ARTICLE II
                       COMMITMENTS, BORROWING PROCEDURES,
                           NOTES AND LETTERS OF CREDIT

     SECTION 2.1. Commitments. On the terms and subject to the conditions of this Agreement,

          (a) each Lender severally agrees to make Revolving Loans (other than Swing Line Loans) pursuant to the Revolving Loan Commitment, and the Swing Line Lender agrees to make Swing Line Loans pursuant to the Swing Line Loan Commitment, in each case as described in this Section 2.1; and

          (b) the Issuer agrees that it will issue Letters of Credit pursuant to
     Section 2.1.1, and each other Lender that has a Revolving Loan Commitment severally agrees that it will purchase participation interests in such Letters of Credit pursuant to Section 2.6.1.

     SECTION 2.1.1. Credit Extensions. Subject to compliance by the Borrower with the terms hereof, from time to time on any Business Day occurring from and after the Closing Date but prior to the Revolving Loan Commitment Termination
Date:

          (a) each Lender will make loans (relative to such Lender, its "Revolving Loans") to the Borrower equal to such Lender's Percentage of the aggregate amount of the Borrowing or Borrowings of Revolving Loans requested by the Borrower to be made on such day. On the terms and subject to the conditions set forth herein, the Borrower may from time to time borrow, prepay and reborrow Revolving Loans. The Commitment of each Lender described in this Section 2.1.1 is herein referred to as its "Revolving Loan Commitment";

            (b) the Swing Line Lender will make Loans (relative to the Swing Line Lender, its "Swing Line Loans") to the Borrower equal to the principal amount of the Swing Line Loans requested by the Borrower to be made on such day. On the terms and subject to the conditions hereof, the Borrower may from time to time borrow, prepay and reborrow such Swing Line Loans;

            (c) the Issuer will issue one or more standby letters of credit (each referred to as a "Letter of Credit") for the account of the Borrower or any Restricted Subsidiary in the Stated Amount requested by the Borrower on such day, or extend the Stated Expiry Date of an existing standby Letter of Credit previously issued hereunder to a date not later than the earlier of (i) the Revolving Loan Commitment Termination Date and
      (ii) one year from the date of such extension; it being acknowledged and agreed by the parties hereto that the Existing Letters of Credit are each deemed to be and shall constitute a "Letter of Credit" issued under and governed by the terms of this Agreement, and Harris Trust & Savings Bank is deemed to be an "Issuer" under the terms of this Agreement with respect to the Existing Letters of Credit.

     SECTION 2.1.2. Lenders Not Permitted or Required to Make Loans. No Lender shall be permitted or required to, and the Borrower shall not request any Lender to, make any Revolving Loan or Swing Line Loan if, after giving effect thereto, the aggregate outstanding principal amount of all the Revolving Loans and Swing Line Loans

          (a) of all the Lenders, together with the aggregate amount of all Letter of Credit Outstandings, would exceed the lesser of (i) the Revolving Loan Commitment Amount and (ii) the then existing Borrowing Base Amount;

          (b) of such Lender (other than the Swing Line Lender), together with such Lender's Percentage of the aggregate amount of all Letter of Credit Outstandings, would exceed such Lender's Percentage of the lesser of (i) the Revolving Loan Commitment Amount and (ii) the then existing Borrowing Base Amount; or

          (c) in the case of Swing Line Loans, if after giving effect to the making of such Swing Line Loan, the outstanding principal amount of all Swing Line Loans would exceed the then existing Swing Line Loan Commitment Amount.

     SECTION 2.1.3. Issuer Not Permitted or Required to Issue Letters of Credit. No Issuer shall be permitted or required to issue any Letter of Credit if, after giving effect thereto, (a) the aggregate amount of all Letter of Credit Outstandings would exceed the Letter of Credit Commitment Amount or (b) the sum of the aggregate amount of all Letter of Credit Outstandings plus the aggregate principal amount of all Revolving Loans and Swing Line Loans then outstanding would exceed the lesser of (i) the Revolving Loan Commitment Amount and (ii) the then existing Borrowing Base Amount.

     SECTION 2.2. Reduction of Commitment Amounts. The Commitment Amounts are subject to reduction from time to time pursuant to this Section 2.2.

     SECTION 2.2.1. Optional. The Borrower may, from time to time on any Business Day occurring after the Closing Date, voluntarily reduce the Swing Line Loan Commitment Amount, the Letter of Credit Commitment Amount or the Revolving Loan Commitment Amount; provided, however, that all such reductions shall require at least five Business Days' prior notice to the Administrative Agent and be permanent, and any partial reduction of any Commitment Amount shall be in a minimum amount of $5,000,000 and in an integral multiple of $1,000,000. Any reduction of the Revolving Loan Commitment Amount which reduces the Revolving Loan Commitment Amount below the sum of (a) the Letter of Credit Commitment Amount and (b) the Swing Line Loan Commitment Amount shall result in an automatic and corresponding reduction of the Letter of Credit Commitment Amount and/or the Swing Line Loan Commitment Amount (as specified by the Borrower) to an aggregate amount not in excess of the Revolving Loan Commitment Amount, as so reduced, without any further action on the part of the Issuer or the Swing Line Lender.

     SECTION 2.2.2. Mandatory. The Revolving Loan Commitment Amount shall, without any further action, automatically and permanently be reduced on the Revolving Loan Commitment Termination Date so that the Revolving Loan Commitment Amount equals $0, provided, that any such reduction of the Revolving Loan Commitment Amount which reduces the Revolving Loan Commitment Amount below the sum of (a) Letter of Credit Commitment Amount and (b) the Swing Line Loan Commitment Amount shall result in an automatic and corresponding reduction of the Letter of Credit Commitment Amount and/or the Swing Line Loan Commitment Amount (as specified by the Borrower) to an aggregate amount not in excess of the Revolving Loan Commitment Amount, as so reduced, without any further action on the part of the Issuer or the Swing Line Lender.

     SECTION 2.3. Borrowing Procedures and Funding Maintenance. Revolving Loans shall be made by the Lenders in accordance with Section 2.3.1, and Swing Line Loans shall be made by the Swing Line Lender in accordance with Section 2.3.2.

     SECTION 2.3.1. Revolving Loans. In the case of Revolving Loans, by delivering a Borrowing Request to the Administrative Agent on or before 11:00 a.m., Denver, Colorado time, on a Business Day, the Borrower may from time to time irrevocably request, on not less than one Business Day's notice (in the case of Base Rate Loans) or three Business Days' notice (in the case of LIBO Rate Loans), that a Borrowing be made in a minimum aggregate amount of $5,000,000 or any larger integral multiple of $1,000,000 or in the unused amount of the Revolving Loan Commitment Amount. The Administrative Agent shall make such funds available by transfer to or for the accounts of the Borrower on the Business Day specified in the Borrowing Request (to the extent such Borrowing Request was delivered on time pursuant to the terms hereof).

     SECTION 2.3.2. Swing Line Loans. By telephonic notice (given by those Persons authorized in writing by the Borrower to give such telephonic notice to the Swing Line Lender and Administrative Agent), promptly followed (within one Business Day) by the delivery of a confirming Borrowing Request, to the Swing Line Lender and the Administrative Agent on or before 11:00 a.m., Denver, Colorado time, on the Business Day the proposed Swing Line Loan is to be made, the Borrower may from time to time irrevocably request that a Swing Line Loan be made by the Swing Line Lender in any principal amount. All Swing Line Loans shall be made as Base Rate Loans and shall not be entitled to be converted into LIBO Rate Loans. The making of any such Swing Line Loan shall be conclusively presumed to have been made to or for the benefit of the Borrower when the Swing Line Lender and the Administrative Agent each believe in good faith that the telephonic notice has been made by an authorized Person representing the Borrower, or when such Swing Line Loan is deposited to the credit of the account of the Borrower regardless of the fact that Persons other than those authorized hereunder may have authority to draw against such account. The Administrative

Agent shall make such funds available by transfer to or for the accounts of the Borrower on the same Business Day such telephonic notice shall have been received.

     SECTION 2.4. Continuation and Conversion Elections. By delivering a Continuation/Conversion Notice to the Administrative Agent on or before 11:00 a.m., Denver, Colorado time, on a Business Day, the Borrower may from time to time irrevocably elect, on not less than one Business Day's notice (in the case of a conversion of LIBO Rate Loans to Base Rate Loans) or three Business Days' notice (in the case of a continuation of LIBO Rate Loans or a conversion of Base Rate Loans into LIBO Rate Loans) nor more than five Business Days' notice (in the case of any Loans) that all, or any portion in a minimum aggregate amount of $5,000,000 or an integral multiple of $1,000,000, of any Loans be, in the case of Base Rate Loans, converted into LIBO Rate Loans or, in the case of LIBO Rate Loans, converted into Base Rate Loans or continued as LIBO Rate Loans (in the absence of delivery of a Continuation/Conversion Notice with respect to any LIBO Rate Loan at least three Business Days (but not more than five Business Days) before the last day of the then current Interest Period with respect thereto, such LIBO Rate Loan shall, on such last day, automatically convert to a Base Rate Loan); provided, however, that (a) each such conversion or continuation shall be pro rated among the applicable outstanding Loans of all Lenders, and
(b) no portion of the outstanding principal amount of any Loans may be continued as, or be converted into, LIBO Rate Loans when any Default has occurred and is continuing.

     SECTION 2.5. Funding. Each Lender may, if it so elects, fulfill its obligation to make, continue or convert LIBO Rate Loans hereunder by causing one of its foreign branches or Affiliates (or an international banking facility created by such Lender) to make or maintain such LIBO Rate Loan; provided, however, that such LIBO Rate Loan shall nonetheless be deemed to have been made and to be held by such Lender, and the obligation of the Borrower to repay such LIBO Rate Loan shall nevertheless be to such Lender for the account of such foreign branch, Affiliate or international banking facility. In addition, the Borrower hereby consents and agrees that, for purposes of any determination to be made for purposes of Section 4.1, 4.2, 4.3 or 4.4, it shall be conclusively assumed that each Lender elected to fund all LIBO Rate Loans by purchasing Dollar deposits in its LIBOR Office's interbank Eurodollar market.

     SECTION 2.6. Issuance Procedures. By delivering to the Administrative Agent an Issuance Request on or before 11:00 a.m., Denver, Colorado time, on a Business Day, the Borrower may, from time to time irrevocably request, on not less than three nor more than ten Business Days' notice (or such shorter or longer notice as may be acceptable to the Issuer), in the case of an initial issuance of a Letter of Credit, and not less than three nor more than ten Business Days' notice (unless a shorter or longer notice period is acceptable to the Issuer) prior to the then existing Stated Expiry Date of a Letter of Credit, in the case of a request for the extension of the Stated Expiry Date of a Letter of Credit, that the Issuer issue, or extend the Stated Expiry Date of, as the case may be, an irrevocable Letter of Credit on behalf of the Borrower (whether issued for the account of or on behalf of the Borrower or any of its Restricted Subsidiaries) in such form as may be requested by the Borrower and approved by the Issuer, for the purposes described in Section 7.1.8; provided, however, that no extension of the Stated Expiry Date of an outstanding Letter of Credit may provide for a Stated Expiry Date subsequent to the earlier of (a) the Revolving Loan Commitment Termination Date and (b) one year from the date of such extension. Notwithstanding anything to the contrary contained herein or in any separate application for any Letter of Credit, the Borrower hereby acknowledges and agrees that it shall be obligated to reimburse the Issuer upon each Disbursement paid under a Letter of Credit, and it shall be deemed to be the obligor for purposes of each such Letter of Credit issued hereunder (whether the account party on such Letter of Credit is the Borrower or a Restricted Subsidiary). Upon receipt of an Issuance Request, the Administrative Agent shall promptly notify the Issuer and each Lender thereof. Each Letter of Credit shall by its terms be stated to expire on a date (its "Stated Expiry Date") no later than the earlier to occur of (a) the Revolving Loan Commitment Termination Date or (b) one year from the date of its issuance.

     SECTION 2.6.1. Other Lenders' Participation. Upon the issuance of each Letter of Credit issued by the Issuer pursuant hereto, and without further action, each Lender (other than the Issuer) that has a Revolving Loan Commitment shall be deemed to have irrevocably purchased from the Issuer, to the extent of its Percentage in respect of Revolving Loans, and the Issuer shall be deemed to have irrevocably granted and sold to such Lender a participation interest in such Letter of Credit (including the Contingent Liability and any Reimbursement Obligation and all rights with respect thereto), and such Lender shall, to the extent of its Percentage in respect of Revolving Loans, be responsible for reimbursing promptly (and in any event within one Business Day) the Issuer for Reimbursement Obligations which have not been reimbursed by the Borrower in accordance with Section 2.6.3. In addition, such Lender shall, to the extent of its Percentage in respect of Revolving Loans, be entitled to promptly receive a ratable portion of the Letter of Credit fees payable pursuant to Section 3.3.3 with respect to each Letter of Credit and of interest payable pursuant to
Section 3.2 with respect to any Reimbursement Obligation. To the extent that any Lender has reimbursed the Issuer for a Disbursement as required by this Section, such Lender shall be entitled to receive its ratable portion of any amounts subsequently received (from the Borrower or otherwise) in respect of such Disbursement.

     SECTION 2.6.2. Disbursements; Conversion to Revolving Loans. The Issuer will notify the Borrower and the Administrative Agent promptly (but in any event on the same Business Day) of the presentment for payment of any drawing under any Letter of Credit issued by the Issuer, together with notice of the date (the "Disbursement Date") such payment shall be made (each such payment, a "Disbursement"). Subject to the terms and provisions of such Letter of Credit, the Issuer shall make such payment to the beneficiary (or its designee) of such Letter of Credit. Prior to 11:00 a.m., Denver, Colorado time, on the Business Day following the Disbursement Date (the "Disbursement Due Date"), the Borrower will reimburse the Administrative Agent, for the account of the Issuer, for all amounts which the Issuer has disbursed under such Letter of Credit, together with interest thereon at the rate per annum otherwise applicable to Revolving Loans (made as Base Rate Loans) from and including the Disbursement Date to but excluding the Disbursement Due Date and, thereafter (unless such Disbursement is converted into a Base Rate Loan on the Disbursement Due Date), at a rate per annum equal to the rate per annum then in effect with respect to overdue Revolving Loans (made as Base Rate Loans) pursuant to Section 3.2.2 for the period from the Disbursement Due Date through but excluding the date of such reimbursement; provided, however, that if no Default shall have then occurred and be continuing, unless the Borrower has notified the Administrative Agent no later than one Business Day prior to the Disbursement Due Date that it will reimburse the Issuer for the applicable Disbursement, then the amount of the Disbursement shall be deemed to be a Borrowing of Revolving Loans constituting Base Rate Loans and following the giving of notice thereof by the Administrative Agent to the Lenders, each Lender with a Revolving Loan Commitment (other than the Issuer) will deliver to the Issuer on the Disbursement Due Date immediately available funds in an amount equal to such Lender's Percentage of such Borrowing. Each conversion of Disbursement amounts into Revolving Loans shall constitute a representation and warranty by the Borrower that on the date of the making of such Revolving Loans all of the statements set forth in Section 5.2.1 are true and correct.

     SECTION 2.6.3. Reimbursement. The obligation (a "Reimbursement Obligation") of the Borrower under Section 2.6.2 to reimburse the Issuer with respect to each Disbursement (including interest thereon) not converted into a Base Rate Loan pursuant to Section 2.6.2, and, upon the Borrower failing or electing not to reimburse the Issuer and the giving of notice thereof by the Administrative Agent to the Lenders, each Lender's (to the extent it has a Revolving Loan Commitment) obligation under Section 2.6.1 to reimburse the Issuer or fund its Percentage of any Disbursement converted into a Base Rate Loan, shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which the Borrower or such Lender, as the case may be, may have or have had against the Issuer or any such Lender, including any defense based upon the failure of any Disbursement to conform to the terms of the applicable Letter of Credit (if, in the Issuer's good faith opinion, such Disbursement is determined to be appropriate) or any non-application or misapplication by the beneficiary of the proceeds of such Letter of Credit; provided, however, that after paying in full its Reimbursement Obligation hereunder, nothing herein shall adversely affect the right of the Borrower or such Lender, as the case may be, to commence any proceeding against the Issuer for any wrongful Disbursement made by the Issuer under a Letter of Credit as a result of acts or omissions constituting gross negligence or willful misconduct on the part of the Issuer.

     SECTION 2.6.4. Deemed Disbursements. Upon the occurrence and during the continuation of any Event of Default of the type described in clauses (a) through (d) of Section 8.1.9 or, with notice from the Administrative Agent acting at the direction of the Required Lenders, upon the occurrence and during the continuation of any other Event of Default,

          (a) an amount equal to that portion of all Letter of Credit Outstandings attributable to the then aggregate amount which is undrawn and available under all Letters of Credit issued and outstanding shall, without demand upon or notice to the Borrower or any other Person, be deemed to have been paid or disbursed by the Issuer under such Letters of Credit (notwithstanding that such amount may not in fact have been so paid or disbursed); and

          (b) the Borrower shall be immediately obligated to reimburse the Issuer for the amount deemed to have been so paid or disbursed by the Issuer.

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

Any amounts so payable by the Borrower pursuant to this Section shall be deposited in cash with the Administrative Agent and held as collateral security for the Obligations in connection with the Letters of Credit issued by the Issuer. At such time as the Events of Default giving rise to the deemed disbursements hereunder shall have been cured or waived, or any Letters of Credit shall have expired undrawn, the Administrative Agent shall return to the Borrower all amounts then on deposit with the Administrative Agent pursuant to this Section, together with accrued interest at the Federal Funds Rate, which have not been applied to the satisfaction of such Obligations.

     SECTION 2.6.5. Nature of Reimbursement Obligations. The Borrower and, to the extent set forth in Section 2.6.1, each Lender with a Revolving Loan Commitment, shall assume all risks of the acts, omissions or misuse of any Letter of Credit by the beneficiary thereof. The Issuer (except to the extent of its own gross negligence or willful misconduct) shall not be responsible for (a) the form, validity, sufficiency, accuracy, genuineness or legal effect of any Letter of Credit or any document submitted by any party in connection with the application for and issuance of a Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged, (b) the form, validity, sufficiency, accuracy, genuineness or legal effect of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or the proceeds thereof in whole or in part, which may prove to be invalid or ineffective for any reason, (c) failure of the beneficiary to comply fully with conditions required in order to demand payment under a Letter of Credit, (d) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, or (e) any loss or delay in the transmission or otherwise of any document or draft required in order to make a Disbursement under a Letter of Credit. None of the foregoing shall affect, impair or prevent the vesting of any of the rights or powers granted to the Issuer or any Lender with a Revolving Loan Commitment hereunder. In furtherance and extension and not in limitation or derogation of any of the foregoing, any action taken or omitted to be taken by the Issuer in good faith (and not constituting gross negligence or willful misconduct) shall be binding upon the Borrower, each Obligor and each such Lender, and shall not put the Issuer under any resulting liability to the Borrower, any Obligor or any such Lender, as the case may be.

     SECTION 2.7. Register; Notes. (a) Each Lender may maintain in accordance with its usual practice an account or accounts evidencing the Indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder. In the case of a Lender that does not request, pursuant to clause (b)(ii) below, execution and delivery of a Note evidencing the Loans made by such Lender to the Borrower, such account or accounts shall, to the extent not inconsistent with the notations made by the Administrative Agent in the Register, be conclusive and binding on the Borrower absent manifest error; provided, however, that the failure of any Lender to maintain such account or accounts shall not limit or otherwise affect any Obligations of the Borrower or any other Obligor.

     (b)(i) The Borrower hereby designates the Administrative Agent to serve as the Borrower's agent, solely for the purpose of this clause (b), to maintain a register (the "Register") on which the Administrative Agent will record each


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

Lender's Commitment, the Loans made by each Lender and each repayment in respect of the principal amount of the Loans of each Lender and annexed to which the Administrative Agent shall retain a copy of each Lender Assignment Agreement delivered to the Administrative Agent pursuant to Section 10.11.1. Failure to make any recordation, or any error in such recordation, shall not affect the Borrower's obligation in respect of such Loans. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person in whose name a Loan (and as provided in clause (ii) the Note evidencing such Loan, if any) is registered as the owner thereof for all purposes of this Agreement, notwithstanding notice or any provision herein to the contrary. A Lender's Commitment and the Loans made pursuant thereto may be assigned or otherwise transferred in whole or in part only by registration of such assignment or transfer in the Register. Any assignment or transfer of a Lender's Commitment or the Loans made pursuant thereto shall be registered in the Register only upon delivery to the Administrative Agent of a Lender Assignment Agreement duly executed by the Assignor Lender thereof. No assignment or transfer of a Lender's Commitment or the Loans made pursuant thereto shall be effective unless such assignment or transfer shall have been recorded in the Register by the Administrative Agent as provided in this Section 2.7.

     (ii) The Borrower agrees that, upon the written request to the Administrative Agent by any Lender, the Borrower will execute and deliver to such Lender, as applicable, a Note evidencing the Loans made by such Lender. The Borrower hereby irrevocably authorizes each Lender to make (or cause to be made) appropriate notations on the grid attached to such Lender's Notes (or on any continuation of such grid), which notations, if made, shall evidence, inter alia, the date of, the outstanding principal amount of, and the interest rate and Interest Period applicable to the Loans evidenced thereby. Such notations shall, to the extent not inconsistent with the notations made by the Administrative Agent in the Register, be conclusive and binding on the Borrower absent manifest error; provided, however, that the failure of any Lender to make any such notations shall not limit or otherwise affect any Obligations of the Borrower or any other Obligor. The Loans evidenced by any such Note and interest thereon shall at all times (including after assignment pursuant to Section 10.11.1) be payable to the order of the payee named therein and its registered assigns. Subject to the provisions of Section 10.11.1, a Note and the obligation evidenced thereby may be assigned or otherwise transferred in whole or in part only by registration of such assignment or transfer of such Note and the obligation evidenced thereby in the Register (and each Note shall expressly so provide). Any assignment or transfer of all or part of an obligation evidenced by a Note shall be registered in the Register only upon surrender for registration of assignment or transfer of the Note evidencing such obligation, accompanied by a Lender Assignment Agreement duly executed by the assignor thereof and the compliance by the parties thereto with the other requirements of
Section 10.11.1, and thereupon, if requested by the assignee, one or more new Notes shall be issued to the designated assignee and the old Note shall be returned by the Administrative Agent to the Borrower marked "exchanged". No assignment of a Note and the obligation evidenced thereby shall be effective unless it shall have been recorded in the Register by the Administrative Agent as provided in this Section.

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

     SECTION 2.8. Equalization Transfers. Until such time as U.S. Bancorp is no longer the Administrative Agent and Swing Line Lender hereunder, the following provisions shall apply notwithstanding any other provisions herein to the contrary:

          (a) It is anticipated that the Borrower may wish to borrow and repay Loans on each Business Day, and that repayments will be received automatically from the accounts referred to in Section 5.1.11. Except to the extent otherwise required by this Agreement, the daily Borrowings by the Borrower will be accommodated by the Swing Line Lender by the making of Swing Line Loans. To minimize the number of transfers of funds to and from the Lenders resulting from such Borrowings and repayments, the Swing Line Lender may fund daily Loans for the accounts of the Lenders and apply daily repayments of Loans to the accounts of the Lenders other than according to each Lenders' Percentage (i.e., without receiving each such other Lender's Percentage of a Loan on the date of disbursement thereof or without paying each such other Lender's Percentage of a repayment of a Loan on the date of payment thereof); provided, however, that no such Loan shall be made and no repayment of a Loan shall be applied other than according to the Lenders' Percentages if (i) at the time of the making or repayment of any Loan, the Administrative Agent has actual knowledge of a Default, (ii) after giving effect to the requested Loan, the Swing Line Lender would hold, at the end of any Business Day, Loans exceeding its Percentage of the then existing Revolving Loan Commitment Amount plus the Swing Line Loan Commitment Amount, or (iii) after applying any repayment, the Swing Line Lender would hold, at the end of any Business Day, Loans of less than zero Dollars ($0).

          (b) At any time at the Administrative Agent's discretion, and, in any event, as of the end of the last Business Day of each week if the outstanding Loans are not held according to the Lenders' Percentages, the Administrative Agent shall give notice to the Lenders of the amount of funds to be transferred from the Swing Line Lender to the Administrative Agent for the account of each Lender, or from the Lenders to the Administrative Agent for the account of the Swing Line Lender, as the case may be (each such transfer, an "Equalization Transfer"), required to cause the Loans to be held by the Lenders (including the Swing Line Lender) according to their respective Percentage. On the Business Day following such notice, the necessary Equalization Transfers shall be made in immediately available funds on or before 11:00 a.m., Denver, Colorado time; provided, however, that Equalization Transfers necessary to avoid any event described in clause (a)(ii) or (a)(iii) of Section 2.8 shall be made prior to close of business on the same Business Day such notice is received by each such Lender.

          (c) Except as set forth in clause (d) below, any Equalization Transfer
     (i) by any Lender to the Administrative Agent for the account of the Swing Line Lender shall be deemed to constitute a Loan by such Lender to the Borrower and a repayment by the Borrower of Loans held by the Swing Line Lender, and (ii) by the Swing Line Lender to the Administrative Agent for the account of each Lender shall be deemed to constitute a Loan by the Swing Line Lender to the Borrower and a repayment of Loans held by such Lender.

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

          (d) To the extent a Default of the nature set forth in Section 8.1.9 shall have occurred and be continuing on the date on which any Equalization Transfer is required to be made pursuant to clause (b) above, any such Equalization Transfer (i) by any Lender to the Administrative Agent for the account of the Swing Line Lender, and (ii) by the Swing Line Lender to the Administrative Agent for the account of any Lender shall, in each case, be deemed to constitute a purchase by each such Lender or the Swing Line Lender, as the case may be, of a direct interest, in the amount of such Equalization Transfer, in outstanding Loans, such that each of the Lenders shall have an interest in such Loans equal to their respective Percentage as of the date of occurrence of such Default.

          (e) At any time after any Lender (a "Selling Lender") shall have received any Equalization Transfer that constitutes a purchase by any other Lender (a "Purchasing Lender") of a direct interest in such Selling Lender's Loans pursuant to clause (d) above, if such Selling Lender receives any payment on account of its Loans, such Selling Lender will distribute to such Purchasing Lender its proportionate share of such payment (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Purchasing Lender's direct interest was outstanding and funded); provided, however, that in the event that such payment received by such Selling Lender is required to be returned, such Purchasing Lender will return to such Selling Lender any portion thereof previously distributed to it by such Selling Lender.

          (f) Each Lender's obligation to make Equalization Transfers pursuant to clause (b) above shall be absolute and unconditional and shall not be affected by any circumstance, including (i) any set-off, counterclaim, recoupment, defense or other right which such Lender or any other Person may have against the Administrative Agent, the Swing Line Lender or any other Person for any reason whatsoever, (ii) the occurrence or continuance of a Default, an Event of Default or a Commitment Termination Event, (iii) any materially adverse change in the condition (financial or otherwise) of the Borrower or any other Obligor, (iv) any breach of this Agreement by any Obligor or any Lender (including any Lender's failure to make any Equalization Transfer) or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

                                   ARTICLE  III
                   REPAYMENTS, PREPAYMENTS, INTEREST AND FEES

     SECTION 3.1. Repayments and Prepayments; Application.

     SECTION 3.1.1. Repayments and Prepayments. The Borrower shall repay in full the unpaid principal amount of each Loan upon the Stated Maturity Date therefor. Prior thereto, the Borrower

          (a) may, from time to time on any Business Day, make a voluntary prepayment, in whole or in part, of the outstanding principal amount of any Revolving Loan; provided, however, that

               (i) any such prepayment of Revolving Loans shall be made pro rata among the Revolving Loans of the same type and, if applicable, having the same Interest Period of all Lenders that have made such Revolving Loans;

               (ii) the Borrower shall comply with Section 4.4 in the event that any LIBO Rate Loan is prepaid on any day other than the last day of the Interest Period for such LIBO Rate Loan;

               (iii) all such voluntary prepayments shall require at least one Business Day's notice in the case of Base Rate Loans, three Business Days' notice in the case of LIBO Rate Loans, but no more than five Business Days' notice in the case of any Loans, in each case in writing to the Administrative Agent; and

               (iv) all such voluntary partial prepayments shall be in a minimum aggregate amount of $5,000,000 and an integral multiple of $1,000,000, or in the aggregate principal amount of all Loans of the type then outstanding;

          (b) may, from time to time on any Business Day, make a voluntary prepayment, in whole or in part, of the outstanding principal amount of any Swing Line Loans;

          (c) shall, on each date when the sum of (i) the aggregate outstanding principal amount of all Loans plus (ii) the aggregate amount of all Letter of Credit Outstandings less all cash proceeds in the accounts referred to in Section 7.1.9 at the time of determination of any of the foregoing exceeds the lesser of (A) the Revolving Loan Commitment Amount (as it may be reduced from time to time, pursuant to Section 2.2), and (B) the then applicable Borrowing Base Amount, make a mandatory prepayment of all Loans and, if necessary, Cash Collateralize Letter of Credit Outstandings, in an aggregate amount equal to such excess;

          (d) shall, not later than one Business Day following the receipt of any Net Disposition Proceeds (in respect of any assets other than Fixed Assets) by the Borrower or any of its Restricted Subsidiaries, deliver to the Administrative Agent a calculation of the amount of such Net Disposition Proceeds and make a mandatory prepayment of the Loans in an amount equal to 100% of such Net Disposition Proceeds, to be applied as set forth in Section 3.1.2; provided, however, that no such mandatory prepayment of the Loans shall be required under this clause (d) to the extent (i) such Net Disposition Proceeds are received in connection with clause (c) of Section 7.2.9 or (ii) the Borrower notifies the Agents no later than 15 days following the receipt of such Net Disposition Proceeds (provided, that no notice shall be required with respect to amounts not in excess of $1,000,000) that it is the Borrower's or its Restricted


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     Subsidiary's good faith intention to apply such Net Disposition Proceeds toward the acquisition of other assets or property used in the business of such Person (and, in any event, in compliance with Section 7.2.1) and such Person in fact so uses such Net Disposition Proceeds within 365 days following the receipt by such Person of Net Disposition Proceeds, with the amount of Net Disposition Proceeds unused after such 365-day period being applied to prepay the Loans pursuant to this clause (d);

          (e) shall, not later than one Business Day following the receipt of any Net Debt Proceeds by the Borrower or any of its Restricted Subsidiaries, deliver to the Administrative Agent a calculation of the amount of such Net Debt Proceeds, and make a mandatory prepayment of the Loans in an amount equal to 100% of such Net Debt Proceeds, to be applied as set forth in Section 3.1.2;

          (f) shall, concurrently with the receipt of any Net Equity Proceeds by the Borrower or any of its Restricted Subsidiaries, deliver to the Administrative Agent a calculation of the amount of such Net Equity Proceeds, and no later than five Business Days following the delivery of such calculation, make a mandatory prepayment of the Loans in an amount equal to 50% of such Net Equity Proceeds, to be applied as set forth in
     Section 3.1.2;

          (g) shall, not later than one Business Day following the receipt of any Net Casualty Proceeds (in respect of any assets other than Fixed Assets) by the Borrower or any of its Restricted Subsidiaries, deliver to the Administrative Agent a calculation of the amount of such Net Casualty Proceeds and make a mandatory prepayment of the Loans in an amount equal to 100% of such Proceeds, to be applied as set forth in Section 3.1.2; provided, that no such mandatory prepayment of Net Casualty Proceeds shall be required under this clause (g) (i) if the Borrower notifies the Agents no later than 60 days following the receipt of such Net Casualty Proceeds of the Borrower's or its Restricted Subsidiary's good faith intention to apply such Net Casualty Proceeds to the rebuilding or replacement of such damaged, destroyed or condemned assets or property and (ii) to the extent such Person in fact uses such Net Casualty Proceeds to begin rebuilding or replacing the damaged, destroyed or condemned assets or property within 180 days following the receipt of such Net Casualty Proceeds and continues diligently to complete such rebuilding or replacement of such damaged, destroyed or condemned assets or property within the time reasonably required therefore (the "Rebuilding and Replacement Work"), with the amount of Net Casualty Proceeds unused after the completion of such Rebuilding and Replacement Work being applied to the Loans pursuant to Section 3.1.2;

          (h) shall, on each date when any reduction in the Revolving Loan Commitment Amount shall become effective, make a mandatory prepayment of the Loans and (if necessary) Cash Collateralize Letter of Credit Outstandings in an aggregate amount equal to the excess, if any, of the sum of (i) the aggregate outstanding principal amount of all Revolving Loans and Swing Line Loans and (ii) the aggregate amount of all Letter of Credit Outstandings over the Revolving Loan Commitment Amount as so reduced; and

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

          (i) shall, immediately upon the occurrence of the Stated Maturity Date of any Loans or Obligations, whether by way of acceleration pursuant to
     Section 8.2 or Section 8.3 or otherwise, repay all outstanding Loans and other Obligations, unless, pursuant to Section 8.3, only a portion of all Loans and other Obligations are so accelerated (in which case the portion so accelerated shall be so prepaid).

     Each prepayment of any Loans made pursuant to this Section shall be without premium or penalty, except as may be required by Section 4.4. No prepayment of principal of any Revolving Loans pursuant to clause (a), (b) (c), (d), (e), (f) or (g) of Section 3.1.1 shall cause a reduction in the Revolving Loan Commitment Amount, the Swing Line Loan Commitment Amount or the Letter of Credit Commitment Amount, as the case may be.

     SECTION 3.1.2. Application. Each prepayment or repayment of principal of the Loans shall be applied, to the extent of such prepayment or repayment, first, to the principal amount thereof being maintained as Base Rate Loans, and second, to the principal amount thereof being maintained as LIBO Rate Loans; provided that prepayments or repayments of LIBO Rate Loans not made on the last day of the Interest Period with respect thereto, shall be prepaid or repaid subject to the provisions of Section 4.4 (together with a payment of all accrued interest).

     SECTION 3.2. Interest Provisions. Interest on the outstanding principal amount of the Loans shall accrue and be payable in accordance with this Section 3.2.

     SECTION 3.2.1. Rates. (a) Each Base Rate Loan shall accrue interest on the unpaid principal amount thereof for each day from and including the day upon which such Loan was made or converted to a Base Rate Loan to but excluding the date such Loan is repaid or converted to a LIBO Rate Loan at a rate per annum equal to the sum of the Alternate Base Rate for such day plus the Applicable Margin for such Loan on such day.

     (b) Each LIBO Rate Loan shall accrue interest on the unpaid principal amount thereof for each day during each Interest Period applicable thereto at a rate per annum equal to the sum of the LIBO Rate (Reserve Adjusted) for such Interest Period plus the Applicable Margin for such Loan on such day.

     SECTION 3.2.2. Post-Maturity Rates. After the date any principal amount of any Loan is due and payable (whether on the applicable Stated Maturity Date, upon acceleration or otherwise), or any other monetary Obligation (other than overdue Reimbursement Obligations which shall bear interest as provided in
Section 2.6.2) of the Borrower is due and payable, the Borrower shall pay, but only to the extent permitted by law, interest (after as well as before judgment) on such amounts at a rate per annum equal to the rate that would otherwise be applicable to Base Rate Loans pursuant to Section 3.2.1 plus 2%.

     SECTION 3.2.3. Payment Dates. Interest accrued on each Loan shall be payable, without duplication:

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

          (a) on the Stated Maturity Date therefor;

          (b) in the case of a LIBO Rate Loan, on the date of any payment or prepayment, in whole or in part, of principal outstanding on such Loan, to the extent of the unpaid interest accrued through such date on the principal so paid or prepaid;

          (c) with respect to Base Rate Loans, on each Monthly Payment Date occurring after the Closing Date hereunder;

          (d) with respect to LIBO Rate Loans, on the last day of each applicable Interest Period (and, if such Interest Period shall exceed three months, at intervals of three months after the first day of such Interest Period);

          (e) with respect to the principal amount of any Base Rate Loans converted into LIBO Rate Loans on a day when interest would not otherwise have been payable pursuant to clause (c), above, on the date of such conversion; and

          (f) on that portion of any Loans the Stated Maturity Date of which is accelerated pursuant to Section 8.2 or Section 8.3, immediately upon such acceleration.

Interest accrued on Loans, Reimbursement Obligations or other monetary Obligations arising under this Agreement or any other Loan Document after the date such amount is due and payable (whether on the Stated Maturity Date, upon acceleration or otherwise) shall be payable upon demand; provided, that so long as the Borrower shall be in compliance with Section 5.2, any such amounts which are due and payable shall be funded with the proceeds of a Swing Line Loan.

     SECTION 3.3. Fees. The Borrower agrees to pay the fees set forth in this
Section 3.3. All such fees shall be non-refundable.

     SECTION 3.3.1. Commitment Fee. The Borrower agrees to pay to the Administrative Agent for the account of each Lender, for each day during the period (including any portion thereof when any of the Lenders' Revolving Loan Commitments are suspended by reason of the Borrower's inability to satisfy any condition of Article V) commencing on the Closing Date and continuing through the Revolving Loan Commitment Termination Date, a commitment fee on such Lender's Percentage of the daily average unused portion of the Revolving Loan Commitment Amount, whether or not then available, for such day at a rate per annum equal to the Applicable Commitment Fee for such day. Such commitment fees shall be payable by the Borrower in arrears on each Quarterly Payment Date, commencing with the first such day following the Closing Date, and ending on the Revolving Loan Commitment Termination Date. The making of Swing Line Loans by the Swing Line Lender shall not constitute usage under the Revolving Loan Commitment for the purpose of calculating the commitment fees to be paid by the Borrower to the Lenders (other than the Swing Line Lender) pursuant to this
Section 3.3.1.

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

     SECTION 3.3.2. The Agents' and the Co-Lead Arrangers' Fees. The Borrower agrees to pay to each of the Syndication Agent, the Administrative Agent, the Documentation Agent and the Co-Lead Arrangers for each such Person's own account, the fees set forth in the Fee Letter and the Administrative Agent's Fee Letter, in each case in accordance with their respective terms.

     SECTION 3.3.3. Letter of Credit Fee. The Borrower agrees to pay to

          (a) the Administrative Agent, for the pro rata account of the Issuer and each other Lender, a Letter of Credit fee for each day on which there shall be any Letter of Credit Outstandings in an amount equal to the product of (i) a rate per annum equal to the then Applicable Margin for Loans maintained as LIBO Rate Loans multiplied by (ii) the Stated Amount of each such Letter of Credit; and

          (b) the Issuer (i) a Letter of Credit fronting fee for each day on which there shall be any Letter of Credit Outstandings in an amount equal to .125% per annum on the Stated Amount of each such Letter of Credit, and
     (ii) from time to time promptly after demand, the normal issuance, presentation, amendment and other processing fees, and other standard administrative costs and charges of the Issuer relating to Letters of Credit as from time to time in effect.

Fees payable pursuant to this Section shall be payable quarterly in arrears on each Quarterly Payment Date and on the Revolving Loan Commitment Termination Date.


                                   ARTICLE IV
                     CERTAIN LIBO RATE AND OTHER PROVISIONS

     SECTION 4.1. LIBO Rate Lending Unlawful. If any Lender shall determine (which determination shall, upon notice thereof to the Borrower and the Administrative Agent, be conclusive and binding on the Borrower) that the introduction of or any change in or in the interpretation of any law, in each case after the date upon which such Lender shall have become a Lender hereunder, makes it unlawful, or any central bank or other Governmental Authority asserts, after such date, that it is unlawful, for such Lender to make, continue or maintain any Loan as, or to convert any Loan into, a LIBO Rate Loan, the obligations of such Lender to make, continue, maintain or convert any such LIBO Rate Loan shall, upon such determination, forthwith be suspended until such Lender shall notify the Administrative Agent that the circumstances causing such suspension no longer exist (with the date of such notice being the "Reinstatement Date"), and (a) all LIBO Rate Loans previously made by such Lender shall automatically convert into Base Rate Loans at the end of the then current Interest Periods with respect thereto or sooner, if required by such law or assertion and (b) all Loans thereafter made by such Lender and outstanding prior to the Reinstatement Date shall be made as Base Rate Loans, with interest thereon being payable on the same date that interest is payable with respect to the corresponding Borrowing of LIBO Rate Loans made by Lenders not so affected.

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

     SECTION 4.2. Deposits Unavailable. If the Administrative Agent shall have determined that

          (a) Dollar deposits in the relevant amount and for the relevant Interest Period are not available to the Administrative Agent in its relevant market; or

          (b) by reason of circumstances affecting the Administrative Agent's relevant market, adequate means do not exist for ascertaining the interest rate applicable hereunder to LIBO Rate Loans,

then, upon notice from the Administrative Agent to the Borrower and the Lenders, the obligations of all Lenders under Section 2.3 and Section 2.4 to make or continue any Loans as, or to convert any Loans into, LIBO Rate Loans shall forthwith be suspended until the Administrative Agent shall notify the Borrower and the Lenders that the circumstances causing such suspension no longer exist.

     SECTION 4.3. Increased LIBO Rate Loan Costs, etc. The Borrower agrees to reimburse each Lender and the Issuer for any increase in the cost to such Lender or the Issuer of, or any reduction in the amount of any sum receivable by such Person in respect of, making, continuing or maintaining (or of its obligation to make, continue or maintain) any Loans as, or of converting (or of its obligation to convert) any Loans into, LIBO Rate Loans that arise in connection with any change in, or the introduction, adoption, effectiveness, interpretation, reinterpretation or phase-in after the date hereof of, any law or regulation, directive, guideline, decision or request (whether or not having the force of law) of any Governmental Authority, except for such changes with respect to increased capital costs and Taxes which are governed by Sections 4.5 and 4.6, respectively. Such Lender or the Issuer shall promptly notify the Administrative Agent and the Borrower in writing of the occurrence of any such event, such notice to state, in reasonable detail, the reasons therefor and the additional amount required fully to compensate such Lender for such increased cost or reduced amount. Such additional amounts shall be payable by the Borrower directly to such Lender or the Issuer within five days of its receipt of such notice, and such notice shall, in the absence of manifest error, be conclusive and binding on the Borrower; provided, that each Lender and the Issuer agrees to treat the Borrower in a similar manner as similarly situated borrowers in connection with any such amounts.

     SECTION 4.4. Funding Losses. In the event any Lender shall incur any loss or expense (including any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to make, continue or maintain any portion of the principal amount of any Loan as, or to convert any portion of the principal amount of any Loan into, a LIBO Rate Loan) as a result of

          (a) any conversion or repayment or prepayment of the principal amount of any LIBO Rate Loans on a date other than the scheduled last day of the Interest Period applicable thereto, whether pursuant to Article III or otherwise;

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

          (b) any Loans not being made as LIBO Rate Loans in accordance with the Borrowing Request therefor; or

          (c) any Loans not being continued as, or converted into, LIBO Rate Loans in accordance with the Continuation/Conversion Notice therefor,

then, upon the written notice of such Lender to the Administrative Agent (with a copy to the Borrower) within thirty days of the date such Lender would reasonably be expected to become aware of such loss or expense, the Administrative Agent shall, within five days of its receipt thereof, cause payment to be made (from the account of the Borrower) directly to such Lender such amount as will (in the reasonable determination of such Lender) reimburse such Lender for such loss or expense. Such written notice shall, in the absence of manifest error, be conclusive and binding on the Borrower.

     SECTION 4.5. Increased Capital Costs. If any change in, or the introduction, adoption, effectiveness, interpretation, reinterpretation or phase-in of, any law or regulation, directive, guideline, decision or request (whether or not having the force of law) of any Governmental Authority, in each case occurring after the applicable Lender becomes a Lender hereunder, affects or would affect the amount of capital required or expected to be maintained by any Lender or any Person controlling such Lender, and such Lender determines (in its sole and absolute discretion) that the rate of return on its or such controlling Person's capital as a consequence of its Commitments, participation in Letters of Credit or the Loans made by such Lender is reduced to a level below that which such Lender or such controlling Person could have achieved but for the occurrence of any such circumstance, then, in any such case upon notice from time to time by such Lender to the Borrower (which notice shall contain a calculation of such amount in reasonable detail), the Borrower shall immediately pay directly to such Lender additional amounts sufficient to compensate such Lender or such controlling Person for such reduction in rate of return. A statement of such Lender as to any such additional amount or amounts shall, in the absence of manifest error, be conclusive and binding on the Borrower. In determining such amount, such Lender may use any method of averaging and attribution that it (in its sole and absolute discretion) shall deem applicable.

     SECTION 4.6. Taxes. The Borrower covenants and agrees as follows with respect to Taxes:

          (a) Any and all payments by the Borrower and each other Obligor under this Agreement and each other Loan Document shall be made without setoff, counterclaim or other defense, and free and clear of, and without deduction or withholding for or on account of, any Taxes. In the event that any Taxes are required by law to be deducted or withheld from any payment required to be made by the Borrower or any other Obligor to or on behalf of any Lender under any Loan Document, then:

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

               (i) subject to clause (f), below, if such Taxes are Non-Excluded Taxes, the amount of such payment shall be increased as may be necessary such that such payment is made, after withholding or deduction for or on account of such Taxes, in an amount that is not less than the amount provided for herein or in such other Loan Document; and

               (ii) the Borrower shall withhold the full amount of such Taxes from such payment (as increased pursuant to clause (a) (i)) and shall pay such amount to the Governmental Authority imposing such Taxes in accordance with applicable law.

          (b) In addition, the Borrower and each other Obligor shall pay any and all Other Taxes imposed to the relevant Governmental Authority imposing such Other Taxes in accordance with applicable law.

          (c) As promptly as practicable after the payment of any Taxes or Other Taxes, and in any event within 45 days of any such payment being due, the Borrower shall furnish to the Administrative Agent a copy of an official receipt (or a certified copy thereof) evidencing the payment of such Taxes or Other Taxes.

          (d) Subject to clause (f), below, the Borrower shall indemnify any Lender for any Non-Excluded Taxes and Other Taxes levied, imposed or assessed on (and whether or not paid directly by) such Lender (whether or not such Non-Excluded Taxes or Other Taxes are correctly or legally asserted by the relevant Governmental Authority). Promptly upon having knowledge that any such Non-Excluded Taxes or Other Taxes have been levied, imposed or assessed, and promptly upon notice thereof by such Lender, the Borrower shall pay such Non-Excluded Taxes or Other Taxes directly to the relevant Governmental Authority (provided, however, that such Lender shall not be under any obligation to provide any such notice to the Borrower). In addition, the Borrower shall indemnify any Lender for any incremental Taxes that may become payable by such Lender as a result of any failure of the Borrower to pay any Taxes when due to the appropriate Governmental Authority or to deliver to the Administrative Agent, pursuant to clause
     (c), above, documentation evidencing the payment of Taxes or Other Taxes. With respect to indemnification for Non-Excluded Taxes and Other Taxes actually paid by any Lender or the indemnification provided in the immediately preceding sentence, such indemnification shall be made within 30 days after the date such Lender makes written demand therefor. The Borrower acknowledges that any payment made to the Administrative Agent, for the account of each Lender or to any Governmental Authority in respect of the indemnification obligations of the Borrower provided in this clause shall constitute a payment in respect of which the provisions of clause
     (a), above, and this clause shall apply.

          (e) Each Non-U.S. Lender, shall (i) on or before the date (x) it becomes a Lender and (y) that any predecessor form expired or became obsolete or (ii) after the occurrence of any event requiring a change in


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

     the most recent forms or documentation previously delivered by such Lender pursuant hereto, deliver to the Borrower

               (i) (x) two duly completed copies of either (A) Internal Revenue Service Form 1001 or (B) Internal Revenue Service Form 4224, or in either case an applicable successor form, and (y) a duly completed copy of Internal Revenue Service Form W-8 or W-9 or applicable successor form; or

               (ii) if such Non-U.S. Lender is not legally entitled to deliver either form listed in clause (e)(i)(x), above, (x) a certificate of a duly authorized officer of such Non-U.S. Lender to the effect that such Non-U.S. Lender is not (A) a "bank" within the meaning of Section 881(c)(3)(A) of the Code, (B) a "10 percent shareholder" of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or
          (C) a controlled foreign corporation receiving interest from a related person within the meaning of Section 881 (c)(3)(C) of the Code (such certificate, an "Exemption Certificate") and (y) two duly completed copies of Internal Revenue Service Form W-8 or applicable successor form.

          (f) The Borrower shall not be obligated to gross up any payments to any Lender pursuant to clause (a)(i), above, or to indemnify such Lender pursuant to clause (d), above, in respect of United States federal withholding taxes to the extent imposed as a result of (i) the failure of such Lender to deliver to the Borrower the form or forms and/or an Exemption Certificate, as applicable to such Lender, pursuant to clause
     (e), above, (ii) such form or forms and/or Exemption Certificate not establishing a complete exemption from U.S. federal withholding tax or the information or certifications made therein by such Lender being untrue or inaccurate on the date delivered in any material respect, (iii) such Lender designating a successor lending office at which it maintains its Loans which has the effect of causing such Lender to become obligated for tax payments in excess of those in effect immediately prior to such designation or (iv) such Lender or the Administrative Agent being treated as a "conduit entity" within the meaning of U.S. Treasury regulations Section 1.881-3 or any successor provision; provided, however, that the Borrower shall be obligated to gross up any payments to such Lender pursuant to clause
     (a)(i), above, and to indemnify such Lender pursuant to clause (d), above, in respect of United States federal withholding taxes if (i) any such failure to deliver a form or forms or an Exemption Certificate or the failure of such form or forms or Exemption Certificate to establish a complete exemption from U.S. federal withholding tax or inaccuracy or untruth contained therein resulted from a change in any applicable statute, treaty, regulation or other applicable law or any interpretation of any of the foregoing occurring after the date hereof, which change rendered such Lender no longer legally entitled to deliver such form or forms or Exemption Certificate or otherwise ineligible for a complete exemption from U.S. federal withholding tax, or rendered the information or certifications made in such form or forms or Exemption Certificate untrue or inaccurate in a material respect, (ii) the redesignation of such Lender's lending office was made at the request of the Borrower or (iii) the obligation to gross up payments to any Lender pursuant to clause (a)(i) above, or to indemnify such Lender pursuant to clause (d) above, is with respect to an Assignee Lender that becomes an Assignee Lender as a result of an assignment made at the request of the Borrower.

          (g) If the Borrower pays any additional amount under this Section to a Lender and such Lender determines in its sole discretion that it has actually received or realized in connection therewith any refund or any reduction of, or credit against, its Tax liabilities in or with respect to the taxable year in which the additional amount is paid (a "Tax Benefit"), such Lender shall pay to the Borrower an amount that the Lender shall, in its sole discretion, determine is equal to the net benefit after tax, which was obtained by the Lender in such year as a consequence of such Tax Benefit; provided, however, that (i) any Lender may determine, in its sole discretion consistent with the policies of such Lender, whether to seek a Tax Benefit; (ii) any Taxes that are imposed on a Lender as a result of a disallowance or reduction (including through the expiration of any tax credit or carryover or carryback of such Lender that otherwise would not have expired) of any Tax Benefit with respect to which such Lender had made a payment to the Borrower pursuant to this clause shall be treated as a Non-Excluded Tax for which the Borrower is obligated to indemnify such Lender pursuant to this Section without any exclusions or defenses; and
     (iii) nothing in this clause shall require the Lender to disclose any confidential information to the Borrower (including its tax returns).

     SECTION 4.7. Payments, Computations, etc. Unless otherwise expressly provided in any Loan Document, all payments by or on behalf of the Borrower pursuant to this Agreement or any other Loan Document shall be made by the Borrower to the Administrative Agent for the pro rata account of the Lenders, Issuer, Agents or Co-Lead Arrangers, as applicable, entitled to receive such payment. All such payments required to be made to the Administrative Agent shall be made, without setoff, deduction or counterclaim, not later than 2:00 p.m., Denver, Colorado time, on the date due, in same day or immediately available funds, to such account as the Administrative Agent shall specify from time to time by notice to the Borrower. Funds received after that time shall be deemed to have been received by the Administrative Agent on the next succeeding Business Day. The Administrative Agent shall promptly remit in same day funds to each Lender, Issuer, Agent or Co-Lead Arrangers, as the case may be, its share, if any, of such payments received by the Administrative Agent for the account of such Lender, Issuer, Agent or Co-Lead Arrangers, as the case may be. All interest and fees shall be computed on the basis of the actual number of days (including the first day but excluding the last day) occurring during the period for which such interest or fee is payable over a year comprised of 360 days (or, in the case of interest on a Base Rate Loan, 365 days or, if appropriate, 366 days). Whenever any payment to be made shall otherwise be due on a day which is not a Business Day, such payment shall (except as otherwise required by clause
(a) of the definition of the term "Interest Period") be made on the next succeeding Business Day and such extension of time shall be included in computing interest and fees, if any, in connection with such payment.



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     SECTION 4.8. Sharing of Payments. If any Lender shall obtain any payment or other recovery (whether voluntary, involuntary, by application of setoff or otherwise) on account of any Loan or Reimbursement Obligations (other than pursuant to the terms of Sections 4.3, 4.4 and 4.5) in excess of its pro rata share of payments then or therewith obtained by all Lenders entitled thereto, such Lender shall purchase from the other Lenders such participation in the Credit Extensions made by them as shall be necessary to cause such purchasing Lender to share the excess payment or other recovery ratably with each of them; provided, however, that if all or any portion of the excess payment or other recovery is thereafter recovered from such purchasing Lender, the purchase shall be rescinded and each Lender which has sold a participation to the purchasing Lender shall repay to the purchasing Lender the purchase price to the ratable extent of such recovery together with an amount equal to such selling Lender's ratable share (according to the proportion of (a) the amount of such selling Lender's required repayment to the purchasing Lender in respect of such recovery to (b) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section may, to the fullest extent permitted by law, exercise all its rights of payment (including pursuant to Section 4.9) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation. If under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a setoff to which this Section applies, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders entitled under this Section to share in the benefits of any recovery on such secured claim.

     SECTION 4.9. Setoff. Each Secured Party shall, upon the occurrence of any Event of Default described in clauses (a) through (d) of Section 8.1.9 with respect to any Obligor or, with the consent of the Required Lenders, upon the occurrence of any other Event of Default, to the fullest extent permitted by law, have the right to appropriate and apply to the payment of the Obligations then due to it, and (as security for such Obligations) the Borrower hereby grants to each Secured Party a continuing security interest in, any and all balances, credits, deposits, accounts or moneys of the Borrower then or thereafter maintained with or otherwise held by such Secured Party; provided, however, that any such appropriation and application shall be subject to the provisions of Section 4.8. Each Secured Party agrees promptly to notify the Borrower and the Administrative Agent after any such setoff and application made by such Secured Party; provided, however, that the failure to give such notice shall not affect the validity of such setoff and application. The rights of each Secured Party under this Section are in addition to other rights and remedies (including other rights of setoff under applicable law or otherwise) which such Secured Party may have.

     SECTION 4.10. Change of Lending Office. Each Lender agrees that if it makes any demand for payment under Section 4.3, 4.4, 4.5, or 4.6, or if any adoption or change of the type described in Section 4.1 shall occur with respect to it, it will, if requested by the Borrower, use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions and so long as such efforts would not be disadvantageous to it, as determined in its sole discretion) to designate a different lending office if the making of such a designation would reduce or obviate the need for the Borrower to make payments


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

under Section 4.3, 4.4, 4.5, or 4.6, or would eliminate or reduce the effect of any adoption or change described in Section 4.1.

     SECTION 4.11. Replacement of Lenders. If any Lender (a "Subject Lender") makes a demand upon the Borrower for (or if the Borrower is otherwise required to pay) amounts pursuant to Section 4.3, 4.5 or 4.6, or gives notice pursuant to
Section 4.1 requiring a conversion of such Subject Lender's LIBO Rate Loans to Base Rate Loans or suspending such Lender's obligation to make Loans as, or to convert Loans into, LIBO Rate Loans, the Borrower may, within 90 days of receipt by the Borrower of such demand or notice (or the occurrence of such other event causing the Borrower to be required to pay such compensation), as the case may be, give notice (a "Replacement Notice") in writing to the Agents and such Subject Lender of its intention to replace such Subject Lender with a financial institution (a "Replacement Lender") designated in such Replacement Notice. If the Agents shall, in the exercise of their reasonable discretion and within 30 days of their receipt of such Replacement Notice, notify the Borrower and such Subject Lender in writing that the designated financial institution is satisfactory to the Agents (such consent not being required where the Replacement Lender is already a Lender), then such Subject Lender shall, so long as no Default or Event of Default shall have occurred and be continuing (and subject to the payment of any amounts due pursuant to Section 4.4), assign, in accordance with Section 10.11.1, all of its Commitments, Loans, Notes (if any) and other rights and obligations under this Agreement and all other Loan Documents (including, Reimbursement Obligations) to such designated financial institution; provided, however, that (i) such assignment shall be without recourse, representation or warranty and shall be on terms and conditions reasonably satisfactory to such Subject Lender and such designated financial institution and (ii) the purchase price paid by such designated financial institution shall be in the amount of such Subject Lender's Loans and its applicable Percentage of outstanding Reimbursement Obligations, together with all accrued and unpaid interest and fees in respect thereof, plus all other amounts (including the amounts demanded and unreimbursed under Sections 4.2, 4.3, 4.5 and 4.6), owing to such Subject Lender hereunder. Upon the effective date of an assignment described above, the Borrower shall issue a replacement Note (to the extent such Replacement Lender shall have requested a replacement Note pursuant to Sections 2.7 and 10.11.1) to such Replacement Lender and such institution shall become a "Lender" for all purposes under this Agreement and the other Loan Documents.


                                    ARTICLE V
                         CONDITIONS TO CREDIT EXTENSIONS

     SECTION 5.1. Initial Credit Extension. The obligations of the Lenders and, if applicable, the Issuer to fund the initial Credit Extension shall be subject to the prior or concurrent satisfaction of each of the conditions precedent set forth in this Section 5.1.

     SECTION 5.1.1. Resolutions, etc. The Agents shall have received from each Obligor (a) a copy of a current good standing certificate, dated a date reasonably close to the Closing Date, for each such Person and (b) a certificate, dated the Closing Date, duly executed and delivered by such


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Person's Secretary or Assistant Secretary as to (i) resolutions of such Person's
Board of Directors then in full force and effect authorizing the execution, delivery and performance of this Agreement and each other Loan Document to be executed by such Person and the transactions contemplated hereby and thereby,
(ii) the incumbency and signatures of those of such Person's officers and employees authorized to act with respect to this Agreement and each other Loan Document to be executed by such Person, and (iii) the full force and validity of each Organic Document of such Person and copies thereof, upon which certificates each Agent and each Lender may conclusively rely until it shall have received a further certificate of the Secretary or Assistant Secretary of such Obligor canceling or amending such prior certificate.

     SECTION 5.1.2. Delivery of Notes. The Agents shall have received, for the account of each Lender requesting a Note, such Lender's Note duly executed and delivered by an Authorized Officer of the Borrower.

     SECTION 5.1.3. Transaction Documents. The Agents shall have received (with copies for each Lender that shall have expressly requested copies thereof) fully executed copies of the Transaction Documents and all certificates, opinions and other documents delivered thereunder, certified to be true and complete copies thereof by an Authorized Officer of the Borrower.

     SECTION 5.1.4. Consummation of Transaction, etc. (a) The Agents shall have received evidence satisfactory to each of them that all actions necessary to consummate the Transaction shall have been taken in accordance with all applicable law and in accordance with the terms of each applicable Transaction Document, without amendment or waiver of any material provision thereof by Parent, the Borrower or any of their Affiliates. There shall exist at and as of the Closing Date (after giving effect to the Transaction and the initial Credit Extensions hereunder) no conditions that would constitute a default or an event of default under any of the Transaction Documents;

     (b) Prior to or concurrently with the making of the initial Credit Extension, (i) the Acquisition Transactions shall have been consummated, on terms and conditions and pursuant to documentation reasonably satisfactory to the Agents; (ii) the Capital Transactions shall have been consummated, on terms and conditions and pursuant to documentation reasonably satisfactory to the Agents; (iii) the Borrower shall have completed the Refinancing, on terms and conditions and pursuant to documentation reasonably satisfactory to the Agents; and (iv) the Borrower shall have paid all fees and expenses (or shall have sufficient Excess Availability to pay any unpaid fees and expenses) relating to the Transaction, which fees and expenses shall be satisfactory to the Agents; and

     (c) The Agents shall be reasonably satisfied with all aspects of the Transaction, including, (i) the capital and corporate structure of Parent, the Borrower and each of their respective Subsidiaries; (ii) the sources and uses of the proceeds utilized to consummate the Transaction; (iii) the terms and provisions of each of the Transaction Documents (including the Product Supply Agreement); and (iv) the tax, legal and environmental due diligence investigations of the Borrower and its Subsidiaries.

     SECTION 5.1.5. Intercreditor Agreement. The Agents shall have received executed counterparts of the Intercreditor Agreement, dated as of the Closing Date, duly executed and delivered by all parties thereto.

     SECTION 5.1.6. Closing Date Certificate. The Agents shall have received, with counterparts for each Lender, the Closing Date Certificate, dated the Closing Date and duly executed and delivered by an Authorized Officer of the Borrower, in which certificate the Borrower shall agree and acknowledge that the statements made therein shall be deemed to be true and correct representations and warranties of the Borrower made as of such date under this Agreement, and, at the time such certificate is delivered, such statements shall in fact be true and correct. All documents and agreements required to be appended to the Borrower Closing Date Certificate shall be in form and substance reasonably satisfactory to the Administrative Agent.

     SECTION 5.1.7. Subsidiary Guaranty. The Agents shall have received the Subsidiary Guaranty, dated as of the Closing Date, duly executed and delivered by an Authorized Officer of each Restricted Subsidiary (that is not a Foreign Subsidiary of the Borrower) in existence on the Closing Date.

     SECTION 5.1.8. Pledge and Security Agreements, etc. The Agents shall have received executed counterparts of

          (a) the Parent Guaranty and Pledge Agreement, dated as of the Closing Date, duly executed by an Authorized Officer of Parent, together with (i) the certificates evidencing all of the issued and outstanding shares of Capital Stock of the Borrower pledged pursuant to the Parent Guaranty and Pledge Agreement, which certificates shall in each case be accompanied by undated stock powers duly executed in blank and (ii) all promissory notes evidencing intercompany Indebtedness payable to Parent duly endorsed to the order of the Administrative Agent, together with UCC financing statements (Form UCC-1) (or similar instruments) in respect of such promissory notes executed by Parent to be filed in such jurisdictions as the Administrative Agent may reasonably request; and

          (b) each Pledge and Security Agreement, dated as of the Closing Date, duly executed and delivered by an Authorized Officer of the Borrower and each Restricted Subsidiary, as applicable, together with

               (i) the certificates evidencing all of the issued and outstanding shares of Capital Stock pledged pursuant to the applicable Pledge and Security Agreement, which certificates shall in each case be accompanied by undated stock powers or powers of transfer duly executed in blank, or, if any such shares of Capital Stock pledged pursuant to such Pledge and Security Agreement are uncertificated securities, the Administrative Agent shall have obtained "control" (as defined in the UCC) over such shares of Capital Stock and such other instruments and documents as the Administrative Agent shall deem necessary or in the reasonable opinion of the Administrative Agent desirable under applicable law to perfect the first priority security interest of the

          Administrative Agent in such shares of Capital Stock; provided, however, that notwithstanding the foregoing, no Foreign Subsidiary shall be required to execute the Subsidiary Pledge and Security Agreement, nor will the Borrower or any Restricted Subsidiary be required to deliver in pledge pursuant to the applicable Pledge and Security Agreement in excess of 65% of the total combined voting power of all classes of Capital Stock of a Foreign Subsidiary entitled to vote;

               (ii) copies of UCC financing statements (Form UCC-1) (or similar instruments) as may be acceptable to the Agents and suitable for filing, naming such Obligor as the debtor and the Administrative Agent as the secured party, or other similar instruments or documents suitable for filing under the UCC of all jurisdictions as may be necessary or, in the opinion of the Agents, desirable to perfect the first priority security interest of the Administrative Agent in the interests of such Obligor in the collateral pledged pursuant to the applicable Pledge and Security Agreement;

               (iii) executed copies of proper UCC termination statements (Form UCC-3), if any, necessary to release all Liens and other rights of any Person (other than Liens permitted under Section 7.2.3)

                    (A) in any collateral described in the applicable Pledge and
               Security Agreement previously granted by any Person, and

                    (B) securing any of the Indebtedness to be repaid in
               connection with the Transaction on or prior to the Closing Date,

          together with such other UCC termination statements (Form UCC-3) as the Agents may reasonably request from such Obligor; and

               (iv) certified copies of UCC Requests for Information or Copies (Form UCC-11), or a similar search report certified by a party acceptable to the Agents, dated a date reasonably near to the Closing Date, listing all effective financing statements, tax liens and judgment liens which name such Obligor (under its present names and any previous names) as the debtor and which are filed in the jurisdictions in which filings were made pursuant to clause (ii) above, together with copies of such financing statements (none of which (other than (x) those described in clause (ii) above, if such Form UCC-11 or search report, as the case may be, is current enough to list such financing statements described in clause (ii) above and (y) financing statements evidencing Liens permitted pursuant to Section 7.2.3) shall cover any collateral described in the applicable Pledge and Security Agreement); and

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

                    (c) the Agents and their counsel shall be satisfied that (i)
               the Lien granted to the Administrative Agent in the collateral described in the documents described above is a first priority (or local equivalent thereof) security interest and (ii) no Lien exists on any of the collateral described above other than the Lien created in favor of the Administrative Agent pursuant to a Loan Document.

     SECTION 5.1.9. UCC Filing Service. All UCC financing statements (Form UCC-1), termination statements (Form UCC-3) or other similar financing statements required pursuant to the Loan Documents (collectively, the "Filing Statements") shall have been delivered to CT Corporation System or another similar filing service company reasonably acceptable to the Agents (the "Filing Agent"). The Filing Agent shall have acknowledged in writing reasonably satisfactory to the Agents and their counsel (i) the Filing Agent's receipt of all such Filing Statements, (ii) that such Filing Statements have either been submitted for filing in the appropriate filing offices therefor or will be submitted for filing in such appropriate offices within ten days of the Closing Date and (iii) that the Filing Agent will notify the Agents and their counsel of the result of such submissions within 30 days of the Closing Date.

     SECTION 5.1.10. Solvency Opinion, Solvency Certificate. The Agents shall have received

          (a) a solvency opinion from Valuation Research Corporation, addressed to the Agents and each of the Lenders and dated the Closing Date, and supporting the conclusions that after giving effect to the Transaction and the incurrence of the financings contemplated herein, the Borrower (on a stand alone basis) and Parent, the Borrower and the Borrower's Restricted Subsidiaries (on a consolidated basis) are not insolvent and will not be rendered insolvent by the indebtedness incurred in connection herewith, will not be left with unreasonably small capital with which to engage in their respective businesses and will not have incurred debts beyond their ability to pay such debts as they mature and become due and otherwise in form and substance satisfactory to the Agents; and

          (b) the Solvency Certificate, dated the Closing Date, duly executed and delivered by an Authorized Officer of Parent.

     SECTION 5.1.11. Reliance Letters. The Agents shall, unless otherwise agreed, have received reliance letters, each dated the Closing Date and addressed to each Lender and each Agent, in respect of each of the legal opinions delivered in connection with the Acquisition Transactions.

     SECTION 5.1.12. Borrowing Base Certificate; Compliance Certificate. The Agents shall have received, with copies for each Lender,

          (a) an initial Borrowing Base Certificate, dated the Closing Date, in respect of the Borrower's and its Restricted Subsidiaries' Eligible Accounts and Eligible Inventory as of a recent date satisfactory to the Agents, duly executed by the chief financial or accounting Authorized Officer of the Borrower (and showing that the Borrowing Base Amount on the Closing Date will exceed the initial Credit Extension by no less than $50,000,000); and

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

          (b) an initial Compliance Certificate, dated the Closing Date and prepared on a pro forma basis as if the Transaction had been consummated and the initial Credit Extensions had been made as of December 31, 1998 and as to such items therein as the Agents reasonably request, duly executed (and with all schedules thereto duly completed) and delivered by the chief financial or accounting Authorized Officer of the Borrower.

     SECTION 5.1.13. Financial Information, etc. The Agents shall have received, with copies for each Lender,

          (a) the audited consolidated income and cash flow statements and balance sheet of the Borrower and its Restricted Subsidiaries for the 1993 through 1998 Fiscal Years;

          (b) the audited combined income and cash flow statements and balance sheets of the IMC Businesses and their respective Subsidiaries for the 1996 through 1998 Fiscal Years;

          (c) the unaudited pro forma combined income and cash flow statements and balance sheets of the Borrower and its Restricted Subsidiaries (following the Transaction and as if the Transaction had taken place prior to the Fiscal Year starting on January 1, 1996) for the 1996 through 1998 Fiscal Years;

          (d) the unaudited income and cash flow statements and balance sheets of the Borrower and its Restricted Subsidiaries (following the Transaction and as if the Transaction had taken place prior to the Fiscal Year starting on January 1, 1999) for the first two Fiscal Months of 1999; and

          (e) a pro forma consolidated opening balance sheet of Parent, as of the Closing Date (the "Pro Forma Balance Sheet"), giving effect to the consummation of the Transaction and reflecting the proposed legal and capital structures of Parent and its Subsidiaries, which legal and capital structure shall be satisfactory in all respects to the Agents, in each case above, certified by the chief financial or accounting Authorized Officer of the Borrower.

     SECTION 5.1.14. Closing Fees, Expenses, etc. The Agents and the Co-Lead Arrangers shall have received, each for its own respective account, or, in the case of the Administrative Agent, for the account of each Lender, as the case may be, all fees, costs and expenses due and payable pursuant to Sections 3.3 and 10.3, if then invoiced.

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

     SECTION 5.1.15. Payment of Outstanding Indebtedness, etc. All Indebtedness identified in Item 7.2.2(b) ("Indebtedness to be Paid") of the Disclosure Schedule (including amounts paid in connection with the Refinancing), together with all interest, all prepayment premiums and other amounts due and payable with respect thereto, shall have been paid in full (including, to the extent necessary, from proceeds of the initial Borrowing hereunder), and all Liens securing payment of any such Indebtedness shall have been released and the Administrative Agent shall have received all executed UCC termination statements (Form UCC-3) or other instruments as may be suitable or appropriate in connection therewith, or, in each case, shall be the subject of a "payoff" or "estoppel" letter in form and substance acceptable to the Agents.

     SECTION 5.1.16. Insurance. The Agents shall have received reasonably satisfactory evidence of the existence of insurance in compliance with Section
7.1.4 (including all endorsements included therein), and the Administrative Agent shall be named additional insured or loss payee, on behalf of the Lenders, pursuant to documentation reasonably satisfactory to the Agents and the Borrower.

     SECTION 5.1.17. Opinions of Counsel. The Agents shall have received opinions, each dated the Closing Date and addressed to the Agents and all Lenders, from

          (a) Stites & Harbison, local Kentucky counsel to Hutson, in form and substance reasonably satisfactory to the Agents; and

          (b) Dechert Price & Rhoads, special New York counsel to each of the Obligors, in form and substance reasonably satisfactory to the Agents.

     SECTION 5.2. All Credit Extensions. The obligation of each Lender and, if applicable, the Issuer, to make any Credit Extension (including its initial Credit Extension) shall be subject to the satisfaction of each of the conditions precedent set forth in this Section 5.2.

     SECTION 5.2.1. Compliance with Warranties, No Default, etc. Both before and after giving effect to any Credit Extension the following statements shall be true and correct:

            (a) the representations and warranties set forth in Article VI and in each other Loan Document shall, in each case, be true and correct in all material respects with the same effect as if then made (unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date);

            (b) the sum of the (i) aggregate outstanding principal amount of all Loans and (ii) the aggregate amount of all Letter of Credit Outstandings does not exceed the lesser of (A) the then existing Revolving Loan Commitment Amount and (B) the then applicable Borrowing Base Amount; and

            (c) no Default shall have then occurred and be continuing.

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

     SECTION 5.2.2. Credit Extension Request. The Agents shall have received a Borrowing Request if Loans are being requested, or an Issuance Request if a Letter of Credit is being requested or extended. Each of the delivery of a Borrowing Request or Issuance Request and the acceptance by the Borrower of proceeds of any Credit Extension shall constitute a representation and warranty by the Borrower that on the date of such Credit Extension (both immediately before and after giving effect thereto and the application of the proceeds thereof) the statements made in Section 5.2.1 are true and correct.

     SECTION 5.2.3. Satisfactory Legal Form. All documents executed or submitted pursuant hereto by or on behalf of the Borrower or any of its Restricted Subsidiaries or any other Obligors shall be in form and substance reasonably satisfactory to the Agents and their counsel; the Agents and their counsel shall have received all information, approvals, opinions, documents or instruments as the Agents or their counsel may reasonably request.

                                   ARTICLE VI
                         REPRESENTATIONS AND WARRANTIES

     In order to induce the Lenders, the Issuer and the Agents to enter into this Agreement and to make Credit Extensions hereunder, the Borrower represents and warrants unto the Agents, the Issuer and each Lender as set forth in this
Article VI.

     SECTION 6.1. Organization, etc. Each of the Borrower and its Restricted Subsidiaries is validly organized and existing and in good standing under the laws of the state or jurisdiction of its incorporation or organization, is duly qualified to do business and is in good standing as a foreign entity in each jurisdiction where the nature of its business requires such qualification, except where the failure to be so qualified could not reasonably be expected to have a Material Adverse Effect, and has full power and authority and holds all requisite governmental licenses, permits and other approvals to enter into and perform its Obligations under this Agreement and each other Loan Document to which it is a party and to own and hold under lease its property, and to conduct its business substantially as currently conducted by it, except where the failure to hold such governmental licenses, permits and approvals could not reasonably be expected to have a Material Adverse Effect.

     SECTION 6.2. Due Authorization, Non-Contravention, etc. The execution, delivery and performance by the Borrower of this Agreement and each other Loan Document executed or to be executed by it, the execution, delivery and performance by each other Obligor of each Loan Document executed or to be executed by it, the Borrower's and each such other Obligor's participation in the consummation of all aspects of the Transaction in which the Borrower or such other Obligor participates, and the execution, delivery and performance by the Borrower or (if applicable) any Obligor of the agreements executed and delivered in connection with the Transaction (including the Stock Purchase Agreement and the First Mortgage Note Documents) are in each case within the Borrower's and

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

each such other Obligor's powers, have been duly authorized by all necessary action, and do not

          (a) contravene any such Person's Organic Documents;

          (b) contravene any material contractual restriction, law or governmental regulation or court decree or order binding on or affecting any such Person; or

          (c) result in, or require the creation or imposition of, any Lien (other than Liens permitted under the Loan Documents) on any such Person's properties.

     SECTION 6.3. Government Approval, Regulation, etc. No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority or regulatory body or other Person (other than those that have been, or on the Closing Date will be, duly obtained or made and which are, or on the Closing Date will be, in full force and effect) is required for the consummation of the Transaction or the due execution, delivery or performance by the Borrower or any other Obligor of any Loan Document to which it is a party, or for the due execution, delivery and/or performance of Transaction Documents, in each case by the parties thereto or the consummation of the Transaction, except for any of the foregoing, the failure of which to make or obtain such authorization or approval (individually or in the aggregate) could not reasonably be expected to have a Material Adverse Effect. Neither the Borrower nor any of its Subsidiaries is an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

     SECTION 6.4. Validity, etc. This Agreement and the Transaction Documents to which it is a party constitute, and each other Loan Document executed by the Borrower will, on the due execution and delivery thereof, constitute, the legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms; and each other Loan Document executed by each other Obligor will, on the due execution and delivery thereof by such Obligor, constitute the legal, valid and binding obligation of such Obligor enforceable against such Obligor in accordance with its terms (except, in any case, as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally and by principles of equity).

     SECTION 6.5. Financial Information. The financial statements of the Borrower and its Restricted Subsidiaries furnished to the Agents and each Lender pursuant to (i) clauses (a) and (b) of Section 5.1.13 have been prepared in accordance with GAAP consistently applied and (ii) clauses (c), (d) and (e) of
Section 5.1.13 have been prepared in accordance with Regulation S-X promulgated under the Securities Act of 1933, as amended, and, in each case, present fairly the consolidated financial condition of the Persons covered thereby as at the dates thereof and the results of their operations for the periods then ended.

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

All balance sheets, all statements of operations, shareholders' equity and cash flow and all other financial information of each of the Borrower and its Restricted Subsidiaries furnished pursuant to Section 7.1.1 have been and will for periods following the Closing Date be prepared in accordance with GAAP consistently applied, and do or will present fairly the consolidated financial condition of the Persons covered thereby as at the dates thereof and the results of their operations for the periods then ended.

     SECTION 6.6. No Material Adverse Change. There has been no material adverse change in the financial condition, results of operations, assets, business, properties or, other than with respect to forecast weather conditions, prospects of the Borrower and its Subsidiaries, taken as a whole, or each of the IMC Businesses and their respective Subsidiaries, in each case taken as a whole, since December 31, 1998.

     SECTION 6.7. Litigation, Labor Controversies, etc. There is no pending or, to the knowledge of the Borrower or any of its Subsidiaries, threatened litigation, action, proceeding or labor controversy

          (a) except as disclosed in Item 6.7 ("Litigation") of the Disclosure Schedule, affecting the Borrower, any of its Subsidiaries or any other Obligor, or any of their respective properties, businesses, assets or revenues, which could reasonably be expected to have a Material Adverse Effect, and no development has occurred in any labor controversy, litigation, arbitration or governmental investigation or proceeding disclosed in Item 6.7 which could reasonably be expected to have a Material Adverse Effect (provided, however, that the aggregate amount of liability of the Borrower and its Restricted Subsidiaries in respect of the labor controversies, litigations, arbitrations, governmental investigations and proceedings set forth in Item 6.7 ("Litigation") of the Disclosure Schedule will not exceed $3,500,000); or

          (b) which purports to affect the legality, validity or enforceability of this Agreement, any other Loan Document, the Transaction Documents or the Transaction.

     SECTION 6.8. Subsidiaries. The Borrower has no Subsidiaries, except those Subsidiaries

          (a) which are identified in Item 6.8 ("Existing Subsidiaries") of the Disclosure Schedule; or

          (b) which are permitted to have been organized or acquired in accordance with Section 7.2.5 or 7.2.8.

     SECTION 6.9. Ownership of Properties. Each Obligor owns (a) in the case of owned real property, good and marketable fee title to, and (b) in the case of owned personal property, good and valid title to, or, in the case of leased real or personal property, valid and enforceable leasehold interests (as the case may be) in, all of its properties and assets, real and personal, tangible and intangible, of any nature whatsoever, free and clear in each case of all Liens or claims, except for Liens permitted pursuant to Section 7.2.3, except where the failure to have such title could not reasonably be expected to have a Material Adverse Effect.

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

     SECTION 6.10. Taxes. Each Obligor has filed all tax returns and reports required by law to have been filed by it and has paid all Taxes and governmental charges thereby shown to be due and owing, except any such Taxes or charges which are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books, except where the failure to pay such Taxes (individually or in the aggregate) could not reasonably be expected to have a Material Adverse Effect.

     SECTION 6.11. Pension and Welfare Plans. During the twelve-consecutive-month period prior to the date of the execution and delivery of this Agreement and prior to the date of any Credit Extension hereunder, no steps have been taken to terminate any Pension Plan, and no contribution failure has occurred with respect to any Pension Plan sufficient to give rise to a Lien under section 302(f) of ERISA. No condition exists or event or transaction has occurred with respect to any Pension Plan which might result in the incurrence by the Borrower or any member of the Controlled Group of any material liability, fine or penalty. Except as disclosed in Item 6.11 ("Employee Benefit Plans") of the Disclosure Schedule, neither the Borrower nor any member of the Controlled Group has any contingent liability with respect to any post-retirement benefit under a Welfare Plan, other than liability for continuation coverage described in Part 6 of Subtitle B of Title I of ERISA.

     SECTION 6.12. Environmental Warranties. Except as set forth in Item 6.12 ("Environmental Matters") of the Disclosure Schedule:

          (a) all facilities and property (including underlying groundwater) owned or leased by the Borrower or any of its Subsidiaries are in material compliance with all Environmental Laws;

          (b) there have been no past unresolved, and there are no pending or, to the Borrower's knowledge, threatened

               (i) claims, complaints, notices or requests for information received by the Borrower or any of its Subsidiaries with respect to any alleged violation of any Environmental Law, or

               (ii) complaints, notices or inquiries to the Borrower or any of its Subsidiaries regarding potential liability under any Environmental Law that, in either case, have, or could reasonably be expected to have, a Material Adverse Effect;

          (c) there have been no Releases of Hazardous Materials at, on or under any property now or previously owned or leased by the Borrower or any of its Subsidiaries that have, or could reasonably be expected to have, a Material Adverse Effect;

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          (d) the Borrower and its Subsidiaries have been issued and are in material compliance with all permits, certificates, approvals, licenses and other authorizations relating to environmental matters;

          (e) no property now or, to the knowledge of the Borrower, previously owned or leased by the Borrower or any of its Subsidiaries is listed or proposed for listing (with respect to owned property only) on the National Priorities List pursuant to CERCLA or on any similar state list of sites requiring investigation or clean-up;

          (f) there are no underground storage tanks, active or, to the knowledge of the Borrower, abandoned, including petroleum storage tanks, on or under any property now or, to the knowledge of the Borrower, when owned or leased by the Borrower or any of its Subsidiaries that, singly or in the aggregate, have, or could reasonably be expected to have, a Material Adverse Effect;

          (g) to the knowledge of the Borrower, neither the Borrower nor any Subsidiary has directly transported or directly arranged for the transportation of any Hazardous Material to any location which is listed or proposed for listing on the National Priorities List pursuant to CERCLA or on any similar state list or which is the subject of federal, state or local enforcement actions or other investigations which may lead to claims against the Borrower or such Subsidiary for any remedial work, damage to natural resources or personal injury, including claims under CERCLA that have, or could reasonably be expected to have, a Material Adverse Effect; and

          (h) there are no polychlorinated biphenyls or friable asbestos present at any property now owned or leased by the Borrower or any Subsidiary that, singly or in the aggregate, have, or could reasonably be expected to have, a Material Adverse Effect;

provided, however, that the aggregate amount of liability of the Borrower and its Restricted Subsidiaries in respect of the items set forth in Item 6.12 ("Environmental Matters") of the Disclosure Schedule will not exceed $5,000,000.

     SECTION 6.13. Accuracy of Information. None of the factual information heretofore or contemporaneously furnished in writing to the Agents, the Issuer, the Co-Lead Arrangers or any Lender by or on behalf of the Borrower or any other Obligor for purposes of or in connection with this Agreement or any transaction contemplated hereby (including the Transaction) (true and complete copies of which were furnished to the Agents, the Issuer, the Co-Lead Arrangers and each Lender requesting a copy thereof in connection with its execution and delivery hereof), contains any untrue statement of a material fact, and no other factual information hereafter furnished in connection with this Agreement or any other Loan Document by the Borrower or any other Obligor to the Agents, the Issuer, the Co-Lead Arrangers or any Lender will contain any untrue statement of a material fact on the date as of which such information is dated or certified and, as of the date of the execution and delivery of this Agreement by the Agents, the Issuer, the Co-Lead Arrangers and each of the Lenders, the

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information delivered prior to the date of execution and delivery of this
Agreement (unless such information specifically relates to a prior date) does not, and the factual information hereafter furnished shall not on the date as of which such information is dated or certified, omit to state any material fact necessary to make any information not misleading.

     SECTION 6.14. Regulations U and X. No Obligor is engaged in the business of extending credit for the purpose of purchasing or carrying margin stock, and no proceeds of any Credit Extensions will be used to purchase or carry margin stock or otherwise for a purpose which violates, or would be inconsistent with, F.R.S. Board Regulation U or Regulation X. Terms for which meanings are provided in F.R.S. Board Regulation U or Regulation X or any regulations substituted therefor, as from time to time in effect, are used in this Section with such meanings.

     SECTION 6.15. Year 2000. Each Obligor has reviewed the areas within its business and operations which could be adversely affected by, and has developed or is developing a program (which program is expected to be completed and in place by June 30, 1999) to address on a timely basis, the "Year 2000 Problem" (that is, the risk that computer applications used by such Obligor may be unable to recognize and properly perform date-sensitive functions involving certain dates prior to and any date after December 31, 1999). Based on such review and program, the Year 2000 Problem could not reasonably be expected to have a Material Adverse Effect.

     SECTION 6.16. Status of Obligations as Senior Indebtedness; First Mortgage Note Offering; First Mortgage Notes; etc. (a) The Borrower has the power and authority to incur the Senior Indebtedness as provided for under the First Mortgage Note Documents applicable thereto and has duly authorized, executed and delivered the First Mortgage Note Documents applicable to such Senior Indebtedness. The Borrower has issued, pursuant to due authorization, the Senior Indebtedness under the applicable First Mortgage Note Documents, and such First Mortgage Note Documents constitute the legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with its terms (except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally and by principles of equity).

      (b) The First Mortgage Notes have been issued and sold to the initial purchasers thereof on or prior to the Closing Date in accordance with and pursuant to the terms of the Offering Memorandum and in compliance with all laws, including Rule 144A of the Securities Act of 1933, as amended and all other applicable federal and state securities laws. All representations and warranties of the Borrower and each other applicable Obligor contained in the purchase agreement relating to the First Mortgage Notes are true and correct in all material respects as of the Closing Date.

     SECTION 6.17. Solvency. The Transaction (including the incurrence of the initial Credit Extension hereunder, the execution and delivery by each Restricted Subsidiary of the Subsidiary Guaranty and the application of the proceeds of the Credit Extensions), will not involve or result in any fraudulent transfer or fraudulent conveyance under the provisions of Section 548 of the

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Bankruptcy Code (11 U.S.C. ss.101 et seq., as from time to time hereafter amended, and any successor or similar statute) or any applicable state law respecting fraudulent transfers or fraudulent conveyances. On the Closing Date, after giving effect to the Transaction and the making of each Credit Extension made on the Closing Date and after giving effect to the application of the proceeds of such Credit Extensions, the Borrower and each Subsidiary is Solvent.


                                   ARTICLE VII
                                    COVENANTS

     SECTION 7.1. Affirmative Covenants. The Borrower agrees with the Agents, each Lender and the Issuer that, until the Termination Date, the Borrower will perform, or cause to be performed, the obligations set forth in this Section 7.1.

     SECTION 7.1.1. Financial Information, Reports, Notices, etc. The Borrower will furnish, or will cause to be furnished, to each Lender and each Agent copies of the following financial statements, reports, notices and information:

          (a) (i) as soon as available and in any event within 45 days after the end of each of the first three Fiscal Quarters of each Fiscal Year of the Borrower, a copy of the consolidated and consolidating balance sheet of the Borrower and its Restricted Subsidiaries as of the end of such Fiscal Quarter, and the related consolidated and consolidating statements of income and cash flow of the Borrower and its Restricted Subsidiaries for such Fiscal Quarter and for the period commencing at the end of the previous Fiscal Year and ending with the end of such Fiscal Quarter, and, in each case, setting forth in comparative form (A) the figures for the same quarterly accounting periods ending in the immediately preceding Fiscal Year and (B) the figures for the same quarterly accounting periods reflected in the financial projections most recently delivered (either prior to the Closing Date or pursuant to clause (i) of Section 7.1.1)(provided, that, with respect to clause (A), for the first four Fiscal Quarters following the Closing Date, the Borrower shall be required to provide comparisons with respect to income statements only), certified by the chief financial or chief accounting Authorized Officer of the Borrower and (ii) as soon as available and in any event within 30 days after the end of each Fiscal Month of the Borrower, a copy of the consolidated and consolidating balance sheet of the Borrower and its Restricted Subsidiaries as of the end of such Fiscal Month, and the related consolidated and consolidating statements of income and cash flow of the Borrower and its Restricted Subsidiaries for such Fiscal Month and for the period commencing at the end of the previous Fiscal Year and ending with the end of such Fiscal Month, and, in each case, setting forth in comparative form (A) the figures for the same monthly accounting periods ending in the immediately preceding Fiscal Year and (B) the figures for the same monthly accounting periods reflected in the financial projections most recently delivered (either prior to the Closing Date or pursuant to clause
     (i) of Section 7.1.1)(provided, that, with respect to clause (A), for the first twelve Fiscal Months following the Closing Date, the Borrower shall be required to provide comparisons with respect to income statements only), certified by the chief financial or chief accounting Authorized Officer of the Borrower;

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            (b) as soon as available and in any event within 90 days after the end of each Fiscal Year of the Borrower, a copy of the consolidated and consolidating balance sheet of the Borrower and its Restricted Subsidiaries, and the related consolidated and consolidating statements of income and cash flow of the Borrower and its Restricted Subsidiaries for such Fiscal Year, setting forth in comparative form (A) the figures for the immediately preceding Fiscal Year and (B) the figures for the same period reflected in the financial projections most recently delivered (either prior to the Closing Date or pursuant to clause (i) of Section 7.1.1)(provided, that, with respect to clause (A), for the first Fiscal Year following the Closing Date, the Borrower shall be required to provide comparisons with respect to income statements only), audited (without any Impermissible Qualification) by independent public accountants acceptable to the Agents, which shall include a calculation of the financial covenants set forth in Section 7.2.4 and stating that, in performing the examination necessary to deliver the audited financial statements of the Borrower, no knowledge was obtained of any Event of Default;

            (c) together with the delivery of the financial information pursuant to clause (a)(i) and clause (b), a Compliance Certificate, executed by the chief financial or chief accounting Authorized Officer of the Borrower, showing (in reasonable detail and with appropriate calculations and computations in all respects satisfactory to the Agents) compliance with the financial covenants set forth in Section 7.2.4 and stating that no Default has occurred and is continuing (or, if a Default has occurred, specifying the details of such Default and the action that the Borrower or such Obligor has taken or proposes to take with respect thereto);

            (d) as soon as possible and in any event within three Business Days after the Borrower or any other Obligor obtains knowledge (or could reasonably be expected to have obtained knowledge) of the occurrence of a Default, a statement of an Authorized Officer of the Borrower setting forth details of such Default and the action that the Borrower or such Obligor has taken and proposes to take with respect thereto;

            (e) as soon as possible and in any event within three Business Days after (i) the occurrence of any material adverse development with respect to any litigation, action, proceeding, or labor controversy described in
      Item 6.7 ("Litigation") of the Disclosure Schedule or (ii) the commencement of any litigation, action, proceeding or labor controversy of the type described in Section 6.7, notice thereof and, to the extent the Agents request, copies of all documentation relating thereto;

            (f) promptly after the sending or filing thereof, copies of all reports which the Borrower sends to any of its security holders generally in their capacity as security holders, and all reports, notices, prospectuses and registration statements which any Obligor files with the Securities and Exchange Commission or any national securities exchange;

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


            (g) promptly upon becoming aware of (i) the institution of any steps by any Person to terminate any Pension Plan, (ii) the failure to make a required contribution to any Pension Plan if such failure is sufficient to give rise to a Lien under section 302(f) of ERISA, (iii) the taking of any action with respect to a Pension Plan which could result in the requirement that any Obligor furnish a bond or other security to the PBGC or such Pension Plan, (iv) the occurrence of any event with respect to any Pension Plan which could result in the incurrence by any Obligor of any material liability, fine or penalty or (v) any material increase in the contingent liability of any Obligor with respect to any post-retirement Welfare Plan benefit, notice thereof and copies of all documentation relating thereto;

            (h) promptly upon receipt thereof, copies of all "management letters" submitted to the Borrower or any other Obligor by the independent public accountants referred to in clause (b) in connection with each audit made by such accountants;

            (i) promptly when available and in any event within 60 days following the last day of each Fiscal Year of the Borrower, financial projections for the Borrower and its Restricted Subsidiaries, on a consolidated and consolidating basis (including an operating budget), for the current Fiscal Year, prepared in reasonable detail by the chief accounting or financial Authorized Officer of the Borrower;

            (j) within 10 Business Days after the end of each semi-monthly period, a Borrowing Base Certificate that is calculated as of the fifteenth day and the last day of each Fiscal Month;

            (k) within 30 days after the end of each Fiscal Quarter, or as requested by any Agent from time to time: (i) a detailed aged trial balance and a detailed summary of all Accounts indicating which Accounts are thirty, sixty and ninety days past due and listing the names of all Account Debtors, (ii) a detailed listing and a detailed summary of the Borrower's accounts payable indicating which accounts payable are more than thirty days past due, (iii) detailed inventory listings and a detailed inventory listing summary, and (iv) a reconciliation of Accounts, accounts payable and inventory to the financial statements delivered pursuant to clause (a) of this Section 7.1.1 and to the Borrowing Base Certificate delivered pursuant to clause (j) of this Section 7.1.1 for each Fiscal Month which is the last Fiscal Month of a Fiscal Quarter; provided, however, that the Borrower will only have to provide the detailed listings in clause (i), (ii) and (iii) above to the Administrative Agent. The Borrower will only distribute such detailed listings to a Lender requesting such listings; and

            (l) such other information relating to the condition or operations, financial or otherwise, of the Borrower or any of its Restricted Subsidiaries or any other Obligor as any Lender through the Administrative Agent may from time to time reasonably request.

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

     SECTION 7.1.2. Maintenance of Existence. The Borrower will, and will cause each of its Subsidiaries to, comply in all material respects with all applicable laws, rules, regulations and orders, such compliance to include (without limitation):

            (a) the maintenance and preservation of its corporate existence and qualification as a foreign corporation, except where the failure to so qualify could not reasonably be expected to have a Material Adverse Effect; and

            (b) the payment, before the same become delinquent, of all material Taxes, assessments and governmental charges imposed upon the Borrower or its Subsidiaries or upon their property except to the extent being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on the books of the Borrower or its Subsidiaries, as applicable.

     SECTION 7.1.3. Maintenance of Properties. The Borrower will, and will cause each of its Subsidiaries to, maintain, preserve, protect and keep its and their respective properties in good repair, working order and condition (ordinary wear and tear excepted), and make necessary and proper repairs, renewals and replacements so that its business carried on by the Borrower and its Subsidiaries may be properly conducted at all times unless the Borrower or such Subsidiary determines in good faith that the continued maintenance of such property is no longer economically desirable.

     SECTION 7.1.4. Insurance. (a) The Borrower will, and will cause each of its Restricted Subsidiaries to maintain (i) insurance on its property with financially sound and reputable insurance companies against loss and damage in at least the amounts (and with only those deductibles) customarily maintained, and against such risks as are typically insured against in the same general area, by Persons of comparable size engaged in the same or similar business as the Borrower and its Subsidiaries and (ii) all worker's compensation, employer's liability insurance or similar insurance as may be required under the laws of any state or jurisdiction in which it may be engaged in business.

      (b) Without limiting clause (a) above, all insurance policies required pursuant to this Section shall (a) name the Administrative Agent, on behalf of Secured Parties, as additional insured, and provide that no cancellation or modification of the policies will be made without thirty days' prior written notice to the Administrative Agent and (b) be in addition to any requirements to maintain specific types of insurance contained in the other Loan Documents.

     SECTION 7.1.5. Books and Records. The Borrower will, and will cause each of its Restricted Subsidiaries to, keep books and records in accordance with GAAP which accurately reflect all of its business affairs and transactions and permit the Agents, the Issuer and each Lender or any of their respective representatives, at reasonable times and intervals and after reasonable notice to the Borrower, (a) to visit each Obligor's offices and any other place where "Collateral" (as defined in the applicable Pledge and Security Agreement) is located, (b) to discuss such Obligor's financial matters with its officers and

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employees and its independent public accountants (and the Borrower hereby authorizes such independent public accountant to discuss the Borrower's and each Obligor's financial matters with each Lender or its representatives whether or not any representative of the Borrower is present) and (c) to examine (and, at the expense of the Borrower, photocopy extracts from) any of its books or other corporate records. The Borrower shall pay any fees of such independent public accountant incurred in connection with any Agent's, the Issuer's or any Lender's exercise of its rights pursuant to this Section.

     SECTION 7.1.6. Environmental Covenant. The Borrower will, and will cause each of its Subsidiaries to,

          (a) use and operate all of its and their facilities and properties in material compliance with all Environmental Laws, keep all material permits, approvals, certificates, licenses and other authorizations relating to environmental matters in effect and remain in material compliance therewith, and handle all Hazardous Materials in material compliance with all applicable Environmental Laws;

          (b) promptly notify the Agents and provide copies upon receipt of all written claims, complaints, notices or inquiries of a nature relating to the condition of its facilities and properties in respect of, or as to compliance with, Environmental Laws (which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect) and shall resolve any non-compliance with Environmental Laws within the time period required by such Environmental Laws and keep its property free of any Lien imposed by any Environmental Law; and

          (c) provide such information and certifications which the Agents may reasonably request from time to time to evidence compliance with this
     Section 7.1.6.

     SECTION 7.1.7. Future Subsidiaries. Upon any Person becoming, after the Closing Date, a Restricted Subsidiary, or upon the Borrower or any Restricted Subsidiary acquiring additional Capital Stock of any existing Restricted Subsidiary, the Borrower shall promptly notify the Agents of such acquisition, and

          (a) the Borrower shall promptly cause such Restricted Subsidiary to execute and deliver to the Administrative Agent, with counterparts for each Lender, a supplement to the Subsidiary Guaranty and a supplement to the Subsidiary Pledge and Security Agreement, together with acknowledgment copies of UCC financing statements (Form UCC-1) executed and delivered by the Restricted Subsidiary naming the Restricted Subsidiary as the debtor and the Administrative Agent as the secured party, or other similar instruments or documents, filed under the UCC in all jurisdictions as may be necessary or, in the opinion of the Administrative Agent, desirable to perfect the security interest of the Administrative Agent pursuant to the Subsidiary Pledge and Security Agreement (other than the perfection of security interests in motor vehicles owned as of the date such entity becomes a Restricted Subsidiary); and

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          (b) the Borrower shall promptly deliver, or cause to be delivered, to the Administrative Agent under a supplement to a Pledge Agreement certificates (if any) representing all of the issued and outstanding shares of Capital Stock of such Restricted Subsidiary or Foreign Subsidiary owned by the Borrower or any Restricted Subsidiary, as the case may be, along with undated stock powers for such certificates, executed in blank, or, if any securities subject thereto are uncertificated securities, confirmation and evidence satisfactory to the Agents that appropriate book entries have been made in the relevant books or records of a securities intermediary or the issuer of such securities, as the case may be, or other appropriate steps shall have been taken under applicable law resulting in the perfection of the security interest granted in favor of the Administrative Agent pursuant to the terms of a Pledge Agreement;

together, in each case, with such opinions, in form and substance and from counsel reasonably satisfactory to the Agents, as the Agents may reasonably request; provided, however, that notwithstanding the foregoing, no Foreign Subsidiary shall be required to execute and deliver a supplement to the Subsidiary Guaranty or a supplement to the Subsidiary Pledge and Security Agreement, nor will the Borrower or any Restricted Subsidiary be required to deliver in pledge pursuant to a Pledge Agreement in excess of 65% of the total combined voting power of all classes of Capital Stock of a Foreign Subsidiary entitled to vote.

     SECTION 7.1.8. Use of Proceeds. The Borrower shall apply the proceeds of the Credit Extensions as follows:

          (a) to consummate the Acquisition Transactions;

          (b) in connection with the Refinancing, to make payment in full of all Indebtedness identified in Item 7.2.2(b) ("Indebtedness to be Paid") of the Disclosure Schedule;

          (c) to pay reasonable costs, fees and expenses related to the Transaction, which costs, fees and expenses shall be reasonably satisfactory to the Agents; and

          (d) for working capital and general corporate purposes of the Borrower and its Restricted Subsidiaries, including Permitted Acquisitions by such Persons.

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     SECTION 7.1.9. Cash Management Accounts. The Borrower shall

          (a) within 10 Business Days of the Closing Date establish cash management accounts subject to the control of the Administrative Agent, all on terms and conditions and pursuant to documentation satisfactory to the Administrative Agent and the Syndication Agent;

          (b) provide instructions to the appropriate Person as often as necessary to ensure that any and all amounts deposited in any such account are transferred, either directly or indirectly, to the Administrative Agent, to be applied against any outstanding Loans; and

          (c) not close or transfer any such account, or open any new deposit account, in any case without the prior written consent of the Administrative Agent.

     SECTION 7.2. Negative Covenants. The Borrower covenants and agrees with the Agents, the Issuer and each Lender that, until the Termination Date, the Borrower will, and will cause its Restricted Subsidiaries to, perform or cause to be performed, the obligations set forth in this Section 7.2.

     SECTION 7.2.1. Business Activities. The Borrower will not, and will not permit any of its Restricted Subsidiaries to, engage in any business activity, except for any business in which the Borrower and its Restricted Subsidiaries are engaged on the Effective Date and such businesses as may be incidental, similar or related thereto.

     SECTION 7.2.2. Indebtedness. The Borrower will not, and will not permit any of its Restricted Subsidiaries to, create, incur, assume or suffer to exist ("Incur") or otherwise become or be liable in respect of any Indebtedness, other than, without duplication, the following:

          (a) Indebtedness in respect of the Obligations;

          (b) until the Closing Date, Indebtedness that is to be repaid in full as further identified in Item 7.2.2(b) ("Indebtedness to be Paid") of the Disclosure Schedule;

          (c) Indebtedness existing as of the Effective Date which is identified in Item 7.2.2(c) ("Ongoing Indebtedness") of the Disclosure Schedule;

          (d) unsecured Indebtedness (i) incurred in the ordinary course of business of the Borrower and its Restricted Subsidiaries (including open accounts extended by suppliers on normal trade terms in connection with purchases of goods and services which are not overdue for a period of more than 90 days or, if overdue for more than 90 days, as to which a dispute exists and adequate reserves in conformity with GAAP have been established on the books of the Borrower or such Restricted Subsidiary) and (ii) in respect of performance, surety or appeal bonds provided in the ordinary course of business, but excluding (in each case), Indebtedness incurred through the borrowing of money or Contingent Liabilities in respect thereof;

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          (e) Indebtedness (i) in respect of industrial revenue bonds or other similar governmental or municipal bonds, (ii) evidencing the deferred purchase price of newly acquired property or incurred to finance the acquisition of equipment of the Borrower and its Restricted Subsidiaries (pursuant to purchase money mortgages or otherwise, whether owed to the seller or a third party) used in the ordinary course of business of the Borrower and its Restricted Subsidiaries (provided, that such Indebtedness is incurred within 60 days of the acquisition of such property) and (iii) Capitalized Lease Liabilities; provided, that the aggregate amount of all Indebtedness outstanding pursuant to this clause (e) shall not at any time exceed $5,000,000; provided, further, that neither the Borrower nor any Restricted Subsidiary may have any Contingent Liability in respect of such Indebtedness incurred by any Foreign Subsidiary;

          (f) Indebtedness of any Restricted Subsidiary owing to the Borrower or any Restricted Subsidiary, which Indebtedness (i) shall be evidenced by a promissory note in form and substance satisfactory to the Administrative Agent, duly executed and delivered in pledge to the Administrative Agent pursuant to a Loan Document, and shall not be forgiven or otherwise discharged for any consideration other than payment in full or in part in cash (provided, that only the amount repaid in part shall be discharged); and (ii) if incurred by a Foreign Subsidiary owing to the Borrower or a Restricted Subsidiary, shall not (when aggregated with the amount of Investments made by the Borrower and the Restricted Subsidiaries in Foreign Subsidiaries under clause (e) of Section 7.2.5), exceed $1,000,000;

          (g) Indebtedness of the Borrower evidenced by the First Mortgage Notes, and Indebtedness of each Restricted Subsidiary in respect of its guarantee of such First Mortgage Notes;

          (h) Indebtedness of a Person existing at the time such Person became a Restricted Subsidiary in an amount not to exceed $1,500,000, but only to the extent that such Indebtedness was not created or incurred in contemplation of such Person becoming a Restricted Subsidiary; provided, that neither the Borrower nor any Restricted Subsidiary may have any Contingent Liability in respect of such Indebtedness incurred by any Foreign Subsidiary;

          (i) Hedging Obligations (other than with respect to Commodity Hedging Agreements) of the Borrower or any of its Restricted Subsidiaries in respect of the Loans;

          (j) Hedging Obligations of the Borrower or any of its Restricted Subsidiaries in respect of Commodity Hedging Agreements in an aggregate notional amount not to exceed $1,000,000 at any time outstanding;

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

          (k) unsecured Indebtedness of the Borrower evidenced by seller notes issued in connection with any Permitted Acquisition, the aggregate amount of which seller notes shall not exceed $10,000,000 at any time outstanding;

          (l) unsecured Indebtedness of the Borrower evidenced by seller notes issued in connection with any Permitted Acquisition; provided, that such seller notes shall (i) be subordinated in right of payment to the payment in full in cash of the Indebtedness in respect of the Obligations, (ii) be non-cash pay or pay-in-kind notes, (iii) not have a maturity date prior to the Stated Maturity Date and (iv) in any event, be issued on terms and pursuant to documentation in all material respects reasonably satisfactory to the Agents; and

          (m) other Indebtedness of the Borrower and its Restricted Subsidiaries (other than Indebtedness of Foreign Subsidiaries owing to the Borrower or any Restricted Subsidiary that is not a Foreign Subsidiary) in an aggregate amount at any time outstanding not to exceed $4,000,000;

provided, however, that (i) no Indebtedness otherwise permitted by clause (e),
(f)(ii), (h) or (m) shall be assumed or otherwise Incurred if a Default has occurred and is then continuing or would result therefrom, (ii) Indebtedness permitted by clause (a) may be refinanced, refunded, renewed, or extended in accordance with Section 7.2.10, (iii) Indebtedness evidenced by each of the Seller Notes and the 399VP Notes shall not be exchanged for First Mortgage Notes without the consent of the Required Lenders and (iv) Indebtedness permitted under clause (k) shall be exclusive of any Indebtedness permitted under clause
(l).

     SECTION 7.2.3. Liens. The Borrower will not, and will not permit any of its Restricted Subsidiaries to, Incur any Lien upon any of its property, revenues or assets, whether now owned or hereafter acquired, except:

          (a) Liens securing payment of the Obligations;

          (b) until the Closing Date, Liens securing payment of Indebtedness of the type described in clause (b) of Section 7.2.2;

          (c) Liens existing as of the Effective Date and disclosed in Item 7.2.3(c) ("Ongoing Liens") of the Disclosure Schedule securing Indebtedness described in clause (c) of Section 7.2.2, and refinancings of such Indebtedness; provided, that no such Lien shall encumber any additional property and the amount of Indebtedness secured by such Lien is not increased from that existing on the Effective Date (as such Indebtedness may have been permanently reduced subsequent to the Effective Date);

          (d) Liens securing Indebtedness of the type permitted under clause (e) of Section 7.2.2; provided, that such Lien (i) is granted within 60 days

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

     after such Indebtedness is incurred and (ii) secures only the assets that are the subject of the Indebtedness referred to in such clause;

          (e) Liens securing Indebtedness permitted by clause (h) of Section 7.2.2; provided, that such Liens existed prior to such Person becoming a Restricted Subsidiary, were not created in anticipation thereof and attach only to specific tangible assets of such Person (and not assets of such Person generally);

          (f) Liens in favor of carriers, warehousemen, mechanics, materialmen and landlords granted in the ordinary course of business for amounts not overdue or being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books;

          (g) Liens incurred or deposits made in the ordinary course of business in connection with workmen's compensation, unemployment insurance or other forms of governmental insurance or benefits, or to secure performance of tenders, statutory obligations, bids, leases or other similar obligations (other than for borrowed money) entered into in the ordinary course of business or to secure obligations on surety and appeal bonds or performance bonds;

          (h) judgment Liens in existence for less than 45 days after the entry thereof or with respect to which execution has been stayed or the payment of which is covered in full (subject to a customary deductible) by insurance maintained with responsible insurance companies and which do not otherwise result in an Event of Default under Section 8.1.6;

          (i) easements, rights-of-way, zoning restrictions, minor defects or irregularities in title and other similar encumbrances not interfering in any material respect with the value or use of the property to which such Lien is attached;

          (j) Liens for Taxes, assessments or other governmental charges or levies not at the time delinquent or thereafter payable without penalty or being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books;

          (k) Liens on the Fixed Assets of the Borrower, its Restricted Subsidiaries and each Farmarkets Subsidiary securing the First Mortgage Notes; and

          (l) Liens securing Indebtedness permitted by clause (m) of Section 7.2.2; provided, that the aggregate amount of Indebtedness secured thereby shall not exceed $1,500,000 at any time outstanding.

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

     SECTION 7.2.4. Financial Covenants.

          (a) Interest Coverage Ratio. The Borrower will not permit the Interest Coverage Ratio as of the last day of any Fiscal Quarter occurring during any period set forth below to be less than the ratio set forth opposite such period:

                                                   Interest Coverage
                   Period                                 Ratio
                   ------                          -----------------
            Closing Date to 06/30/99                    1.75:1

            07/01/99 to 09/30/99                        1.85:1

            10/01/99 to 03/31/00                        2.00:1

            04/01/00 to 09/30/00                        2.25:1

            10/01/00 and thereafter                     2.50:1

          (b) Current Ratio. The Borrower will not permit the Current Ratio as of the last day of any Fiscal Quarter occurring during any period set forth below to be less than the ratio set forth opposite such period:

                   Period                            Current Ratio
                   ------                            -------------
            Closing Date to 06/30/00                    1.00:1

            07/01/00 to 12/31/00                        1.10:1

            01/01/01 to 12/31/01                        1.20:1

            01/01/02 and thereafter                     1.30:1

          (c) Leverage Ratio. The Borrower will not permit the Leverage Ratio as of the last day of any Fiscal Quarter occurring during any period set forth below to be greater than the ratio set forth opposite such period:

                   Period                           Leverage Ratio
                   ------                           --------------
            Closing Date to 06/30/99                    5.50:1

            07/01/99 to 09/30/99                        5.25:1

            10/01/99 to 06/30/00                        5.00:1

            07/01/00 to 09/30/00                        4.75:1

            10/01/00 to 06/30/01                        4.50:1

            07/01/01 to 09/30/01                        4.25:1

            10/01/01 and thereafter                     4.00:1

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

          (d) Minimum Net Worth. The Borrower will not permit Net Worth during any period set forth below to be less than the amount determined pursuant to the calculations set forth opposite such period:

                                                 Determination of
                    Period                       Minimum Net Worth
                    ------                       -----------------
             07/01/99 to 09/30/99          Base Net Worth less
                                           $25,000,000

             10/01/99 to 12/31/99          Base Net Worth less
                                           $33,000,000

             01/01/00 to 03/31/00          Base Net Worth less
                                           $41,000,000

             04/01/00 to 12/31/01          Net Worth Amount

             01/01/02 to 06/29/02          Net  Worth   Amount  for  the
                                           period ending on 12/31/01

             06/30/02 to 06/29/03          Net Worth Amount for the
                                           period ending on 12/31/01
                                           plus $10,000,000

             06/30/03 to 06/29/04          Net Worth Amount for the
                                           period ending on 12/31/01
                                           plus $20,000,000

             06/30/04 and thereafter       Net Worth Amount for the
                                           period ending on 12/31/01
                                           plus $30,000,000

          (e) Fixed Charge Coverage Ratio. The Borrower will not permit the Fixed Charge Coverage Ratio as of the last day of any Fiscal Quarter occurring during any period set forth below to be less than the ratio set forth opposite such period:

                                                     Fixed Charge
                   Period                           Coverage Ratio
                   ------                           --------------
            Closing Date to 09/30/99                    1.00:1

            10/01/99 to 03/31/00                        1.10:1

            04/01/00 to 09/30/00                        1.20:1

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


                                                     Fixed Charge
                   Period                           Coverage Ratio
                   ------                           --------------

            10/01/00 to 03/31/01                        1.30:1

            04/01/01 and thereafter                     1.40:1

     SECTION 7.2.5. Investments. The Borrower will not, and will not permit any of its Restricted Subsidiaries to Incur any Investment in any other Person, except:

          (a) Investments existing on the Closing Date and identified in Item 7.2.5(a) ("Ongoing Investments") of the Disclosure Schedule;

          (b) Cash Equivalent Investments;

          (c) without duplication, Investments permitted as Indebtedness pursuant to Section 7.2.2;

          (d) without duplication, Investments permitted as Capital Expenditures pursuant to Section 7.2.7;

          (e) Investments by the Borrower in any of its Restricted Subsidiaries, or by any such Restricted Subsidiary in any other Restricted Subsidiary or in the Borrower, by way of contributions to capital or purchases of equity;

          (f) Investments constituting (i) accounts receivable arising, (ii) trade debt granted, or (iii) deposits made in connection with the purchase price of goods or services, in each case in the ordinary course of business;

          (g) Investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers, in each case in the ordinary course of business;

          (h) Investments consisting of any deferred portion of the sales price received by the Borrower or any Restricted Subsidiary in connection with any asset sale permitted under Section 7.2.9;

          (i) Investments made in connection with the Transaction;

          (j) Investments in Parent to the extent necessary to enable Parent to pay (i) its overhead expenses in an amount not to exceed the amount set forth in clause (b)(i) of Section 7.2.6 (which amount shall be reduced dollar-for-dollar to the extent of any Restricted Payments made pursuant to such clause (b)(i)) and (ii) Taxes;

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

          (k) Investments constituting Permitted Acquisitions in an aggregate amount not to exceed $50,000,000 in any Fiscal Year; provided, that (i) such Investments shall result in the acquisition of a wholly-owned Restricted Subsidiary and (ii) upon making such Investments, the provisions of Section 7.1.7 are complied with;

          (l) other Investments made by the Borrower or any of its Restricted Subsidiaries in an aggregate amount not to exceed $2,500,000 at any time outstanding;

provided, however, that

          (m) any Investment which when made complies with the requirements of clause (a), (b) or (c) of the definition of the term "Cash Equivalent Investment" may continue to be held for no more than 180 days following the date that such Investment no longer meets the requirements of such definition;

          (n) no Investment otherwise permitted by clause (d), (e), or (j) shall be permitted to be made if any Default has occurred and is continuing or would result therefrom.

     SECTION 7.2.6. Restricted Payments, etc. The Borrower will not, and will not permit any of its Restricted Subsidiaries to, declare or make a Restricted Payment (including the making of any Restricted Payment to Parent to pay the principal or interest accrued on either the Seller Notes or the 399VP Notes), or make any deposit for any Restricted Payment, other than

          (a) Restricted Payments made by Restricted Subsidiaries to the Borrower or wholly-owned Restricted Subsidiaries,

          (b) Restricted Payments made to Parent to the extent necessary to enable Parent to (i) pay its overhead expenses in an amount not to exceed $2,000,000 in the aggregate in any Fiscal Year (which amount shall be reduced dollar-for-dollar to the extent of any Investments made pursuant to clause (j)(i) of Section 7.2.5), (ii) pay Taxes and (iii) so long as (A) no Default shall have occurred and be continuing on the date such Restricted Payment is declared or to be made, nor would a Default result from the making of such Restricted Payment, (B) after giving effect to the making of such Restricted Payment, the Borrower shall be in pro forma compliance with the covenants set forth in Section 7.2.4 for the most recent full Fiscal Quarter immediately preceding the date of the making of such Restricted Payment for which the relevant financial information has been delivered pursuant to clause (a) or clause (b) of Section 7.1.1, and (C) an Authorized Officer of the Borrower shall have delivered a certificate to the Administrative Agent in form and substance satisfactory to the Administrative Agent (including a calculation of the Borrower's compliance with the covenants set forth in Section 7.2.4 in reasonable detail) certifying as to the accuracy of clauses (A) and (B) above, repurchase, redeem or otherwise acquire or retire for value any Capital Stock of Parent, or any warrant, option or other right to acquire Capital Stock of Parent, held by any member of management of the Borrower or any of its

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

     Restricted Subsidiaries pursuant to any management equity subscription agreement or stock option agreement; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Capital Stock, warrants, options and other rights shall not exceed $1,000,000 over the life of this Agreement.

     SECTION 7.2.7. Capital Expenditures. The Borrower will not, and will not permit any of its Restricted Subsidiaries to, make or commit to make Capital Expenditures in any Fiscal Year, except (subject (in the case of Capitalized Lease Liabilities) to clause (e) of Section 7.2.2) Capital Expenditures which do not aggregate in excess of the amount set forth below opposite such Fiscal Year:

                                                 Capital
            Fiscal Year                     Expenditure Amount
            -----------                     ------------------
                1999                           $27,000,000
                2000                           $28,000,000
                2001                           $30,000,000
                2002                           $30,000,000
                2003                           $32,000,000
                2004                           $35,000,000;

provided, however, that, to the extent the amount of Capital Expenditures permitted to be made in any Fiscal Year pursuant to this Section exceeds the aggregate amount of Capital Expenditures actually made during such Fiscal Year, such excess amount (up to an aggregate of 25% of the amount of Capital Expenditures permitted for such Fiscal Year, without giving effect to this proviso) may be carried forward to (but only to) the next succeeding Fiscal Year (any such amount to be certified by the Borrower to the Agents in the Compliance Certificate delivered for the last Fiscal Quarter of such Fiscal Year, and any such amount carried forward to a succeeding Fiscal Year shall be deemed to be used prior to the Borrower and its Restricted Subsidiaries using the amount of Capital Expenditures permitted by this Section in such succeeding Fiscal Year, without giving effect to such carry-forward).

     SECTION 7.2.8. Consolidation, Merger, etc. The Borrower will not, and will not permit any of its Restricted Subsidiaries to, liquidate or dissolve, consolidate with, or merge into ("Combine" or a "Combination") or with, any other Person, or purchase or otherwise acquire all or substantially all of the assets of any Person (or of any division thereof) except

          (a) any such Restricted Subsidiary may Combine into the Borrower or any Restricted Subsidiary, and the assets or stock of any Restricted Subsidiary may be purchased or otherwise acquired by the Borrower or any other Restricted Subsidiary; provided, that notwithstanding the above, a Restricted Subsidiary may only Combine with and into another Restricted Subsidiary if, after giving effect to such Combination, the Borrower continues to own (d)rectly or indirectly), and the Administrative Agent continues to have pledged to it pursuant to a Pledge Agreement, a percentage of the issued and outstanding shares of Capital Stock (on a

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

     fully diluted basis) of the Restricted Subsidiary surviving such Combination that is equal to or in excess of the percentage of the issued and outstanding shares of Capital Stock (on a fully diluted basis) of the Restricted Subsidiary that does not survive such Combination that was (immediately prior to the Combination) owned by the Borrower or pledged to the Administrative Agent, pursuant to such documentation and opinions as shall be necessary in the opinion of the Agents to create, perfect or maintain the collateral position of the Administrative Agent and the Secured Parties therein as contemplated by this Agreement; and

          (b) so long as no Default has occurred and is continuing or would occur after giving effect thereto, the Borrower or any of its Restricted Subsidiaries may purchase all or substantially all of the assets of any Person (or any division thereof) not then a Restricted Subsidiary, or acquire such Person by Combination, if permitted (without duplication) pursuant to Section 7.2.7 to be made as a Capital Expenditure or if permitted (without duplication) pursuant to Section 7.2.5 to be made as an Investment.

     SECTION 7.2.9. Asset Dispositions, etc. The Borrower will not, and will not permit any of its Restricted Subsidiaries to, Dispose of any of the Borrower's or such Restricted Subsidiaries' assets (including accounts receivable and Capital Stock of Subsidiaries) to any Person in one transaction or series of transactions unless such Disposition is

          (a) inventory Disposed of in the ordinary course of its business,

          (b) permitted by Section 7.2.8,

          (c) a transfer of the Fixed Assets of the Borrower and its Restricted Subsidiaries or

          (d) (i) for fair market value and the consideration consists of no less than 80% in cash or Marketable Securities (provided, that such percentage shall be reduced to 50% with respect to the Disposition of any asset with a fair market value which is not in excess of $500,000), (ii) the Net Disposition Proceeds received from such assets, together with the Net Disposition Proceeds of all other assets Disposed pursuant to this clause (d) since the Closing Date (other than with respect to Net Disposition Proceeds reinvested pursuant to clause (d) of Section 3.1.1), does not exceed (individually or in the aggregate) $2,000,000 over the term of this Agreement and (iii) an amount equal to the Net Disposition Proceeds generated from such Disposition are applied as Net Disposition Proceeds to prepay the Loans or for reinvestment by the Borrower pursuant to the terms of Section 3.1.1 and Section 3.1.2.

     SECTION 7.2.10. Modification of Certain Agreements. The Borrower will not, and will not permit any of its Restricted Subsidiaries or any Farmarkets Subsidiary to, consent to any material amendment, supplement, waiver or other modification of, or enter into any forbearance from exercising any material rights with respect to the terms or provisions contained in (a) any of the First

Mortgage Note Documents, except (i) in connection with any refinancing, refunding, renewal or extension of the Indebtedness evidenced by the First Mortgage Notes (which refinancing, refunding, renewal or extension shall be on No Less Favorable Terms and Conditions) or (ii) as otherwise permitted pursuant hereto (and on terms and conditions and pursuant to documentation reasonably satisfactory to the Agents) or (b) any of the other Transaction Documents.

     SECTION 7.2.11. Transactions with Affiliates. The Borrower will not, and will not permit any of its Restricted Subsidiaries to, enter into or cause or permit to exist any arrangement or contract (including for the purchase, lease or exchange of property or the rendering of services) with any of its other Affiliates, unless such arrangement or contract (a) is on fair and reasonable terms not materially less favorable to the Borrower or such Restricted Subsidiary than it could obtain in an arm's-length transaction with a Person that is not an Affiliate and (b) is of the kind which would be entered into by a prudent Person in the position of the Borrower or such Restricted Subsidiary with a Person that is not one of its Affiliates.

     SECTION 7.2.12. Negative Pledges, Restrictive Agreements, etc. The Borrower will not, and will not permit any of its Restricted Subsidiaries (other than pursuant to a Permitted Acquisition) to, enter into any agreement prohibiting

          (a) (i) the creation or assumption of any Lien upon its properties, revenues or assets, whether now owned or hereafter acquired (other than in the case of any assets acquired with the proceeds of any Indebtedness permitted under clause (e) of Section 7.2.2 or subject to Capitalized Lease Liabilities permitted under such clause (e), customary limitations and prohibitions contained in such Indebtedness), or (ii) the ability of the Borrower or any other Obligor to amend or otherwise modify this Agreement or any other Loan Document; or

          (b) any Restricted Subsidiary from making any payments, directly or indirectly, to the Borrower by way of dividends, advances, repayments of loans or advances, reimbursements of management and other intercompany charges, expenses and accruals or other returns on investments, or any other agreement or arrangement which restricts the ability of any such Subsidiary to make any payment, directly or indirectly, to the Borrower.

     SECTION 7.2.13. Sale and Leaseback. The Borrower will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly enter into any agreement or arrangement with any other Person providing for the sale or transfer by it of any property (now owned or hereafter acquired) having a fair market value of more than $2,000,000 in the aggregate at any time outstanding which has been or is to be sold or transferred by the Borrower or any of its Restricted Subsidiaries to a Person and the subsequent lease or rental of such property or other similar property from such Person.

     SECTION 7.2.14. Stock of Subsidiaries. The Borrower will not, and will not permit any of its Restricted Subsidiaries to, (a) issue any Capital Stock (whether for value or otherwise) to any Person other than the Borrower or another wholly-owned Restricted Subsidiary or (b) become liable in respect of any obligation (contingent or otherwise) to purchase, redeem, retire, acquire or make any other payment in respect of any shares of Capital Stock of the Borrower or any Restricted Subsidiary or any option, warrant or other right to acquire any such shares of Capital Stock.


                                  ARTICLE VIII
                                EVENTS OF DEFAULT

     SECTION 8.1. Listing of Events of Default. Each of the following events or occurrences described in this Section 8.1 shall constitute an "Event of Default".

     SECTION 8.1.1. Non-Payment of Obligations. (a) The Borrower shall default in the payment or prepayment when due of any principal of any Loan, (b) the Borrower shall default in the payment when due of any Reimbursement Obligation or deposit of cash collateral for purposes pursuant to Section 2.6.4 or (c) the Borrower or any other Obligor shall default (and such default shall continue unremedied for a period of three Business Days) in the payment when due of any interest or fee with respect to the Loans or Commitments or of any other Obligation.

     SECTION 8.1.2. Breach of Warranty. Any representation or warranty of any Obligor made or deemed to be made in any Loan Document (including any certificates delivered pursuant to Article V) is or shall be incorrect when made or deemed to have been made in any material respect.

     SECTION 8.1.3. Non-Performance of Certain Covenants and Obligations. The Borrower shall default in the due performance and observance of any of its obligations under Section 7.1.8 and Section 7.2.

     SECTION 8.1.4. Non-Performance of Other Covenants and Obligations. The Borrower or any other Obligor shall default in the due performance and observance of any other agreement contained herein or in any other Loan Document executed by it, and such default shall continue unremedied for a period of 30 days after notice thereof shall have been given to the Borrower by the Administrative Agent or any Lender; provided, however, the Borrower shall not be in default of clause (a) of Section 7.1.6 if the Borrower and its Subsidiaries commence their response to such non-compliance within the period permitted by such Environmental Laws.

     SECTION 8.1.5. Default on Other Indebtedness. A default shall occur in the payment when due (subject to any applicable grace period), whether by acceleration or otherwise, of any Indebtedness (other than Indebtedness described in Section 8.1.1) of the Borrower or any of its Subsidiaries or any other Obligor having a principal amount, individually or in the aggregate, in excess of $1,000,000, or a default shall occur in the performance or observance of any obligation or condition with respect to such Indebtedness if the effect of such default is to accelerate the maturity of any such Indebtedness or such default shall continue unremedied for any applicable period of time sufficient to permit the holder or holders of such Indebtedness, or any trustee or agent for such holders, to cause or declare such Indebtedness to become due and payable or to require such Indebtedness to be prepaid, redeemed, purchased or defeased, or require an offer to purchase or defease such Indebtedness to be made, prior to its expressed maturity.

     SECTION 8.1.6. Judgments. Any judgment or order for the payment of money in excess of $1,000,000 (not covered by insurance from a responsible insurance company that is not denying its liability with respect thereto) shall be rendered against the Borrower or any of its Subsidiaries or any other Obligor and such judgment or order remains undischarged, unbonded or unstayed for a period of thirty (30) consecutive days from the date of entry thereof.

     SECTION 8.1.7. Pension Plans. Any of the following events shall occur with respect to any Pension Plan:

          (a) the institution of any steps by the Borrower, any member of its Controlled Group or any other Person to terminate a Pension Plan if, as a result of such termination, the Borrower or any such member could be required to make a contribution to such Pension Plan, or could reasonably expect to incur a liability or obligation to such Pension Plan, in excess of $1,000,000; or

          (b) a contribution failure occurs with respect to any Pension Plan sufficient to give rise to a Lien under section 302(f) of ERISA.

     SECTION 8.1.8. Change in Control. Any Change in Control shall occur.

     SECTION 8.1.9. Bankruptcy, Insolvency, etc. The Borrower or any of its Subsidiaries or any other Obligor shall

          (a) become insolvent or generally fail to pay, or admit in writing its inability or unwillingness generally to pay, debts as they become due;

          (b) apply for, consent to, or acquiesce in, the appointment of a trustee, receiver, sequestrator or other custodian for any substantial part of the property of any thereof, or make a general assignment for the benefit of creditors;

          (c) in the absence of such application, consent or acquiescence, permit or suffer to exist the appointment of a trustee, receiver, sequestrator or other custodian for the Borrower or any of its Subsidiaries or any other Obligor or for a substantial part of the property of any thereof, and such trustee, receiver, sequestrator or other custodian shall not be discharged within 60 days, provided that the Borrower, each Subsidiary and each other Obligor hereby expressly authorizes the Agents, the Issuer and each Lender to appear in any court conducting any relevant proceeding during such 60-day period to preserve, protect and defend their rights under the Loan Documents;

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

          (d) permit or suffer to exist the commencement of any bankruptcy, reorganization, debt arrangement or other case or proceeding under any bankruptcy or insolvency law, or any dissolution, winding up or liquidation proceeding, in respect of the Borrower or any of its Subsidiaries or any other Obligor, and, if any such case or proceeding is not commenced by the Borrower or such Subsidiary or such other Obligor, such case or proceeding shall be consented to or acquiesced in by the Borrower or such Subsidiary or such other Obligor or shall result in the entry of an order for relief or shall remain for 60 days undismissed, provided that the Borrower, each Subsidiary and each other Obligor hereby expressly authorizes the Agents, the Issuer and each Lender to appear in any court conducting any such case or proceeding during such 60-day period to preserve, protect and defend their rights under the Loan Documents; or

          (e) take any action authorizing, or in furtherance of, any of the foregoing.

     SECTION 8.1.10. Impairment of Security, etc. (a) Any Loan Document, or any Lien granted thereunder, shall (except in accordance with its terms), in whole or in part, terminate, cease to be effective or cease to be the legally valid, binding and enforceable obligation of any Obligor party thereto; (b) the Borrower, any other Obligor or any other party shall, directly or indirectly, contest in any manner such effectiveness, validity, binding nature or enforceability; or (c) any Lien securing any Obligation shall, in whole or in part, cease to be a perfected first priority Lien, subject only, in each case, to those exceptions expressly permitted by such Loan Document except to the extent any event referred to above (i) relates to assets of the Borrower or any of its Subsidiaries which are immaterial, (ii) results from the failure of the Administrative Agent to maintain possession of certificates representing securities pledged under any Pledge Agreement or to file continuation statements under the UCC of any applicable jurisdiction or (iii) is covered by a lender's title insurance policy and the relevant insurer promptly after the occurrence thereof shall have acknowledged in writing that the same is covered by such title insurance policy.

     SECTION 8.2. Action if Bankruptcy. If any Event of Default described in clauses (a) through (e) of Section 8.1.9 shall occur, the Commitments (if not theretofore terminated) shall automatically terminate and the outstanding principal amount of all outstanding Loans and all other Obligations (including Reimbursement Obligations) shall automatically be and become immediately due and payable, without notice or demand to any Person and the Borrower shall be obligated to immediately Cash Collateralize all Letter of Credit Outstandings.

     SECTION 8.3. Action if Other Event of Default. If any Event of Default (other than an Event of Default described in clauses (a) through (e) of Section 8.1.9) shall occur for any reason, whether voluntary or involuntary, and be continuing, the Administrative Agent, upon the direction of the Required Lenders, shall by notice to the Borrower declare all or any portion of the outstanding principal amount of the Loans and other Obligations (including Reimbursement Obligations) to be due and payable, require the Borrower to Cash Collateralize all Letter of Credit Outstandings and/or declare the Commitments (if not theretofore terminated) to be terminated, whereupon the full unpaid amount of such Loans and other Obligations which shall be so declared due and payable shall be and become immediately due and payable, without further notice,

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demand or presentment, and/or, as the case may be, the Commitments shall terminate and the Borrower shall be obligated to immediately Cash Collateralize all Letter of Credit Outstandings.


                                   ARTICLE IX
                                   THE AGENTS

     SECTION 9.1. Actions. Each Lender hereby appoints DLJ as its Syndication Agent, Morgan as its Documentation Agent and U.S. Bancorp as its Administrative Agent under and for purposes of this Agreement and each other Loan Document. Each Lender authorizes the Agents to act on behalf of such Lender under this Agreement and each other Loan Document and, in the absence of other written instructions from the Required Lenders received from time to time by the Agents (with respect to which each of the Agents agrees that it will comply, except as otherwise provided in this Section or as otherwise advised by counsel), to exercise such powers hereunder and thereunder as are specifically delegated to or required of the Agents by the terms hereof and thereof, together with such powers as may be reasonably incidental thereto. The Agents may execute any of their respective duties under this Agreement and each other Loan Document by or through their respective employees, agents and attorneys-in-fact. Each Lender hereby indemnifies (which indemnity shall survive any termination of this Agreement) the Agents, pro rata according to such Lender's Percentage of the then existing Revolving Loan Commitment Amount, from and against any and all liabilities, obligations, losses, damages, claims, costs or expenses of any kind or nature whatsoever which may at any time be imposed on, incurred by, or asserted against, any of the Agents in any way relating to or arising out of this Agreement and any other Loan Document, including reasonable attorneys' fees, and as to which any Agent is not reimbursed by the Borrower or any other Obligor (and without limiting the obligation of the Borrower or any other Obligor to do so); provided, however, that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, claims, costs or expenses which are determined by a court of competent jurisdiction in a final proceeding to have resulted solely from such Agent's gross negligence or wilful misconduct. An Agent shall not be required to take any action hereunder or under any other Loan Document, or to prosecute or defend any suit in respect of this Agreement or any other Loan Document, unless it is indemnified hereunder to its satisfaction. If any indemnity in favor of either of the Agents shall be or become, in such Agent's determination, inadequate, such Agent may call for additional indemnification from the Lenders and cease to do the acts indemnified against hereunder until such additional indemnity is given.

     SECTION 9.2. Funding Reliance, etc. Unless the Administrative Agent shall have been notified by telephone, confirmed in writing, by any Lender by 2:00 p.m., Denver, Colorado time, on the day prior to a Borrowing or Disbursement with respect to a Letter of Credit pursuant to Section 2.6.2 that such Lender will not make available the amount which would constitute its Percentage of such Borrowing on the date specified therefor, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent and, in reliance upon such assumption, make available to the Borrower a corresponding amount. If and to the extent that such Lender shall not have made such amount

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available to the Administrative Agent, such Lender and the Borrower severally agree to repay the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date the Administrative Agent made such amount available to the Borrower to the date such amount is repaid to the Administrative Agent, at the interest rate applicable at the time to Loans comprising such Borrowing.

     SECTION 9.3. Exculpation. None of the Agents or the Co-Lead Arrangers nor any of their respective directors, officers, employees or agents shall be liable to any Lender for any action taken or omitted to be taken by it under this Agreement or any other Loan Document, or in connection herewith or therewith, except for its own willful misconduct or gross negligence, nor responsible for any recitals or warranties herein or therein, nor for the effectiveness, enforceability, validity or due execution of this Agreement or any other Loan Document, nor for the creation, perfection or priority of any Liens purported to be created by any of the Loan Documents, or the validity, genuineness, enforceability, existence, value or sufficiency of any collateral security, nor to make any inquiry respecting the performance by the Borrower or any other Obligor of its obligations hereunder or under any other Loan Document. None of the Agents or the Co-Lead Arrangers nor any of their respective directors, officers, employees or agents shall be responsible for or have any duty to ascertain, inquire into or verify (a) any statement, warranty or representation made in connection with any Loan Document or any Borrowing hereunder, (b) the performance or observance of any of the covenants or agreements of any Obligor under any Loan Document, including any agreement by an Obligor to furnish information directly to each Lender, (c) the satisfaction of any condition specified in Article V, except receipt of items required to be delivered solely to the Agents, (d) the existence or possible existence of any Default or Event of Default, or (e) the financial condition of the Borrower or any other Obligor. Any such inquiry which may be made by an Agent or the Issuer shall not obligate it to make any further inquiry or to take any action. The Agents and the Issuer shall be entitled to rely upon advice of counsel concerning legal matters and upon any notice, consent, certificate, statement or writing which the Agents or the Issuer, as applicable, believe to be genuine and to have been presented by a proper Person.

     SECTION 9.4. Successor. Each of the Syndication Agent and the Documentation Agent may resign as such upon one Business Day's notice to the Borrower and the Administrative Agent. The Administrative Agent may resign as such at any time upon at least 30 days' prior notice to the Borrower and all Lenders. The Administrative Agent may be removed at any time with or without cause by written notice received by such Agent from the Required Lenders, such removal to be effective on the date specified in such notice. If the Administrative Agent at any time shall resign or be removed, the Required Lenders may, with the prior consent of the Borrower (which consent shall not be unreasonably withheld or delayed), appoint another Lender as a successor Agent which shall thereupon become the Administrative Agent hereunder. If no successor Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the retiring Agent's giving notice of resignation or receiving notice of removal, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent, which shall be one of the Lenders or a commercial banking institution organized under the laws of the U.S. (or any State thereof) or a U.S. branch or agency of a commercial banking institution,

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and having a combined capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Agent shall be entitled to receive from the retiring Agent such documents of transfer and assignment as such successor Agent may reasonably request, and shall thereupon succeed to and become vested with all rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Administrative Agent's resignation or removal hereunder as such, the provisions of (a) this Article IX shall inure to its benefit as to any actions taken or omitted to be taken by it while it was such Agent under this Agreement, and (b) Section 10.3 and Section 10.4 shall continue to inure to its benefit. Notwithstanding anything else to the contrary in this
Section 9.4, the Administrative Agent may at any time, without the consent of the Borrower or any Lender, appoint an Affiliate which is a commercial banking institution as a successor Administrative Agent.

     SECTION 9.5. Credit Extensions by Each Agent and Issuer. Each Agent and the Issuer shall have the same rights and powers with respect to (a) in the case of the Agents, the Credit Extensions made by it or any of its Affiliates and (b) in the case of the Issuer, the Loans made by it or any of its Affiliates, as any other Lender and may exercise the same as if it were not an Agent or the Issuer. Each Agent, the Issuer and each of their respective Affiliates may accept deposits from, lend money to, and generally engage in any kind of business with the Borrower or any Subsidiary or Affiliate of the Borrower as if such Agent or Issuer were not an Agent or Issuer hereunder.

     SECTION 9.6. Credit Decisions. Each Lender acknowledges that it has, independently of the Agents, the Co-Lead Arrangers, the Issuer and each other Lender, and based on such Lender's review of the financial information of the Borrower, this Agreement, the other Loan Documents (the terms and provisions of which being satisfactory to such Lender) and such other documents, information and investigations as such Lender has deemed appropriate, made its own credit decision to extend its Commitments. Each Lender also acknowledges that it will, independently of the Agents, the Co-Lead Arrangers, the Issuer and each other Lender, and based on such other documents, information and investigations as it shall deem appropriate at any time, continue to make its own credit decisions as to exercising or not exercising from time to time any rights and privileges available to it under this Agreement or any other Loan Document.

     SECTION 9.7. Copies, etc. The Administrative Agent shall give prompt notice to each Lender of each notice or request required or permitted to be given to the Administrative Agent by the Borrower pursuant to the terms of this Agreement (unless concurrently delivered to the Lenders by the Borrower). The Administrative Agent will distribute to each Lender each document or instrument received for its account and copies of all other communications received by the Administrative Agent from the Borrower for distribution to the Lenders by the Administrative Agent in accordance with the terms of this Agreement. The Agent shall have no duty to disclose to the Lenders information that is not required to be furnished by the Borrower to the Agents, but that may be voluntarily furnished by the Borrower to the Agents either in their capacity as Agent or in their individual capacity).

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     SECTION 9.8. The Syndication Agent and the Documentation Agent.
Notwithstanding anything else to the contrary contained in this Agreement or any other Loan Document, the Syndication Agent and the Documentation Agent, each in such capacity, shall have no duties or responsibilities under this Agreement or any other Loan Document nor any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or otherwise exist against the Syndication Agent or the Documentation Agent, as applicable, in such capacity except as are explicitly set forth herein or in the other Loan Documents.

     SECTION 9.9. Notices of Default. Notwithstanding anything else to the contrary contained in this Agreement or any other Loan Document, the Administrative Agent shall not be deemed to have knowledge of the occurrence of a Default (other than the non-payment of principal or of interest on any Loan or any Reimbursement Obligation) unless the Administrative Agent has received notice from a Lender or the Borrower specifying such Default and stating that such notice is a "Notice of Default". In the event that the Administrative Agent receives any Notice of Default, the Administrative Agent shall give prompt notice thereof to the Lenders (and shall give each Lender prompt notice of each such non-payment). The Administrative Agent shall take such action with respect to a Default specified in any Notice of Default as shall be directed by the Required Lenders; provided, that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable in the best interests of the Lenders.


                                    ARTICLE X
                            MISCELLANEOUS PROVISIONS

     SECTION 10.1. Waivers, Amendments, etc. The provisions of this Agreement and of each other Loan Document may from time to time be amended, modified or waived, if such amendment, modification or waiver is in writing and consented to in writing by the Borrower and each Obligor party thereto and the Required Lenders; provided, however, that no such amendment, modification or waiver which would:

          (a) modify any requirement hereunder that any particular action be taken by all the Lenders or by the Required Lenders shall be effective unless consented to in writing by each Lender;

          (b) modify this Section 10.1 or clause (a) of Section 10.10, change the definition of "Required Lenders", increase any Commitment Amount or the Percentage of any Lender, reduce any fees described in Article III, release any Restricted Subsidiary from its obligations under the Subsidiary Guaranty, release Parent from its obligations under the Parent Guaranty and Pledge Agreement, or release all or substantially all of the collateral security (except in each case as otherwise specifically provided in this Agreement, the Subsidiary Guaranty or either Pledge and Security Agreement) or extend the Revolving Loan Commitment Termination Date unless consented to in writing by each Lender;

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          (c) extend the due date for, or reduce the amount of, any scheduled repayment or prepayment of principal of or interest on any Loan or any Reimbursement Obligation (or reduce the principal amount of or rate of interest on any Loan or any Reimbursement Obligation) unless consented to in writing by each Lender or, in the case of a Reimbursement Obligation, the Issuer owed, and those Lenders participating in, such Reimbursement Obligation;

          (d) increase the Stated Amount of any Letter of Credit unless consented to by the Issuer of such Letter of Credit;

          (e) affect adversely the interests, rights or obligations of any Agent, the Issuer or the Co-Lead Arrangers (in its capacity as Agent, Issuer or as Co-Lead Arranger), unless consented to in writing by such Agent, the Issuer or the Co-Lead Arrangers, as the case may be; or

          (f) change the definition of "Borrowing Base Amount", "Eligible Account", "Eligible Rebate Receivable", "Eligible Inventory", "Eligible Prepaid Inventory" or "Net Asset Value", in each case if the effect of such change would be to require a Lender to make or participate in a Credit Extension in an amount that is greater than such Lender would have had to make or participate in immediately prior to such amendment, modification or waiver unless consented to in writing by each Lender.

No failure or delay on the part of any Agent, the Issuer or any Lender in exercising any power or right under this Agreement or any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. No notice to or demand on the Borrower or any other Obligor in any case shall entitle it to any notice or demand in similar or other circumstances. No waiver or approval by any Agent, the Issuer or any Lender under this Agreement or any other Loan Document shall, except as may be otherwise stated in such waiver or approval, be applicable to subsequent transactions. No waiver or approval hereunder shall require any similar or dissimilar waiver or approval thereafter to be granted hereunder.

     For purposes of this Section 10.1, the Syndication Agent, in coordination with the Administrative Agent, shall have primary responsibility, together with the Borrower, in the negotiation, preparation, and documentation relating to any amendment, modification or waiver of this Agreement, any other Loan Document or any other agreement or document related hereto or thereto contemplated pursuant to this Section.

     SECTION 10.2. Notices. All notices, requests and other communications provided to any party hereto under this Agreement or any other Loan Document

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shall be in writing or by facsimile and addressed, delivered or transmitted to such party at its address or facsimile number set forth on Schedule II hereto or, in the case of a Lender which becomes a party hereto after the date hereof, as set forth in the Lender Assignment Agreement pursuant to which such Lender becomes a Lender hereunder or at such other address or facsimile number as may be designated by such party in a notice to the other parties. Any notice, (a) if mailed and properly addressed with postage prepaid or (b) if properly addressed and sent by pre-paid courier service, shall be deemed given when received, or
(c) if transmitted by facsimile, shall be deemed given when transmitted (and telephonic confirmation of receipt thereof has been received).

     SECTION 10.3. Payment of Costs and Expenses. The Borrower agrees to pay on demand all reasonable expenses of each Agent (including the reasonable fees and out-of-pocket expenses of counsel to the Agents and of local or foreign counsel, if any, who may be retained by counsel to the Agents) in connection with

          (a) the syndication by the Syndication Agent, the Documentation Agent and the Co-Lead Arrangers of the Loans, the negotiation, preparation, execution and delivery of this Agreement and of each other Loan Document, including schedules and exhibits, and any amendments, waivers, consents, supplements or other modifications to this Agreement or any other Loan Document as may from time to time hereafter be required, whether or not the transactions contemplated hereby are consummated;

          (b) the filing or refiling of the Pledge and Security Agreements and/or any UCC financing statements relating thereto and all amendments, supplements and modifications to any thereof and any and all other documents or instruments of further assurance required to be filed or refiled by the terms hereof or of any Pledge Agreement or any Security Agreement; and

          (c) the preparation and review of the form of any document or instrument relevant to this Agreement or any other Loan Document.

The Borrower further agrees to pay, and to save the Agents and the Lenders harmless from all liability for, any stamp or other similar taxes which may be payable in connection with the execution or delivery of this Agreement, the Borrowings hereunder, the issuance of the Notes, the issuance of the Letters of Credit, or any other Loan Documents. The Borrower also agrees to reimburse each Agent and each Lender upon demand for all reasonable out-of-pocket expenses (including reasonable attorneys' fees and legal expenses) incurred by such Agent or such Lender in connection with (i) the negotiation of any restructuring or "work-out", whether or not consummated, of any Obligations and (ii) the enforcement of any Obligations, which shall include any action or participation in any bankruptcy proceeding.

     SECTION 10.4. Indemnification. In consideration of the execution and delivery of this Agreement by each Lender and the extension of the Commitment, the Borrower indemnifies, exonerates and holds each Agent, the Co-Lead Arrangers, the Issuer and each Lender and each of their respective partners,

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trustees, officers, directors, employees and agents (collectively, the
"Indemnified Parties") free and harmless from and against any and all actions, causes of action, suits, losses, costs, liabilities and damages, and expenses incurred in connection therewith (irrespective of whether any such Indemnified Party is a party to the action for which indemnification hereunder is sought), including reasonable attorneys' fees and disbursements (collectively, the "Indemnified Liabilities"), incurred by the Indemnified Parties or any of them as a result of, or arising out of, or relating to

          (a) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of any Credit Extension;

          (b) the entering into and performance of this Agreement and any other Loan Document by any of the Indemnified Parties (including any action brought by or on behalf of the Borrower as the result of any determination by the Administrative Agent and the Required Lenders pursuant to Article V not to make any Credit Extension hereunder but excluding any such action in which a court of competent jurisdiction in a final non-appealable judgment determined that such Lenders breached their obligations hereunder in respect of such Credit Extension);

          (c) any investigation, litigation or proceeding related to any acquisition or proposed acquisition by the Borrower or any of its Subsidiaries of all or any portion of the stock or assets of any Person, whether or not such Agent, the Co-Lead Arrangers, the Issuer or such Lender is party thereto;

          (d) any investigation, litigation or proceeding related to any environmental cleanup, audit, compliance or other matter relating to the protection of the environment or the Release by the Borrower or any of its Subsidiaries of any Hazardous Material; or

          (e) the presence on or under, or the escape, seepage, leakage, spillage, discharge, emission, discharging or releases from, any real property owned or operated by the Borrower or any Subsidiary thereof of any Hazardous Material (including any losses, liabilities, damages, injuries, costs, expenses or claims asserted or arising under any Environmental Law), regardless of whether caused by, or within the control of, the Borrower or such Subsidiary, except for any such Indemnified Liabilities arising for the account of a particular Indemnified Party by reason of the relevant Indemnified Party's gross negligence or wilful misconduct. Each Obligor and its permitted successors and assigns hereby waive, release and agree not to make any claim, or bring any cost recovery action against, any Agent, the Co-Lead Arrangers, the Issuer or any Lender under CERCLA or any state equivalent, or any similar law now existing or hereafter enacted, except to the extent arising out of the gross negligence or wilful misconduct of any Indemnified Party. It is expressly understood and agreed that to the extent that any of such Persons is strictly liable under any Environmental Laws, such Obligor's obligation to such Person under this indemnity shall likewise be without regard to fault on the part of such Obligor, to the extent permitted under applicable law, with respect to the violation or condition which results in liability of such Person. If and to the extent that

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the foregoing undertaking may be unenforceable for any reason, such Obligor hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

     SECTION 10.5. Survival. The obligations of the Borrower under Sections 4.3, 4.4, 4.5, 4.6, 10.3 and 10.4 shall in each case survive any termination of this Agreement, the payment in full of all Obligations, the termination of all Commitments and any assignment from one Lender to another (in the case of Sections 10.3 and 10.4). The representations and warranties made by the Borrower and each other Obligor in this Agreement and in each other Loan Document shall survive the execution and delivery of this Agreement and each such other Loan Document.

     SECTION 10.6. Severability. Any provision of this Agreement or any other Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to such provision and such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement or such Loan Document or affecting the validity or enforceability of such provision in any other jurisdiction.

     SECTION 10.7. Headings. The various headings of this Agreement and of each other Loan Document are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement or such other Loan Document or any provisions hereof or thereof.

     SECTION 10.8. Execution in Counterparts, Effectiveness, etc. This Agreement may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original (whether such counterpart is originally executed or an electronic copy of an original) and all of which shall constitute together but one and the same agreement. This Agreement shall become effective when counterparts hereof executed on behalf of the Borrower and each Lender (or notice thereof satisfactory to the Agents) shall have been received by the Syndication Agent and notice thereof shall have been given by the Administrative Agent or the Syndication Agent to the Borrower and each Lender.

     SECTION 10.9. Governing Law; Entire Agreement. THIS AGREEMENT AND EACH OTHER LOAN DOCUMENT SHALL EACH BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK, EXCLUDING THE LAW OF CONFLICTS BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS. This Agreement and the other Loan Documents constitute the entire understanding among the parties hereto with respect to the subject matter hereof and supersede any prior agreements, written or oral, with respect thereto.

     SECTION 10.10. Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that:

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          (a) the Borrower may not assign or transfer its rights or obligations hereunder without the prior written consent of the Administrative Agent and all Lenders; and

          (b) the rights of sale, assignment and transfer of the Lenders are subject to Section 10.11.

     SECTION 10.11. Sale and Transfer of Loans; Participations in Loans and Notes. Each Lender may assign, or sell participations in, its Loans and Commitments to one or more other Persons in accordance with this Section 10.11.

     SECTION 10.11.1. Assignments. Any Lender (an "Assignor Lender"),

          (a) with the written consents (whether by originally executed counterpart or electronic copy thereof) of the Borrower and the Syndication Agent, and notice to the Administrative Agent ((i) which consents shall not be unreasonably delayed or withheld and (ii) which consents shall not be required (but notice to the Borrower, the Administrative Agent and the Syndication Agent shall be required) in the case of assignments made (A) to the Agents or any of their Affiliates, (B) by the Agents or any of their Affiliates to any commercial bank, any fund which is regularly engaged in making, purchasing or investing in loans or securities or any other financial institution the long-term certificate of deposit rating or long-term senior unsecured debt rating of which as determined by S&P or Moody's is at least BBB or Baa2 and (C) at any time when an Event of Default shall have occurred and be continuing), may at any time assign and delegate to one or more commercial banks, funds which are regularly engaged in making, purchasing or investing in loans or securities or other financial institutions, and

          (b) with notice to the Borrower and the Agents, but without the consent of the Borrower, the Agents or the Issuer, may assign and delegate to any of its Affiliates or to any other Lender or to a Related Fund of any Lender

(each such Person described in either of the foregoing clauses as being the Person to whom such assignment and delegation is to be made, being hereinafter referred to as an "Assignee Lender"), all or any fraction of such Lender's total Loans, participations in Letters of Credit and Letter of Credit Outstandings with respect thereto and Commitments (which assignment and delegation shall be, as among Revolving Loan Commitments, Revolving Loans and participations in Letters of Credit, of a constant, and not a varying, percentage) in a minimum aggregate amount equal to the lesser of (i) $5,000,000 (if such assignment and delegation is to a Person not then a Lender, an Affiliate of any Lender or a Related Fund) or (ii) the then remaining amount of such Lender's Loans and Commitments; provided, however, that any such Assignee Lender will comply, if applicable, with the provisions contained in Section 4.6 and the Borrower, each other Obligor and the Agents shall be entitled to continue to deal solely and directly with such Lender in connection with the interests so assigned and delegated to an Assignee Lender until (A) written notice of such assignment and delegation, together with payment instructions, addresses and related information with respect to such Assignee Lender, shall have been given to the

Borrower and the Agents by such Lender and such Assignee Lender, (B) such Assignee Lender shall have executed and delivered to the Borrower and the Agents a Lender Assignment Agreement, accepted by the Agents, and (C) the processing fees described below shall have been paid.


From and after the date that the Agents accept such Lender Assignment Agreement,
(i) the Assignee Lender thereunder shall be deemed automatically to have become a party hereto and to the extent that rights and obligations hereunder have been assigned and delegated to such Assignee Lender in connection with such Lender Assignment Agreement, shall have the rights and obligations of a Lender hereunder and under the other Loan Documents, and (ii) the Assignor Lender, to the extent that rights and obligations hereunder have been assigned and delegated by it in connection with such Lender Assignment Agreement, shall be released from its obligations hereunder and under the other Loan Documents. Within ten Business Days after its receipt of notice that the Administrative Agent has received an executed Lender Assignment Agreement, the Borrower shall execute and deliver to the Administrative Agent (for delivery to the relevant Assignee Lender), and to the extent requested, new Notes evidencing such Assignee Lender's assigned Loans and Commitments and, if the Assignor Lender has retained Loans and Commitments hereunder, replacement Notes in the principal amount of the Loans and Commitments retained by the Assignor Lender hereunder (such Notes to be in exchange for, but not in payment of, those Notes then held by such Assignor Lender). Each such Note shall be dated the date of the predecessor Notes. The Assignor Lender shall mark the predecessor Notes "exchanged" and deliver them to the Borrower. Accrued interest on that part of the predecessor Notes evidenced by the new Notes, and accrued fees, shall be paid as provided in the Lender Assignment Agreement. Accrued interest on that part of the predecessor Notes evidenced by the replacement Notes shall be paid to the Assignor Lender. Accrued interest and accrued fees shall be paid at the same time or times provided in the predecessor Notes and in this Agreement. Such Assignor Lender or such Assignee Lender must also pay a processing fee to the Administrative Agent upon delivery of any Lender Assignment Agreement in the amount of $3,500; provided, that no such processing fee shall be required in connection with any such assignment and delegation (i) by a Lender to its Affiliate or to a Related Fund, (ii) by a Lender to a Federal Reserve Bank (or, if such Lender is an investment fund, to the trustee under the indenture to which such fund is a party in support of its obligations to such trustee), (iii) by DLJ and such assignment and delegation is in connection with the primary syndication of the Loans or (iv) if the non-payment of the processing fee is otherwise consented to by the Administrative Agent. Any attempted assignment and delegation not made in accordance with this Section 10.11.1 shall be null and void. Nothing contained in this Section 10.11.1 shall prevent or prohibit any Lender from pledging its rights (but not its obligations to make Loans or participate in Letters of Credit of Letter of Credit Outstandings) under this Agreement and/or its Loans and/or its Notes hereunder (i) to a Federal Reserve Bank in support of borrowings made by such Lender from such Federal Reserve Bank or (ii) in the case of a Lender that is an investment fund, to the trustee under the indenture to which such fund is a party in support of its obligations to such trustee; provided, that any such assignment to a trustee shall be subject to the provisions of clause (a) of this Section 10.11.1. In the event that S&P, Moody's or Thompson's BankWatch (or InsuranceWatch Ratings Service, in the case of Lenders that are insurance companies (or Best's Insurance Reports, if such insurance company is not rated by Insurance Watch Ratings Service)) shall, after the date that any Lender with a Commitment to make Revolving Loans or participate in Letters of Credit becomes a Lender, downgrade the long-term certificate of deposit rating or long-term senior unsecured debt rating of such Lender, and the resulting rating shall be below BBB-, Baa3 or C (or BB, in the case of Lender that is an insurance company (or B, in the case of an insurance company not rated by InsuranceWatch Ratings Service)), respectively, then the Borrower (with the consent of the Administrative Agent and the Issuer) shall have the right, but not the obligation, upon notice to such Lender and the Agents, to replace such Lender with an Assignee Lender in accordance with and subject to the restrictions contained in this Section, and such Lender hereby agrees to transfer and assign without recourse (in accordance with and subject to the restrictions contained in this Section) all its interests, rights and obligations in respect of its Revolving Loan Commitment under this Agreement to such Assignee Lender; provided, however, that (i) no such assignment shall conflict with any law, rule and regulation or order of any Governmental Authority and (ii) such Assignee Lender shall pay to such Lender in immediately available funds on the date of such assignment the principal of and interest and fees (if any) accrued to the date of payment on the Loans made, and Letters of Credit participated in, by such Lender hereunder and all other amounts accrued for such Lender's account or owed to it hereunder.

     SECTION 10.11.2. Participations. Any Lender may at any time sell to one or more commercial banks or other Persons (each such commercial bank and other Person being herein called a "Participant") participating interests in any of the Loans, Commitments, participations in Letters of Credit and Letter of Credit Outstandings or other interests of such Lender hereunder; provided, however, that

          (a) no participation contemplated in this Section shall relieve such Lender from its Commitments or its other obligations hereunder or under any other Loan Document;

          (b) such Lender shall remain solely responsible for the performance of its Commitments and such other obligations;

          (c) the Borrower and each other Obligor and the Agents shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and each of the other Loan Documents;

          (d) no Participant, unless such Participant is an Affiliate of such Lender, or is itself a Lender, shall be entitled to require such Lender to take or refrain from taking any action hereunder or under any other Loan Document, except that such Lender may agree with any Participant that such Lender will not, without such Participant's consent, agree to any reduction in the interest rate or amount of fees that such Participant is otherwise entitled to, a decrease in the principal amount, or an extension of the final Stated Maturity Date, of any Loan in which such Participant has purchased a participating interest or a release of all or substantially all of the collateral security under the Loan Documents or any Restricted

     Subsidiary under the Subsidiary Guaranty, in each case except as otherwise specifically provided in a Loan Document; and

          (e) the Borrower shall not be required to pay any amount under Sections 4.3, 4.4, 4.5, 4.6, 10.3 and 10.4 that is greater than the amount which it would have been required to pay had no participating interest been sold.

The Borrower acknowledges and agrees, subject to clause (e) above, that, to the fullest extent permitted under applicable law, each Participant, for purposes of Sections 4.3, 4.4, 4.5, 4.6, 4.8, 4.9, 10.3 and 10.4, shall be considered a
Lender.

     SECTION 10.12. Confidentiality. The Lenders shall hold all non-public information obtained pursuant to the requirements of this Agreement in accordance with their customary procedures for handling confidential information of this nature and in accordance with safe and sound banking practices and in any event may make disclosure to any of their examiners, Affiliates, outside auditors, counsel and other professional advisors in connection with this Agreement or as reasonably required by any bona fide transferee, participant or assignee or as required or requested by any governmental agency or representative thereof or pursuant to legal process; provided, however, that

          (a) unless specifically prohibited by applicable law or court order, each Lender shall notify the Borrower of any request by any governmental agency or representative thereof (other than any such request in connection with an examination of the financial condition of such Lender by such governmental agency) for disclosure of any such non-public information prior to disclosure of such information;

          (b) prior to any such disclosure pursuant to this Section 10.12, each Lender shall require any such bona fide transferee, participant and assignee receiving a disclosure of non-public information to agree in writing

               (i) to be bound by this Section 10.12; and

               (ii) to require such Person to require any other Person to whom such Person discloses such non-public information to be similarly bound by this Section 10.12; and

          (c) except as may be required by an order of a court of competent jurisdiction and to the extent set forth therein, no Lender shall be obligated or required to return any materials furnished by the Borrower or any Subsidiary.

     SECTION 10.13. Other Transactions. Nothing contained herein shall preclude the Agents or any other Lender from engaging in any transaction, in addition to those contemplated by this Agreement or any other Loan Document, with the Borrower or any of its Affiliates in which the Borrower or such Affiliate is not restricted hereby from engaging with any other Person.

     SECTION 10.14. Forum Selection and Consent to Jurisdiction. ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF ANY SECURED PARTY OR THE BORROWER IN CONNECTION HEREWITH OR THEREWITH SHALL BE BROUGHT AND MAINTAINED EXCLUSIVELY IN THE COURTS OF THE STATE OF NEW YORK OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK; PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT THE ADMINISTRATIVE AGENT'S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. THE BORROWER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF NEW YORK AT THE ADDRESS FOR NOTICES SET FORTH ON SCHEDULE II HERETO. THE BORROWER HEREBY EXPRESSLY AND IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT THE BORROWER HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, THE BORROWER HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

     SECTION 10.15. Waiver of Jury Trial. EACH SECURED PARTY AND THE BORROWER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF ANY SUCH SECURED PARTY OR THE BORROWER IN CONNECTION HEREWITH OR THEREWITH. THE BORROWER ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION (AND EACH OTHER PROVISION OF EACH OTHER LOAN DOCUMENT TO WHICH IT IS A PARTY) AND THAT THIS PROVISION IS A

MATERIAL INDUCEMENT FOR EACH SECURED PARTY ENTERING INTO THIS AGREEMENT AND EACH SUCH OTHER LOAN DOCUMENT.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

                                   ROYSTER-CLARK, INC.


                                   By /s/ G. Kenneth Moshenek
                                      -----------------------------------------
                                      Name:  G. Kenneth Moshenek
                                      Title: President


                                   DLJ CAPITAL FUNDING, INC.,
                                      as the Syndication Agent and as Lender


                                   By /s/ Harold Philipps
                                      -----------------------------------------
                                      Name:  Harold Philipps
                                      Title: Managing Director


                                   J.P. MORGAN SECURITIES, INC.,
                                      as Documentation Agent


                                   By /s/ Timothy S. Broadbent
                                      -----------------------------------------
                                      Name:  Timothy S. Broadbent
                                      Title: Vice President


                                   U.S. BANCORP AG CREDIT, INC.,
                                      as the Administrative Agent and as Lender


                                   By /s/ Alan V. Schuler
                                      -----------------------------------------
                                      Name:  Alan V. Schuler
                                      Title: Vice President

LENDERS:

                                   MORGAN GUARANTY TRUST COMPANY OF
                                    NEW YORK


                                   By /s/ Charles C. O'Brien
                                      --------------------------------------
                                      Name:  Charles C. O'Brien
                                      Title: Managing Director


                                   LASALLE BUSINESS CREDIT, INC.


                                   By /s/ Lawrence P. Garni
                                      --------------------------------------
                                      Name:  Lawrence P. Garni
                                      Title: First Vice President


                                   COOPERATIVE CENTRALE RAIFFEISEN-
                                   BOERENLEENBANK B.A. "RABOBANK
                                   NEDERLAND", NEW YORK BRANCH


                                   By /s/ Michiel Van Der Voort
                                      --------------------------------------
                                      Name:  Michiel Van Der Voort
                                      Title: Vice President

                                   By /s/ Ian Reece
                                      --------------------------------------
                                      Name:   Ian Reece
                                      Title: Senior Credit Officer


                                   WELLS FARGO BANK


                                   By /s/ Larry Chicoina
                                      --------------------------------------
                                      Name:  Larry Chicoina
                                      Title: Vice President


                                   HARRIS TRUST AND SAVINGS BANK


                                   By /s/ Christopher Fisher
                                      --------------------------------------
                                      Name:  Christopher Fisher
                                      Title: Vice President

                                  THE PROVIDENT BANK


                                   By /s/ Barry A. Peterson
                                      --------------------------------------
                                      Name:  Barry A. Peterson
                                      Title: Vice President


                                   NATIONSBANK, N.A.


                                   By /s/ D. Stephen Hinds
                                      --------------------------------------
                                      Name:  D. Stephen Hinds
                                      Title: Vice President


                                   MERCANTILE BANK NATIONAL ASSOCIATION


                                   By /s/ Curtis A. Schrieber
                                      --------------------------------------
                                      Name:  Curtis A. Schrieber
                                      Title: Vice President

                                                                      SCHEDULE I
                                                             to Credit Agreement

                     DISCLOSURE SCHEDULE TO CREDIT AGREEMENT

ITEM 2.1.2 Existing Letters of Credit

ITEM 6.7 Litigation.

ITEM 6.8 Existing Subsidiaries

ITEM 6.11 Employee Benefit Plans.

ITEM 6.12 Environmental Matters.

ITEM 7.2.2(b) Indebtedness to be Paid.

            CREDITOR                    OUTSTANDING PRINCIPAL AMOUNT

ITEM 7.2.2(c) Ongoing Indebtedness.

            CREDITOR                    OUTSTANDING PRINCIPAL AMOUNT

ITEM 7.2.2(c) Ongoing Liens.

ITEM 7.2.5(a) Ongoing Investments.

                                                                     SCHEDULE II
                                                             to Credit Agreement

                                        ADMINISTRATIVE INFORMATION
                                        --------------------------
Agents:
                                           Notice Information
                                           ------------------

Royster-Clark, Inc.                        10 Rockefeller Plaza
                                           11th Floor
                                           New York, NY 10020
                                           Telecopier: 212-332-2994

                                           Attention: Francis P. Jenkins, Jr.

DLJ Capital Funding, Inc.
  as Syndication Agent                     277 Park Avenue
                                           New York, NY 10172
                                           Telecopier: 212-892-7542

                                           Attention: Dana Klein

Morgan Guaranty Trust
Company of New York                        61 Wall Street
  as Documentation Agent                   New York, NY 10260
                                           Telecopier: 212-648-5556

                                           Attention: Monty Cook

U.S. Bancorp AG Credit, Inc.
  as Administrative Agent                  950 Seventeenth Street
                                           Denver, CO 80202
                                           Telecopier: 303-585-4732

                                           Attention: Pam Leyba

 Lenders:


Name of Lender                   Domestic Office                    LIBOR Office
--------------                   ---------------                    ------------
Donaldson, Lufkin &              277 Park Avenue                    277 Park Avenue
Jenrette                         New York, NY 10172                 New York, NY 10172
                                 Telecopier: 212-892-7542           Telecopier: 212-892-7542

                                 Attention: Dana Klein              Attention: Dana Klein

U.S. Bancorp                     950 Seventeenth Street             950 Seventeenth Street
                                 Denver, CO 80202                   Denver, CO 80202
                                 Telecopier: 303-585-4732           Telecopier: 303-585-4732

                                 Attention: Alan V. Schuler         Attention: Alan V. Schuler

J.P. Morgan Securities,          61 Wall Street                     61 Wall Street
Inc.                             New York, NY 10260                 New York, NY 10260
                                 Telecopier: 212-648-5556           Telecopier: 212-648-5556

                                 Attention: Monty Cook              Attention: Monty Cook

LaSalle Business Credit,         135 S. LaSalle Street              135 S. LaSalle Street
Inc.                             Chicago, IL 60606                  Chicago, IL 60606
                                 Telecopier: 312-904-1245           Telecopier: 312-904-1245

                                 Attention: Bobbie Tucker           Attention: Bobbie Tucker

Mercantile Bank National         7th and Washington                 7th and Washington
Association                      St. Louis, MO 63101                St. Louis, MO 63101
                                 Telecopier: 314-418-8430           Telecopier: 314-418-8430

                                 Attention: Becky Mathews           Attention: Becky Mathews

Rabobank Nederland, New          245 Park Avenue                    245 Park Avenue
York Branch                      New York, NY 10167-0052            New York, NY 10167-0052
                                 Telecopier: 212-916-7880           Telecopier: 212-916-7880

                                 Attention: Edward Peyser           Attention: Edward Peyser

Wells Fargo Bank                 8405 N. Fresno Street, Suite       8405 N. Fresno Street, Suite
                                 200                                200
                                 Fresno, CA 93720                   Fresno, CA 93720
                                 Telecopier: 559-261-0553           Telecopier: 559-261-0553

                                 Attention: Angie Correa            Attention: Angie Correa



NationsBank, N.A.                600 Peachtree Street, 13th         600 Peachtree Street, 13th
                                 Floor                              Floor
                                 Atlanta, GA 30308                  Atlanta, GA 30308
                                 Telecopier: 404-607-6431           Telecopier: 404-607-6431

                                 Attention: Michele Boehnke         Attention: Michele Boehnke

The Provident Bank               One East Fourth Street, 249A       One East Fourth Street, 249A
                                 Cincinnati, Ohio 45202             Cincinnati, Ohio 45202
                                 Telecopier: 513-579-2858           Telecopier: 513-579-2858

                                 Attention: Janet Douglas           Attention: Janet Douglas

 Harris Trust and Savings        111 West Monroe Street             111 West Monroe Street
 Bank                            18th Fl. West                      18th Fl. West
                                 Chicago, IL 60603                  Chicago, IL 60603
                                 Telecopier: 312-293-4798           Telecopier: 312-293-4798

                                 Attention: Henry Ollie             Attention: Henry Ollie


                              LENDER PERCENTAGES
                               OF REVOLVING LOAN

LENDER                         ALLOCATION AMOUNT           COMMITMENT PERCENTAGE
------                         -----------------           ---------------------
DLJ Capital Funding, Inc.       25,000,000.00                  9.0909%

J.P. Morgan Securities, Inc.    25,000,000.00                  9.0909%

U.S. Bancorp AG Credit, Inc.    25,000,000.00                  9.0909%

LaSalle Business Credit, Inc.   16,500,000.00                  6.0000%

Mercantile Bank National Assc.  12,500,000.00                  4.5455%

Rabobank Nederland NY Branch    24,000,000.00                  8.7273%

Wells Fargo Bank                24,000,000.00                  8.7273%

NationsBank, N.A.               24,000,000.00                  8.7273%

The Provident Bank              12,500,000.00                  4.5455%

Harris Trust and Savings Bank   24,000,000.00                  8.7273%

                                                                    SCHEDULE III


           LOCATION OF INVENTORY

                                                                     SCHEDULE IV

                     LIMITS ON BORROWING BASE AVAILABILITY
                     -------------------------------------



($ amounts in
  millions)
                Jan   Feb   Mar   Apr    May   Jun   Jul   Aug   Sept   Oct   Nov   Dec
                ---   ---   ---   ---    ---   ---   ---   ---   ----   ---   ---   ---
Aggregate of    $30   $30   $40   $50    $65   $65   $65   $60   $60    $60   $60    $50
Crop Term
Accounts and
Extended Term
Accounts on a
gross basis*

                Jan   Feb   Mar   Apr    May   Jun   Jul   Aug   Sept   Oct   Nov   Dec
                ---   ---   ---   ---    ---   ---   ---   ---   ----   ---   ---   ---
Rebate          $3    $3    $3    $7     $10   $15   $20   $20   $20    $20   $20   $7
Receivables on
a margined
basis**

                Jan   Feb   Mar   Apr    May   Jun   Jul   Aug   Sept   Oct   Nov   Dec
                ---   ---   ---   ---    ---   ---   ---   ---   ----   ---   ---   ---
Prepaid         $20   $20   $15   $10    $7    $5    $3    $3    $3     $3    $3    $5
Inventory on a
margined
basis**


 *   Before applying the relevant advance rate.
 **  After applying the relevant advance rate.